EXHIBIT 2.1
                                  EXHIBIT "A-1"

                  FORM OF ROBERT D. LURIE EMPLOYMENT AGREEMENT


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                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT, dated as of __________, 1995, by and between ALL AMERICAN ADDED VALUE, INC., a corporation organized and existing under the laws of the State of California (hereinafter referred to as "Employer"), and ROBERT
D. LURIE (hereinafter referred to as "Employee").

                              W I T N E S S E T H:

         WHEREAS, Employer is a California corporation engaged in the distribution of electronic components and the performance of certain services related thereto;

         WHEREAS, Employer desires to employ Employee upon the terms and conditions set forth below and Employee desires to accept employment upon such terms and conditions; and

         WHEREAS, Employer and Employee desire to set forth in writing the terms and conditions of their agreements and understandings with respect to Employee's employment by Employer.

         NOW, THEREFORE, the parties agree as follows:

         1.       EMPLOYMENT

                  Employer hereby employs Employee, and Employee hereby accepts employment by Employer, upon all the terms and conditions set forth in this Employment Agreement. All capitalized terms used herein, which are not defined herein, shall have the respective meanings ascribed to them in that certain Merger Purchase Agreement pursuant to which this Employment Agreement is being executed (the "Purchase Agreement").

         2.       TERM

                  Subject to the provisions for earlier termination set forth in
Section 9 hereof, this Employment Agreement shall commence on the date hereof and shall continue until the close of business of the day preceding the second anniversary of the date hereof (the "Employment Term").

         3.       EMPLOYEE'S REPRESENTATIONS AND WARRANTIES

                  Employee represents and warrants to Employer that he is free to accept employment with Employer as contemplated herein and has no other written or oral obligations or commitments of any kind or nature which would in any way interfere with his acceptance of employment pursuant to the terms hereof or the full performance of his obligations hereunder or the exercise of his best efforts in his employment hereunder or which would otherwise pose any conflict of interest.

         4.       DUTIES AND EXTENT OF SERVICES

                  A. DUTIES. Employee's duties and responsibilities hereunder shall be those reasonably assigned to him from time to time by Employer. Such duties may, in Employer's discretion, consist of certain duties similar to those performed by Employee for Added Value and/or Rocky Mountain prior to the Mergers, and such other duties and responsibilities as may be reasonably requested from time to time by Employer's President, Chief Executive Officer, Executive Vice President, or Board of Directors. Employee agrees to devote his full and exclusive time, skill, attention and energy diligently and competently to perform the duties and responsibilities assigned to him hereunder, or pursuant hereto.

                  B. RULES AND REGULATIONS. Employee agrees to abide by the rules and regulations of Employer promulgated by Employer from time to time with


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respect and applicable to Employer's employees generally, which are all hereby incorporated by reference and made a part of this Employment Agreement.

                  C. PLACE OF SERVICE. Employee shall render his services generally in, and shall not be obligated to maintain his office in any place other than, Orange County, California.

         5.       COMPENSATION

                  A. BASE COMPENSATION. Subject to the provisions of Section 9 of this Employment Agreement, Employer shall pay salary to Employee ("Salary") based upon the rate of $150,000 per annum, or $12,500 per calendar month (the first month's Salary to be prorated accordingly, if necessary). Salary shall be payable in accordance with Employer's normal payroll practices for its employees and shall be subject to payroll deductions and tax withholdings in accordance with Employer's usual practices and as required by law. Presently, payroll is made on a semi-monthly basis.

                  B. BONUS COMPENSATION. In order to induce Employee to execute and deliver this Employment Agreement, in addition to the other compensation herein provided for, Employer shall pay to Employee concurrently with the execution and delivery of this Agreement incentive bonus compensation in the amount of $180,000.

         6.       FRINGE BENEFITS AND EXPENSES

                  A. EMPLOYEE BENEFITS. Employee shall not be entitled to any benefits or fringe benefits except as specifically set forth in this Employment Agreement and except for those, if any, made available by Employer from time to time, in Employer's sole discretion, to all of its other employees generally.

                  B. EXPENSES. Employer shall reimburse Employee for his reasonable out-of-pocket costs and expenses in connection with the performance of his duties and responsibilities hereunder, subject to the specific prior written approval thereof by the President of Employer or Employer's Board of Directors for any item of expense or any items of related expenses in excess of $500.

                  C. CAR ALLOWANCE. In order to defray Employee's automobile expenses incurred in connection with his duties, Employer shall pay to Employee a monthly car allowance of $500. Employer has no obligation to provide an automobile to Employee.

                  D. INCENTIVE STOCK OPTIONS. Concurrently with the execution and delivery of this Agreement, Employer shall cause Purchaser to grant to Employee options to acquire 10,000 All American Shares ("Incentive Stock Options") pursuant to Purchaser's Employees', Officers', Directors' Stock Option Plan (the "Plan"). The price at which Employee may exercise any of the Incentive Stock Options shall be the fair market value of an All American Share at the time such Incentive Stock Options are granted, as same shall be fixed by the compensation committee of Purchaser's Board of Directors on or about such time. The Incentive Stock Options shall vest over six years from the date granted, 1/6th at the end of each such year, and shall be exercisable within the seven-year period immediately following the date granted, provided that all unvested and vested and unexercised Incentive Stock Options shall expire automatically on the date that Employee voluntarily or involuntarily leaves the employ of Employer, and provided further, that, in the event Employee is Disabled, Employee shall have the right until the earlier of the one-year anniversary of the disability and the expiration date of the Incentive Stock Options to exercise all Incentive Stock Options vested and unexercised as of the date of disability. All other terms and conditions of the Incentive Stock Options shall be as set forth in the Plan or shall conform to policies and guidelines with respect to options pursuant to the Plan granted to employees of similar status.

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         7.       VACATIONS

                  Employee shall be entitled to a total of four weeks of vacation and six sick days during each full year of the Employment Term with full compensation (provided, however, that Employee shall not be entitled to be compensated for any unused vacation or sick days upon termination of this Employment Agreement). The periods during which Employee will be absent from work shall be at the reasonable discretion of Employer.

         8.       FACILITIES

                  Employer shall provide and maintain (or cause to be provided and maintained) such facilities, equipment, supplies and personnel as it deems necessary in its sole discretion for Employee's performance of his duties and responsibilities under this Employment Agreement.

         9.       TERMINATION OF EMPLOYMENT

                  A. TERMINATION EVENTS. Notwithstanding any provisions of this Employment Agreement to the contrary, this Employment Agreement may be terminated only as follows: by Employer with or without Cause (as hereinafter defined), effective upon the delivery of written notice to Employee; upon Employee's death; or upon Employee becoming Disabled (as later defined) and receiving written notice of termination from Employer to that effect.

                  B. DEFINITIONS OF CAUSE AND DISABLED. For purposes of this Employment Agreement, "Cause" shall mean and include: (i) fraud; (ii) dishonesty in performance of employment duties; (iii) commission of a felony; (iv) habitual drunkenness during business hours or at Employer's premises; (v) drug addiction or use during business hours or at Employer's premises; (vi) gross negligence in the performance of employment duties; (vii) abandonment of employment duties;
(viii) repeated insubordination; (ix) conduct on the part of Employee relating to Employer's business or his employment duties (which is not authorized, directed or approved by Employer) which results in governmental sanctions being imposed on Employer or Employee; (x) material breach by Employee of this Employment Agreement or any other written agreement between Employer and Employee governing Employee's conduct or employment whether now existing or hereafter created which, if curable, is not cured by Employee within 30 days following his receipt of written notice thereof (such notice shall specify in reasonable detail the nature of the material breach and the curative steps, if curable, required to be taken); or (xi) material breach by Added Value or Rocky Mountain or any Key Employee of any of its or his representations, warranties, covenants or obligations under the Purchase Agreement or the Guaranty and Agreement with respect to which Employee had personal involvement or knowledge and which, if curable, is not cured within 30 days following notice to Employee thereof (such notice shall specify in reasonable detail the nature of the material breach and the curative steps, if curable, required to be taken). Employee shall be deemed "Disabled" if, in Employer's reasonable judgment, Employee is unable, due to mental, emotional or physical injury or illness, to perform substantially all of his employment duties for a period of 90 consecutive days. Termination of this Employment Agreement for disability will be effective on the later of (x) the 90th day following the disability event and
(y) the date Employer gives notice of termination by reason of disability to Employee.

                  C. EFFECT OF TERMINATION FOR CAUSE OR EMPLOYEE'S RESIGNATION. In the event that this Employment Agreement is terminated by Employer with Cause, or because Employee resigns from or quits his employment, Employer shall pay to Employee, within thirty (30) days following the date of such termination, the Salary, if any, and amounts payable under Section 6, if any, accrued and unpaid through the date of such termination; and Employee shall not be entitled to any other compensation, remuneration or other sums provided for in this Employment Agreement or to which Employee might otherwise be entitled hereunder or at law or in equity.

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                  D. COMPENSATION UPON DEATH OR DISABILITY. Upon the death of
Employee, or termination because Employee is Disabled, Employer shall pay to Employee, his legal guardian or the legal representative of Employee's estate (or heir as designated by the legal representative of Employee's estate at such time), within thirty (30) days following the date of Employee's death or termination, the Salary, if any, and amounts payable under Section 6, if any, accrued and unpaid through the date of death or termination; and Employee (or such legal guardian, legal representative or any heirs) shall not be entitled to any other compensation, remuneration or other sums provided for in this Employment Agreement or to which Employee might otherwise be entitled hereunder or at law or in equity.

                  E. COMPENSATION UPON TERMINATION WITHOUT CAUSE. In the event that Employer terminates this Employment Agreement without Cause prior to the second anniversary of the date hereof, Employee's sole and exclusive compensation and remedy hereunder shall be to receive from Employer severance pay equal to (i) the amount of Salary and amounts payable under Section 6, if any, accrued and unpaid through the date of termination, and (ii) as and when payable (as if Employee had remained an employee of Employer), the Salary and amounts payable under Section 6 that Employee would have received during the period following termination until the second anniversary of the date of this Employment Agreement.

                  F. KEY-MAN INSURANCE. In the event that Employer has obtained a key-man term insurance policy (the "Policy") on the life of Employee, all proceeds payable in respect thereof shall be the property solely of Employer. In the event that Employee's employment terminates for any reason other than Employee's death, Employee may request that the Policy be assigned to Employee by giving written notice to Employer to that effect. Subject to obtaining any requisite consent from the insurer, Employer shall, if Employee has so requested, assign the Policy to Employee subject to Employee's reimbursement to Employer of any premiums paid by Employer which relate to any period following the date of termination of Employee's employment, and the cash value, if any, of the Policy. In the event that Employer desires to obtain any such Policy, Employee shall fully cooperate in Employer's efforts, including submitting to medical exams and tests and executing and delivering applications and information statements.

         10.      NON-DISCLOSURE OF CONFIDENTIAL INFORMATION

                  A. CONFIDENTIAL INFORMATION. Employee acknowledges that Employee has been informed by Employer of Employer's policy to maintain as secret and confidential all information and materials relating to (i) the financial condition, businesses and interests of Employer and its Affiliates,
(ii) the systems, Know-how and Records, products, services, costs, inventions, computer software programs, marketing and sales techniques and/or programs, methods, methodologies, manuals, lists and other trade secrets heretofore or hereafter acquired, sold, developed, maintained and/or used by Employer and its Affiliates and (iii) the nature and terms of Employer's and its Affiliates' relationships with their respective customers, suppliers, lenders, underwriters, vendors, consultants, independent contractors, attorneys, accountants and employees (all such information and materials being hereinafter collectively referred to as "Confidential Information"). Employee further acknowledges that such Confidential Information is of great value to Employer and its Affiliates and, as a result of Employee's employment by Employer, Employee will be making use of, acquiring and/or adding to such Confidential Information. Therefore, Employee understands that it is reasonably necessary to protect Employer's and its Affiliates' good will and business interests that Employee agree and, accordingly, Employee does hereby agree, that Employee will not directly or indirectly (except where authorized by the President of Employer for the benefit of Employer and/or its Affiliate(s) and/or as required in the course of his employment) at any time hereafter divulge or disclose for any purpose whatsoever to any persons, firms, corporations or other entities other than Employer or its Affiliates (hereinafter referred to collectively as "Third Parties"), or use or

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cause or authorize any Third Parties to use, any such Confidential Information, except as otherwise required by law.

                  B. EMPLOYER'S MATERIALS. In accordance with the foregoing, Employee furthermore agrees that (i) Employee will at no time retain or remove from the premises of Employer or its Affiliates any products, prototypes, drawings, notebooks, software programs or discs or similar containers of software, manuals, data, books, records, materials or documents of any kind or description for any purpose unconnected with the strict performance of Employee's duties with Employer and (ii) upon the cessation or termination of Employee's employment with Employer for any reason, Employee shall forthwith deliver or cause to be delivered up to Employer any and all drawings, notebooks, software programs or discs or similar containers of software, manuals, data, books, records, materials and other documents and materials in Employee's possession or under Employee's control relating to any Confidential Information or any other material or thing which is otherwise the property of Employer or its Affiliates.

         11.      COVENANT-NOT-TO-COMPETE

                  In view of (a) the Confidential Information known to and to be obtained by or disclosed to Employee (including, without limitation, Employee's knowledge of, and familiarity and relationships with, Employer's other employees and Employer's customers and suppliers), (b) the know-how acquired and to be acquired by Employee, (c) the substantial consideration paid and payable to Employee under the Purchase Agreement, and to Employee under this Employment Agreement, and (d) the sale of the good will of the business embodied in the Purchase Agreement, and as a material inducement to Employer to enter into this Employment Agreement and to employ Employee and to pay to Employee the substantial compensation Employee will be receiving, Employee covenants and agrees that, for as long as Employee is employed by Employer and for a period of two (2) years after the later of (i) the date Employee ceases for any reason to be employed by Employer and (ii) the date Employee ceases to receive any Salary (as severance pay or otherwise) from Employer, Employee shall not, directly or indirectly, (A) sell any products or services sold or offered by Employer or its Affiliates (including either of the Corporations) to any customer or former customer of Employer or its Affiliates (including either of the Corporations),
(B) obtain for resale from any supplier of Employer or its Affiliates (including either of the Corporations) any products of the type Employer or its Affiliates (including either of the Corporations) purchases or has purchased for resale,
(C) solicit the services of, or hire, directly or indirectly, whether on his own behalf or on behalf of others, any managerial or executive employee or salesperson of Employer or its Affiliates (including either of the Corporations) or who was employed by Employer or any of Employer's Affiliates (including either of the Corporations) at any time during the period commencing one year prior to the commencement of the Employment Term and ending on the date of termination of Employee's employment, (D) obtain any interest in, any employment with, or any right to participate in, directly or indirectly, any enterprise competitive with the business of Employer or its Affiliates (including either of the Corporations) anywhere within the continental United States which provides goods or services to customers located in any county or city in which either Corporation has provided goods or services to customers during the one-year period ending on the date hereof or located in any county or city in which either Surviving Corporation has provided goods or services to customers during the Employment Term (the "Geographical Territory"), or (E) otherwise assist any person or entity in so competing, or in any capacity engage in any activity or business, passively or actively, as an owner, participant, employee or agent, competitive with the business of Employer or its Affiliates (including either of the Corporations) in any county or city within the continental United States which provides goods or services to customers located in the Geographical Territory (provided that the restrictions in (D) and (E) shall not in any event continue, with respect to any county or city within the Geographical Territory, beyond the time that Employer or any of its Affiliates ceases to carry on a like business therein). The foregoing restriction shall not prevent Employee from accepting employment as a

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manufacturer's representative at any time following December 31, 1997 if such manufacturer is not a major supplier of Employer or its Affiliates (including either of the Corporations) and Employee's termination of employment occurred for a reason other than Cause. A major supplier of Employer or its Affiliates (including either of the Corporations) is one whose products account for 5% or more of the sales of Employer or of any Affiliate of Employer or of Employer and its Affiliates viewed as a group. Employee acknowledges that the business of Employer and its Affiliates is national in scope, that one can effectively compete with such business in the Geographical Territory from anywhere in the continental United States, and that, therefore, such geographical area of restriction is reasonable in the circumstances to protect Employer's legitimate business interests. The covenants and restrictions contained in this Section 11 are intended to be separate and divisible from, and operate concurrently with, the similar covenants and restrictions contained in the Restrictive Covenant and are each intended to be separately enforceable. Any differences between the covenants and restrictions contained herein and therein, such as with respect to time period restrictions, are intentional.

         12.      EMPLOYER'S REMEDIES FOR BREACH OF SECTIONS 10 AND 11

                  Employee covenants and agrees that if Employee shall violate or breach any of Employee's covenants or agreements provided for in Sections 10 or 11 hereof, Employer and/or its Affiliates shall be entitled to an accounting and repayment of all profits, compensation, commissions, remunerations and benefits which Employee directly or indirectly has realized and realizes as a result of, growing out of or in connection with any such violation or breach. In addition, in the event of a breach or violation or threatened or imminent breach or violation of any provisions of Sections 10 or 11 hereof, Employer and/or its Affiliates shall be entitled to a temporary and permanent injunction or any other appropriate decree of specific performance or equitable relief (without being required to post bond or other security) from a court of competent jurisdiction in order to prevent, prohibit or restrain any such breach or violation or threatened or imminent breach or violation by Employee, by Employee's partners, agents, representatives, servants, employers or employees and/or by any Third Parties. Employer shall be entitled to such injunctive or other equitable relief in addition to any damages which are suffered, together with reasonable attorneys' and paralegals' fees and costs and other costs incurred in connection with any such litigation, both before and at trial and at all tribunal levels. It is understood that resort by Employer and/or its Affiliates to such injunctive or other equitable relief shall not be deemed to waive or to limit in any respect any other rights or remedies which Employer or its Affiliates may have with respect to such breach or violation. Employer's Affiliates may enforce these provisions directly in their own names and right.

         13.      REASONABLENESS OF RESTRICTIONS

                  A. REASONABLENESS. Employee acknowledges that any breach or violation of Section 10 or 11 hereof will cause irreparable injury and damage and incalculable harm to Employer and its Affiliates and that it would be very difficult or impossible to measure all of the damages resulting from any such breach or violation. Employee further acknowledges that Employee has carefully read and considered the provisions of Sections 10, 11 and 12 hereof and, having done so, agrees that the restrictions and remedies set forth in such Sections (including, but not limited to, the time period, geographical and types of restrictions imposed) are fair and reasonable and are reasonably required for the protection of the business, trade secrets, interests and good will of Employer and its Affiliates. Employee further acknowledges that Employee's covenants in Sections 10 and 11 have been made to induce Employer to complete the Merger to which it was a party pursuant to the Purchase Agreement, but for which this Employment Agreement would not have been possible.

                  B. SEVERABILITY. Employee understands and intends that each provision and restriction agreed to by Employee in Sections 10, 11 and 12 hereof

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shall be construed as separate and divisible from every other provision and restriction. In the event that any one of the provisions of, or restrictions in, Sections 10, 11 and/or 12 hereof shall be held to be invalid or unenforceable, and is not reformed by a court of competent jurisdiction, the remaining provisions thereof and restrictions therein shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable provisions or restrictions had not been included. In the event that any such provision relating to time period, geographical and/or type of restriction shall be declared by a court of competent jurisdiction to exceed the maximum or permissible time period, geographical or type of restriction such court deems reasonable and enforceable, said time period, geographical and/or type of restriction shall be deemed to become and shall thereafter be the maximum time period, geographical area and/or type of restriction which such court deems reasonable and enforceable.

                  C. SURVIVABILITY. The restrictions, acknowledgements, covenants and agreements of Employee set forth in Sections 10, 11, 12 and 13 of this Employment Agreement shall survive any termination of this Employment Agreement or of Employee's employment (for any reason, including expiration of the Employment Term).

         14.      LAW APPLICABLE

                  This Employment Agreement shall be governed by and construed pursuant to the laws of the State of California.

         15.      NOTICES

                  Any notices required or permitted to be given pursuant to this Employment Agreement shall be sufficient, if in writing and sent in the manner required and/or permitted in the Purchase Agreement.

         16.      SUCCESSION

                  This Employment Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, heirs, assignees and/or successors in interest of any kind whatever; provided, however, that Employee acknowledges and agrees that he cannot assign or delegate any of his rights, duties, responsibilities or obligations hereunder to any other person or entity. Employer shall have the right to assign its rights and delegate its duties under this Employment Agreement.

         17.      ENTIRE AGREEMENT

                  This Employment Agreement constitutes the entire final agreement between the parties with respect to, and supersedes any and all prior agreements between the parties hereto both oral and written concerning, the subject matter hereof and may not be amended, modified or terminated except by a writing signed by the parties hereto.

         18.      SEVERABILITY

                  If any provision of this Employment Agreement shall be held to be invalid or unenforceable, and is not reformed by a court of competent jurisdiction, such invalidity or unenforceability shall attach only to such provision and shall not in any way affect or render invalid or unenforceable any other provision of this Employment Agreement, and this Employment Agreement shall be carried out as if such invalid or unenforceable provision were not herein contained.

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         19.      NO WAIVER

                  A waiver of any breach or violation of any term, provision or covenant herein contained shall not be deemed a continuing waiver or a waiver of any future or past breach or violation. No oral waiver shall be binding.

         20.      ATTORNEYS' FEES

                  In the event that either of the parties to this Employment Agreement institutes suit against the other party to this Employment Agreement to enforce or declare any of his or its rights hereunder, the prevailing party in such action shall be entitled to recover from the other party all reasonable costs thereof, including reasonable attorneys' and paralegals' fees and costs incurred before and at trial and at all tribunal levels, and whether or not suit or any other proceeding is instituted.

         21.      COUNTERPARTS

                  This Employment Agreement may be executed in counterparts, each of which shall be an original, but both of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands on the day and year first above written.

                                           EMPLOYER:

                                           ALL AMERICAN ADDED VALUE, INC., a
                                           California corporation

                                           By:_____________________________
                                           Title:__________________________

                                           EMPLOYEE:

                                           ---------------------------------
                                           ROBERT D. LURIE


                                                         8


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                                  EXHIBIT "A-2"

                    FORM OF WAYNE VANNOY EMPLOYMENT AGREEMENT


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                              EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT, dated as of __________, 1995, by and between ALL AMERICAN A.V.E.D., INC., a corporation organized and existing under the laws of the State of Colorado (hereinafter referred to as "Employer"), and WAYNE VANNOY (hereinafter referred to as "Employee").

                              W I T N E S S E T H:

         WHEREAS, Employer is a Colorado corporation engaged in the distribution of electronic components and the performance of certain services related thereto;

         WHEREAS, Employer desires to employ Employee upon the terms and conditions set forth below and Employee desires to accept employment upon such terms and conditions; and

         WHEREAS, Employer and Employee desire to set forth in writing the terms and conditions of their agreements and understandings with respect to Employee's employment by Employer.

         NOW, THEREFORE, the parties agree as follows:

         1.       EMPLOYMENT

                  Employer hereby employs Employee, and Employee hereby accepts employment by Employer, upon all the terms and conditions set forth in this Employment Agreement. All capitalized terms used herein, which are not defined herein, shall have the respective meanings ascribed to them in that certain Merger Purchase Agreement pursuant to which this Employment Agreement is being executed (the "Purchase Agreement").

         2.       TERM

                  Subject to the provisions for earlier termination set forth in
Section 9 hereof, this Employment Agreement shall commence on the date hereof and shall continue until the close of business of the day preceding the second anniversary of the date hereof (the "Employment Term").

         3.       EMPLOYEE'S REPRESENTATIONS AND WARRANTIES

                  Employee represents and warrants to Employer that he is free to accept employment with Employer as contemplated herein and has no other written or oral obligations or commitments of any kind or nature which would in any way interfere with his acceptance of employment pursuant to the terms hereof or the full performance of his obligations hereunder or the exercise of his best efforts in his employment hereunder or which would otherwise pose any conflict of interest.

         4.       DUTIES AND EXTENT OF SERVICES

                  A. DUTIES. Employee's duties and responsibilities hereunder shall be those reasonably assigned to him from time to time by Employer. Such duties may, in Employer's discretion, consist of certain duties similar to those performed by Employee for Added Value and/or Rocky Mountain prior to the Mergers, and such other duties and responsibilities as may be reasonably requested from time to time by Employer's President, Chief Executive Officer, Executive Vice President, or Board of Directors. Employee agrees to devote his full and exclusive time, skill, attention and energy diligently and competently to perform the duties and responsibilities assigned to him hereunder, or pursuant hereto.

                  B. RULES AND REGULATIONS. Employee agrees to abide by the rules and regulations of Employer promulgated by Employer from time to time with respect and applicable to Employer's employees generally, which are all hereby incorporated by reference and made a part of this Employment Agreement.

                  C. PLACE OF SERVICE. Employee shall render his services generally in, and shall not be obligated to maintain his office in any place other than, Wheat Ridge or the greater Denver metropolitan area, Colorado.

         5.       COMPENSATION

                  A. BASE COMPENSATION. Subject to the provisions of Section 9 of this Employment Agreement, Employer shall pay salary to Employee ("Salary") based upon the rate of $135,000 per annum, or $11,250 per calendar month (the first month's Salary to be prorated accordingly, if necessary). Salary shall be payable in accordance with Employer's normal payroll practices for its employees and shall be subject to payroll deductions and tax withholdings in accordance with Employer's usual practices and as required by law. Presently, payroll is made on a semi-monthly basis.

                  B. BONUS COMPENSATION. In order to induce Employee to execute and deliver this Employment Agreement, in addition to the other compensation herein provided for, Employer shall pay to Employee concurrently with the execution and delivery of this Agreement incentive bonus compensation in the amount of $200,000.

         6.       FRINGE BENEFITS AND EXPENSES

                  A. EMPLOYEE BENEFITS. Employee shall not be entitled to any benefits or fringe benefits except as specifically set forth in this Employment Agreement and except for those, if any, made available by Employer from time to time, in Employer's sole discretion, to all of its other employees generally.

                  B. EXPENSES. Employer shall reimburse Employee for his reasonable out-of-pocket costs and expenses in connection with the performance of his duties and responsibilities hereunder, subject to the specific prior written approval thereof by the President of Employer or Employer's Board of Directors for any item of expense or any items of related expenses in excess of $500.

                  C. CAR ALLOWANCE. In order to defray Employee's automobile expenses incurred in connection with his duties, Employer shall pay to Employee a monthly car allowance of $500. Employer has no obligation to provide an automobile to Employee.

                  D. INCENTIVE STOCK OPTIONS. Concurrently with the execution and delivery of this Agreement, Employer shall cause Purchaser to grant to Employee options to acquire 10,000 All American Shares ("Incentive Stock Options") pursuant to Purchaser's Employees', Officers', Directors' Stock Option Plan (the "Plan"). The price at which Employee may exercise any of the Incentive Stock Options shall be the fair market value of an All American Share at the time such Incentive Stock Options are granted, as same shall be fixed by the compensation committee of Purchaser's Board of Directors on or about such time. The Incentive Stock Options shall vest over six years from the date granted, 1/6th at the end of each such year, and shall be exercisable within the seven-year period immediately following the date granted, provided that all unvested and vested and unexercised Incentive Stock Options shall expire automatically on the date that Employee voluntarily or involuntarily leaves the employ of Employer, and provided further, that, in the event Employee is Disabled, Employee shall have the right until the earlier of the one-year anniversary of the disability and the expiration date of the Incentive Stock Options to exercise all Incentive Stock Options vested and unexercised as of the date of disability. All other terms and conditions of the Incentive Stock Options shall be as set forth in the Plan or shall conform to policies and guidelines with respect to options pursuant to the Plan granted to employees of similar status.

         7.       VACATIONS

                  Employee shall be entitled to a total of four weeks of vacation and six sick days during each full year of the Employment Term with full compensation (provided, however, that Employee shall not be entitled to be compensated for any unused vacation or sick days upon termination of this Employment Agreement). The periods during which Employee will be absent from work shall be at the reasonable discretion of Employer.

         8.       FACILITIES

                  Employer shall provide and maintain (or cause to be provided and maintained) such facilities, equipment, supplies and personnel as it deems necessary in its sole discretion for Employee's performance of his duties and responsibilities under this Employment Agreement.

         9.       TERMINATION OF EMPLOYMENT

                  A. TERMINATION EVENTS. Notwithstanding any provisions of this Employment Agreement to the contrary, this Employment Agreement may be terminated only as follows: by Employer with or without Cause (as hereinafter defined), effective upon the delivery of written notice to Employee; upon Employee's death; or upon Employee becoming Disabled (as later defined) and receiving written notice of termination from Employer to that effect.

                  B. DEFINITIONS OF CAUSE AND DISABLED. For purposes of this Employment Agreement, "Cause" shall mean and include: (i) fraud; (ii) dishonesty in performance of employment duties; (iii) commission of a felony; (iv) habitual drunkenness during business hours or at Employer's premises; (v) drug addiction or use during business hours or at Employer's premises; (vi) gross negligence in the performance of employment duties; (vii) abandonment of employment duties;
(viii) repeated insubordination; (ix) conduct on the part of Employee relating to Employer's business or his employment duties (which is not authorized, directed or approved by Employer) which results in governmental sanctions being imposed on Employer or Employee; (x) material breach by Employee of this Employment Agreement or any other written agreement between Employer and Employee governing Employee's conduct or employment whether now existing or hereafter created which, if curable, is not cured by Employee within 30 days following his receipt of written notice thereof (such notice shall specify in reasonable detail the nature of the material breach and the curative steps, if curable, required to be taken); or (xi) material breach by Added Value or Rocky Mountain or any Key Employee of any of its or his representations, warranties, covenants or obligations under the Purchase Agreement or the Guaranty and Agreement with respect to which Employee had personal involvement or knowledge and which, if curable, is not cured within 30 days following notice to Employee thereof (such notice shall specify in reasonable detail the nature of the material breach and the curative steps, if curable, required to be taken). Employee shall be deemed "Disabled" if, in Employer's reasonable judgment, Employee is unable, due to mental, emotional or physical injury or illness, to perform substantially all of his employment duties for a period of 90 consecutive days. Termination of this Employment Agreement for disability will be effective on the later of (x) the 90th day following the disability event and
(y) the date Employer gives notice of termination by reason of disability to Employee.

                  C. EFFECT OF TERMINATION FOR CAUSE OR EMPLOYEE'S RESIGNATION. In the event that this Employment Agreement is terminated by Employer with Cause, or because Employee resigns from or quits his employment, Employer shall pay to Employee, within thirty (30) days following the date of such termination, the Salary, if any, and amounts payable under Section 6, if any, accrued and unpaid through the date of such termination; and Employee shall not be entitled to any other compensation, remuneration or other sums provided for in this Employment Agreement or to which Employee might otherwise be entitled hereunder or at law or in equity.

                  D. COMPENSATION UPON DEATH OR DISABILITY. Upon the death of Employee, or termination because Employee is Disabled, Employer shall pay to Employee, his legal guardian or the legal representative of Employee's estate (or heir as designated by the legal representative of Employee's estate at such time), within thirty (30) days following the date of Employee's death or termination, the Salary, if any, and amounts payable under Section 6, if any, accrued and unpaid through the date of death or termination; and Employee (or such legal guardian, legal representative or any heirs) shall not be entitled to any other compensation, remuneration or other sums provided for in this Employment Agreement or to which Employee might otherwise be entitled hereunder or at law or in equity.

                  E. COMPENSATION UPON TERMINATION WITHOUT CAUSE. In the event that Employer terminates this Employment Agreement without Cause prior to the second anniversary of the date hereof, Employee's sole and exclusive compensation and remedy hereunder shall be to receive from Employer severance pay equal to (i) the amount of Salary and amounts payable under Section 6, if any, accrued and unpaid through the date of termination, and (ii) as and when payable (as if Employee had remained an employee of Employer), the Salary and amounts payable under Section 6 that Employee would have received during the period following termination until the second anniversary of the date of this Employment Agreement.

                  F. KEY-MAN INSURANCE. In the event that Employer has obtained a key-man term insurance policy (the "Policy") on the life of Employee, all proceeds payable in respect thereof shall be the property solely of Employer. In the event that Employee's employment terminates for any reason other than Employee's death, Employee may request that the Policy be assigned to Employee by giving written notice to Employer to that effect. Subject to obtaining any requisite consent from the insurer, Employer shall, if Employee has so requested, assign the Policy to Employee subject to Employee's reimbursement to Employer of any premiums paid by Employer which relate to any period following the date of termination of Employee's employment, and the cash value, if any, of the Policy. In the event that Employer desires to obtain any such Policy, Employee shall fully cooperate in Employer's efforts, including submitting to medical exams and tests and executing and delivering applications and information statements.

         10.      NON-DISCLOSURE OF CONFIDENTIAL INFORMATION

                  A. CONFIDENTIAL INFORMATION. Employee acknowledges that Employee has been informed by Employer of Employer's policy to maintain as secret and confidential all information and materials relating to (i) the financial condition, businesses and interests of Employer and its Affiliates,
(ii) the systems, Know-how and Records, products, services, costs, inventions, computer software programs, marketing and sales techniques and/or programs, methods, methodologies, manuals, lists and other trade secrets heretofore or hereafter acquired, sold, developed, maintained and/or used by Employer and its Affiliates and (iii) the nature and terms of Employer's and its Affiliates' relationships with their respective customers, suppliers, lenders, underwriters, vendors, consultants, independent contractors, attorneys, accountants and employees (all such information and materials being hereinafter collectively referred to as "Confidential Information"). Employee further acknowledges that such Confidential Information is of great value to Employer and its Affiliates and, as a result of Employee's employment by Employer, Employee will be making use of, acquiring and/or adding to such Confidential Information. Therefore, Employee understands that it is reasonably necessary to protect Employer's and its Affiliates' good will and business interests that Employee agree and, accordingly, Employee does hereby agree, that Employee will not directly or indirectly (except where authorized by the President of Employer for the benefit of Employer and/or its Affiliate(s) and/or as required in the course of his employment) at any time hereafter divulge or disclose for any purpose whatsoever to any persons, firms, corporations or other entities other than Employer or its Affiliates (hereinafter referred to collectively as "Third Parties"), or use or cause or authorize any Third Parties to use, any such Confidential Information, except as otherwise required by law.

                  B. EMPLOYER'S MATERIALS. In accordance with the foregoing, Employee furthermore agrees that (i) Employee will at no time retain or remove from the premises of Employer or its Affiliates any products, prototypes, drawings, notebooks, software programs or discs or similar containers of software, manuals, data, books, records, materials or documents of any kind or description for any purpose unconnected with the strict performance of Employee's duties with Employer and (ii) upon the cessation or termination of Employee's employment with Employer for any reason, Employee shall forthwith deliver or cause to be delivered up to Employer any and all drawings, notebooks, software programs or discs or similar containers of software, manuals, data, books, records, materials and other documents and materials in Employee's possession or under Employee's control relating to any Confidential Information or any other material or thing which is otherwise the property of Employer or its Affiliates.

         11.      COVENANT-NOT-TO-COMPETE

                  In view of (a) the Confidential Information known to and to be obtained by or disclosed to Employee (including, without limitation, Employee's knowledge of, and familiarity and relationships with, Employer's other employees and Employer's customers and suppliers), (b) the know-how acquired and to be acquired by Employee, (c) the substantial consideration paid and payable to Employee under the Purchase Agreement, and to Employee under this Employment Agreement, and (d) the sale of the good will of the business embodied in the Purchase Agreement, and as a material inducement to Employer to enter into this Employment Agreement and to employ Employee and to pay to Employee the substantial compensation Employee will be receiving, Employee covenants and agrees that, for as long as Employee is employed by Employer and for a period of two (2) years after the later of (i) the date Employee ceases for any reason to be employed by Employer and (ii) the date Employee ceases to receive any Salary (as severance pay or otherwise) from Employer, Employee shall not, directly or indirectly, (A) sell any products or services sold or offered by Employer or its Affiliates (including either of the Corporations) to any customer or former customer of Employer or its Affiliates (including either of the Corporations),
(B) obtain for resale from any supplier of Employer or its Affiliates (including either of the Corporations) any products of the type Employer or its Affiliates (including either of the Corporations) purchases or has purchased for resale,
(C) solicit the services of, or hire, directly or indirectly, whether on his own behalf or on behalf of others, any managerial or executive employee or salesperson of Employer or its Affiliates (including either of the Corporations) or who was employed by Employer or any of Employer's Affiliates (including either of the Corporations) at any time during the period commencing one year prior to the commencement of the Employment Term and ending on the date of termination of Employee's employment, (D) obtain any interest in, any employment with, or any right to participate in, directly or indirectly, any enterprise competitive with the business of Employer or its Affiliates (including either of the Corporations) anywhere within the continental United States which provides goods or services to customers located in any county or city in which either Corporation has provided goods or services to customers during the one-year period ending on the date hereof or located in any county or city in which either Surviving Corporation has provided goods or services to customers during the Employment Term (the "Geographical Territory"), or (E) otherwise assist any person or entity in so competing, or in any capacity engage in any activity or business, passively or actively, as an owner, participant, employee or agent, competitive with the business of Employer or its Affiliates (including either of the Corporations) in any county or city within the continental United States which provides goods or services to customers located in the Geographical Territory (provided that the restrictions in (D) and (E) shall not in any event continue, with respect to any county or city within the Geographical Territory, beyond the time that Employer or any of its Affiliates ceases to carry on a like business therein). The foregoing restriction shall not prevent Employee from accepting employment as a manufacturer's representative at any time following December 31, 1997 if such manufacturer is not a major supplier of Employer or its Affiliates (including either of the Corporations) and Employee's termination of employment occurred for a reason other than Cause. A major supplier of Employer or its Affiliates (including either of the Corporations) is one whose products account for 5% or more of the sales of Employer or of any Affiliate of Employer or of Employer and its Affiliates viewed as a group. Employee acknowledges that the business of Employer and its Affiliates is national in scope, that one can effectively compete with such business in the Geographical Territory from anywhere in the continental United States, and that, therefore, such geographical area of restriction is reasonable in the circumstances to protect Employer's legitimate business interests. The covenants and restrictions contained in this Section 11 are intended to be separate and divisible from, and operate concurrently with, the similar covenants and restrictions contained in the Restrictive Covenant and are each intended to be separately enforceable. Any differences between the covenants and restrictions contained herein and therein, such as with respect to time period restrictions, are intentional.

         12.      EMPLOYER'S REMEDIES FOR BREACH OF SECTIONS 10 AND 11

                  Employee covenants and agrees that if Employee shall violate or breach any of Employee's covenants or agreements provided for in Sections 10 or 11 hereof, Employer and/or its Affiliates shall be entitled to an accounting and repayment of all profits, compensation, commissions, remunerations and benefits which Employee directly or indirectly has realized and realizes as a result of, growing out of or in connection with any such violation or breach. In addition, in the event of a breach or violation or threatened or imminent breach or violation of any provisions of Sections 10 or 11 hereof, Employer and/or its Affiliates shall be entitled to a temporary and permanent injunction or any other appropriate decree of specific performance or equitable relief (without being required to post bond or other security) from a court of competent jurisdiction in order to prevent, prohibit or restrain any such breach or violation or threatened or imminent breach or violation by Employee, by Employee's partners, agents, representatives, servants, employers or employees and/or by any Third Parties. Employer shall be entitled to such injunctive or other equitable relief in addition to any damages which are suffered, together with reasonable attorneys' and paralegals' fees and costs and other costs incurred in connection with any such litigation, both before and at trial and at all tribunal levels. It is understood that resort by Employer and/or its Affiliates to such injunctive or other equitable relief shall not be deemed to waive or to limit in any respect any other rights or remedies which Employer or its Affiliates may have with respect to such breach or violation. Employer's Affiliates may enforce these provisions directly in their own names and right.

         13.      REASONABLENESS OF RESTRICTIONS

                  A. REASONABLENESS. Employee acknowledges that any breach or violation of Section 10 or 11 hereof will cause irreparable injury and damage and incalculable harm to Employer and its Affiliates and that it would be very difficult or impossible to measure all of the damages resulting from any such breach or violation. Employee further acknowledges that Employee has carefully read and considered the provisions of Sections 10, 11 and 12 hereof and, having done so, agrees that the restrictions and remedies set forth in such Sections (including, but not limited to, the time period, geographical and types of restrictions imposed) are fair and reasonable and are reasonably required for the protection of the business, trade secrets, interests and good will of Employer and its Affiliates. Employee further acknowledges that Employee's covenants in Sections 10 and 11 have been made to induce Employer to complete the Merger to which it was a party pursuant to the Purchase Agreement, but for which this Employment Agreement would not have been possible.

                  B. SEVERABILITY. Employee understands and intends that each provision and restriction agreed to by Employee in Sections 10, 11 and 12 hereof shall be construed as separate and divisible from every other provision and restriction. In the event that any one of the provisions of, or restrictions in, Sections 10, 11 and/or 12 hereof shall be held to be invalid or unenforceable, and is not reformed by a court of competent jurisdiction, the remaining provisions thereof and restrictions therein shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable provisions or restrictions had not been included. In the event that any such provision relating to time period, geographical and/or type of restriction shall be declared by a court of competent jurisdiction to exceed the maximum or permissible time period, geographical or type of restriction such court deems reasonable and enforceable, said time period, geographical and/or type of restriction shall be deemed to become and shall thereafter be the maximum time period, geographical area and/or type of restriction which such court deems reasonable and enforceable.

                  C. SURVIVABILITY. The restrictions, acknowledgements, covenants and agreements of Employee set forth in Sections 10, 11, 12 and 13 of this Employment Agreement shall survive any termination of this Employment Agreement or of Employee's employment (for any reason, including expiration of the Employment Term).

         14.      LAW APPLICABLE

                  This Employment Agreement shall be governed by and construed pursuant to the laws of the State of Colorado.

         15.      NOTICES

                  Any notices required or permitted to be given pursuant to this Employment Agreement shall be sufficient, if in writing and sent in the manner required and/or permitted in the Purchase Agreement.

         16.      SUCCESSION

                  This Employment Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, heirs, assignees and/or successors in interest of any kind whatever; provided, however, that Employee acknowledges and agrees that he cannot assign or delegate any of his rights, duties, responsibilities or obligations hereunder to any other person or entity. Employer shall have the right to assign its rights and delegate its duties under this Employment Agreement.

         17.      ENTIRE AGREEMENT

                  This Employment Agreement constitutes the entire final agreement between the parties with respect to, and supersedes any and all prior agreements between the parties hereto both oral and written concerning, the subject matter hereof and may not be amended, modified or terminated except by a writing signed by the parties hereto.

         18.      SEVERABILITY

                  If any provision of this Employment Agreement shall be held to be invalid or unenforceable, and is not reformed by a court of competent jurisdiction, such invalidity or unenforceability shall attach only to such provision and shall not in any way affect or render invalid or unenforceable any other provision of this Employment Agreement, and this Employment Agreement shall be carried out as if such invalid or unenforceable provision were not herein contained.

         19.      NO WAIVER

                  A waiver of any breach or violation of any term, provision or covenant herein contained shall not be deemed a continuing waiver or a waiver of any future or past breach or violation. No oral waiver shall be binding.

         20.      ATTORNEYS' FEES

                  In the event that either of the parties to this Employment Agreement institutes suit against the other party to this Employment Agreement to enforce or declare any of his or its rights hereunder, the prevailing party in such action shall be entitled to recover from the other party all reasonable costs thereof, including reasonable attorneys' and paralegals' fees and costs incurred before and at trial and at all tribunal levels, and whether or not suit or any other proceeding is instituted.

         21.      COUNTERPARTS

                  This Employment Agreement may be executed in counterparts, each of which shall be an original, but both of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands on the day and year first above written.

                                      EMPLOYER:

                                      ALL AMERICAN A.V.E.D., INC., a Colorado
                                      corporation

                                      By:_____________________________
                                      Title:__________________________

                                      EMPLOYEE:

                                      ---------------------------------
                                      WAYNE VANNOY

                                  EXHIBIT "A-3"

                   FORM OF GARY R. MILLER EMPLOYMENT AGREEMENT

                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT, dated as of __________, 1995, by and between ALL AMERICAN ADDED VALUE, INC., a corporation organized and existing under the laws of the State of California (hereinafter referred to as "Employer"), and GARY R. MILLER (hereinafter referred to as "Employee").

                              W I T N E S S E T H:

         WHEREAS, Employer is a California corporation engaged in the distribution of electronic components and the performance of certain services related thereto;

         WHEREAS, Employer desires to employ Employee upon the terms and conditions set forth below and Employee desires to accept employment upon such terms and conditions; and

         WHEREAS, Employer and Employee desire to set forth in writing the terms and conditions of their agreements and understandings with respect to Employee's employment by Employer.

         NOW, THEREFORE, the parties agree as follows:

         1.       EMPLOYMENT

                  Employer hereby employs Employee, and Employee hereby accepts employment by Employer, upon all the terms and conditions set forth in this Employment Agreement. All capitalized terms used herein, which are not defined herein, shall have the respective meanings ascribed to them in that certain Merger Purchase Agreement pursuant to which this Employment Agreement is being executed (the "Purchase Agreement").

         2.       TERM

                  Subject to the provisions for earlier termination set forth in
Section 9 hereof, this Employment Agreement shall commence on the date hereof and shall continue until the close of business of the day preceding the second anniversary of the date hereof (the "Employment Term").

         3.       EMPLOYEE'S REPRESENTATIONS AND WARRANTIES

                  Employee represents and warrants to Employer that he is free to accept employment with Employer as contemplated herein and has no other written or oral obligations or commitments of any kind or nature which would in any way interfere with his acceptance of employment pursuant to the terms hereof or the full performance of his obligations hereunder or the exercise of his best efforts in his employment hereunder or which would otherwise pose any conflict of interest.

         4.       DUTIES AND EXTENT OF SERVICES

                  A. DUTIES. Employee's duties and responsibilities hereunder shall be those reasonably assigned to him from time to time by Employer. Such duties may, in Employer's discretion, consist of certain duties similar to those performed by Employee for Added Value and/or Rocky Mountain prior to the Mergers, and such other duties and responsibilities as may be reasonably requested from time to time by Employer's President, Chief Executive Officer, Executive Vice President, or Board of Directors. Employee agrees to devote his full and exclusive time, skill, attention and energy diligently and competently to perform the duties and responsibilities assigned to him hereunder, or pursuant hereto.

                  B. RULES AND REGULATIONS. Employee agrees to abide by the rules and regulations of Employer promulgated by Employer from time to time with respect and applicable to Employer's employees generally, which are all hereby incorporated by reference and made a part of this Employment Agreement.

                  C. PLACE OF SERVICE. Employee shall render his services generally in, and shall not be obligated to maintain his office in any place other than, Orange County, California.

         5.       COMPENSATION

                  A. BASE COMPENSATION. Subject to the provisions of Section 9 of this Employment Agreement, Employer shall pay salary to Employee ("Salary") based upon the rate of $150,000 per annum, or $12,500 per calendar month (the first month's Salary to be prorated accordingly, if necessary). Salary shall be payable in accordance with Employer's normal payroll practices for its employees and shall be subject to payroll deductions and tax withholdings in accordance with Employer's usual practices and as required by law. Presently, payroll is made on a semi-monthly basis.

                  B. BONUS COMPENSATION. In order to induce Employee to execute and deliver this Employment Agreement, in addition to the other compensation herein provided for, Employer shall pay to Employee concurrently with the execution and delivery of this Agreement incentive bonus compensation in the amount of $180,000.

         6.       FRINGE BENEFITS AND EXPENSES

                  A. EMPLOYEE BENEFITS. Employee shall not be entitled to any benefits or fringe benefits except as specifically set forth in this Employment Agreement and except for those, if any, made available by Employer from time to time, in Employer's sole discretion, to all of its other employees generally.

                  B. EXPENSES. Employer shall reimburse Employee for his reasonable out-of-pocket costs and expenses in connection with the performance of his duties and responsibilities hereunder, subject to the specific prior written approval thereof by the President of Employer or Employer's Board of Directors for any item of expense or any items of related expenses in excess of $500.

                  C. CAR ALLOWANCE. In order to defray Employee's automobile expenses incurred in connection with his duties, Employer shall pay to Employee a monthly car allowance of $500. Employer has no obligation to provide an automobile to Employee.

                  D. INCENTIVE STOCK OPTIONS. Concurrently with the execution and delivery of this Agreement, Employer shall cause Purchaser to grant to Employee options to acquire 10,000 All American Shares ("Incentive Stock Options") pursuant to Purchaser's Employees', Officers', Directors' Stock Option Plan (the "Plan"). The price at which Employee may exercise any of the Incentive Stock Options shall be the fair market value of an All American Share at the time such Incentive Stock Options are granted, as same shall be fixed by the compensation committee of Purchaser's Board of Directors on or about such time. The Incentive Stock Options shall vest over six years from the date granted, 1/6th at the end of each such year, and shall be exercisable within the seven-year period immediately following the date granted, provided that all unvested and vested and unexercised Incentive Stock Options shall expire automatically on the date that Employee voluntarily or involuntarily leaves the employ of Employer, and provided further, that, in the event Employee is Disabled, Employee shall have the right until the earlier of the one-year anniversary of the disability and the expiration date of the Incentive Stock Options to exercise all Incentive Stock Options vested and unexercised as of the date of disability. All other terms and conditions of the Incentive Stock Options shall be as set forth in the Plan or shall conform to policies and guidelines with respect to options pursuant to the Plan granted to employees of similar status.

         7.       VACATIONS

                  Employee shall be entitled to a total of four weeks of vacation and six sick days during each full year of the Employment Term with full compensation (provided, however, that Employee shall not be entitled to be compensated for any unused vacation or sick days upon termination of this Employment Agreement). The periods during which Employee will be absent from work shall be at the reasonable discretion of Employer.

         8.       FACILITIES

                  Employer shall provide and maintain (or cause to be provided and maintained) such facilities, equipment, supplies and personnel as it deems necessary in its sole discretion for Employee's performance of his duties and responsibilities under this Employment Agreement.

         9.       TERMINATION OF EMPLOYMENT

                  A. TERMINATION EVENTS. Notwithstanding any provisions of this Employment Agreement to the contrary, this Employment Agreement may be terminated only as follows: by Employer with or without Cause (as hereinafter defined), effective upon the delivery of written notice to Employee; upon Employee's death; or upon Employee becoming Disabled (as later defined) and receiving written notice of termination from Employer to that effect.

                  B. DEFINITIONS OF CAUSE AND DISABLED. For purposes of this Employment Agreement, "Cause" shall mean and include: (i) fraud; (ii) dishonesty in performance of employment duties; (iii) commission of a felony; (iv) habitual drunkenness during business hours or at Employer's premises; (v) drug addiction or use during business hours or at Employer's premises; (vi) gross negligence in the performance of employment duties; (vii) abandonment of employment duties;
(viii) repeated insubordination; (ix) conduct on the part of Employee relating to Employer's business or his employment duties (which is not authorized, directed or approved by Employer) which results in governmental sanctions being imposed on Employer or Employee; (x) material breach by Employee of this Employment Agreement or any other written agreement between Employer and Employee governing Employee's conduct or employment whether now existing or hereafter created which, if curable, is not cured by Employee within 30 days following his receipt of written notice thereof (such notice shall specify in reasonable detail the nature of the material breach and the curative steps, if curable, required to be taken); or (xi) material breach by Added Value or Rocky Mountain or any Key Employee of any of its or his representations, warranties, covenants or obligations under the Purchase Agreement or the Guaranty and Agreement with respect to which Employee had personal involvement or knowledge and which, if curable, is not cured within 30 days following notice to Employee thereof (such notice shall specify in reasonable detail the nature of the material breach and the curative steps, if curable, required to be taken). Employee shall be deemed "Disabled" if, in Employer's reasonable judgment, Employee is unable, due to mental, emotional or physical injury or illness, to perform substantially all of his employment duties for a period of 90 consecutive days. Termination of this Employment Agreement for disability will be effective on the later of (x) the 90th day following the disability event and
(y) the date Employer gives notice of termination by reason of disability to Employee.

                  C. EFFECT OF TERMINATION FOR CAUSE OR EMPLOYEE'S RESIGNATION. In the event that this Employment Agreement is terminated by Employer with Cause, or because Employee resigns from or quits his employment, Employer shall pay to Employee, within thirty (30) days following the date of such termination, the Salary, if any, and amounts payable under Section 6, if any, accrued and unpaid through the date of such termination; and Employee shall not be entitled to any other compensation, remuneration or other sums provided for in this Employment Agreement or to which Employee might otherwise be entitled hereunder or at law or in equity.

                  D. COMPENSATION UPON DEATH OR DISABILITY. Upon the death of Employee, or termination because Employee is Disabled, Employer shall pay to Employee, his legal guardian or the legal representative of Employee's estate (or heir as designated by the legal representative of Employee's estate at such time), within thirty (30) days following the date of Employee's death or termination, the Salary, if any, and amounts payable under Section 6, if any, accrued and unpaid through the date of death or termination; and Employee (or such legal guardian, legal representative or any heirs) shall not be entitled to any other compensation, remuneration or other sums provided for in this Employment Agreement or to which Employee might otherwise be entitled hereunder or at law or in equity.

                  E. COMPENSATION UPON TERMINATION WITHOUT CAUSE. In the event that Employer terminates this Employment Agreement without Cause prior to the second anniversary of the date hereof, Employee's sole and exclusive compensation and remedy hereunder shall be to receive from Employer severance pay equal to (i) the amount of Salary and amounts payable under Section 6, if any, accrued and unpaid through the date of termination, and (ii) as and when payable (as if Employee had remained an employee of Employer), the Salary and amounts payable under Section 6 that Employee would have received during the period following termination until the second anniversary of the date of this Employment Agreement.

                  F. KEY-MAN INSURANCE. In the event that Employer has obtained a key-man term insurance policy (the "Policy") on the life of Employee, all proceeds payable in respect thereof shall be the property solely of Employer. In the event that Employee's employment terminates for any reason other than Employee's death, Employee may request that the Policy be assigned to Employee by giving written notice to Employer to that effect. Subject to obtaining any requisite consent from the insurer, Employer shall, if Employee has so requested, assign the Policy to Employee subject to Employee's reimbursement to Employer of any premiums paid by Employer which relate to any period following the date of termination of Employee's employment, and the cash value, if any, of the Policy. In the event that Employer desires to obtain any such Policy, Employee shall fully cooperate in Employer's efforts, including submitting to medical exams and tests and executing and delivering applications and information statements.

         10.      NON-DISCLOSURE OF CONFIDENTIAL INFORMATION

                  A. CONFIDENTIAL INFORMATION. Employee acknowledges that Employee has been informed by Employer of Employer's policy to maintain as secret and confidential all information and materials relating to (i) the financial condition, businesses and interests of Employer and its Affiliates,
(ii) the systems, Know-how and Records, products, services, costs, inventions, computer software programs, marketing and sales techniques and/or programs, methods, methodologies, manuals, lists and other trade secrets heretofore or hereafter acquired, sold, developed, maintained and/or used by Employer and its Affiliates and (iii) the nature and terms of Employer's and its Affiliates' relationships with their respective customers, suppliers, lenders, underwriters, vendors, consultants, independent contractors, attorneys, accountants and employees (all such information and materials being hereinafter collectively referred to as "Confidential Information"). Employee further acknowledges that such Confidential Information is of great value to Employer and its Affiliates and, as a result of Employee's employment by Employer, Employee will be making use of, acquiring and/or adding to such Confidential Information. Therefore, Employee understands that it is reasonably necessary to protect Employer's and its Affiliates' good will and business interests that Employee agree and, accordingly, Employee does hereby agree, that Employee will not directly or indirectly (except where authorized by the President of Employer for the benefit of Employer and/or its Affiliate(s) and/or as required in the course of his employment) at any time hereafter divulge or disclose for any purpose whatsoever to any persons, firms, corporations or other entities other than Employer or its Affiliates (hereinafter referred to collectively as "Third Parties"), or use or cause or authorize any Third Parties to use, any such Confidential Information, except as otherwise required by law.

                  B. EMPLOYER'S MATERIALS. In accordance with the foregoing, Employee furthermore agrees that (i) Employee will at no time retain or remove from the premises of Employer or its Affiliates any products, prototypes, drawings, notebooks, software programs or discs or similar containers of software, manuals, data, books, records, materials or documents of any kind or description for any purpose unconnected with the strict performance of Employee's duties with Employer and (ii) upon the cessation or termination of Employee's employment with Employer for any reason, Employee shall forthwith deliver or cause to be delivered up to Employer any and all drawings, notebooks, software programs or discs or similar containers of software, manuals, data, books, records, materials and other documents and materials in Employee's possession or under Employee's control relating to any Confidential Information or any other material or thing which is otherwise the property of Employer or its Affiliates.

         11.      COVENANT-NOT-TO-COMPETE

                  In view of (a) the Confidential Information known to and to be obtained by or disclosed to Employee (including, without limitation, Employee's knowledge of, and familiarity and relationships with, Employer's other employees and Employer's customers and suppliers), (b) the know-how acquired and to be acquired by Employee, (c) the substantial consideration paid and payable to Employee under the Purchase Agreement, and to Employee under this Employment Agreement, and (d) the sale of the good will of the business embodied in the Purchase Agreement, and as a material inducement to Employer to enter into this Employment Agreement and to employ Employee and to pay to Employee the substantial compensation Employee will be receiving, Employee covenants and agrees that, for as long as Employee is employed by Employer and for a period of two (2) years (with respect to the matters described in (A), (B) and (C) below), and for a period of one year (with respect to the matters described in (D) and (E) below), after the later of (i) the date Employee ceases for any reason to be employed by Employer and (ii) the date Employee ceases to receive any Salary (as severance pay or otherwise) from Employer, Employee shall not, directly or indirectly, (A) sell any products or services sold or offered by Employer or its Affiliates (including either of the Corporations) to any customer or former customer of Employer or its Affiliates (including either of the Corporations),
(B) obtain for resale from any supplier of Employer or its Affiliates (including either of the Corporations) any products of the type Employer or its Affiliates (including either of the Corporations) purchases or has purchased for resale,
(C) solicit the services of, or hire, directly or indirectly, whether on his own behalf or on behalf of others, any managerial or executive employee or salesperson of Employer or its Affiliates (including either of the Corporations) or who was employed by Employer or any of Employer's Affiliates (including either of the Corporations) at any time during the period commencing one year prior to the commencement of the Employment Term and ending on the date of termination of Employee's employment, (D) obtain any interest in, any employment with, or any right to participate in, directly or indirectly, any enterprise competitive with the business of Employer or its Affiliates (including either of the Corporations) anywhere within the continental United States which provides goods or services to customers located in any county or city in which either Corporation has provided goods or services to customers during the one-year period ending on the date hereof or located in any county or city in which either Surviving Corporation has provided goods or services to customers during the Employment Term (the "Geographical Territory"), or (E) otherwise assist any person or entity in so competing, or in any capacity engage in any activity or business, passively or actively, as an owner, participant, employee or agent, competitive with the business of Employer or its Affiliates (including either of the Corporations) in any county or city within the continental United States which provides goods or services to customers located in the Geographical Territory (provided that the restrictions in (D) and (E) shall not in any event continue, with respect to any county or city within the Geographical Territory, beyond the time that Employer or any of its Affiliates ceases to carry on a like business therein). The foregoing restriction shall not prevent Employee from accepting employment as a manufacturer's representative at any time following December 31, 1997 if such manufacturer is not a major supplier of Employer or its Affiliates (including either of the Corporations) and Employee's termination of employment occurred for a reason other than Cause. A major supplier of Employer or its Affiliates (including either of the Corporations) is one whose products account for 5% or more of the sales of Employer or of any Affiliate of Employer or of Employer and its Affiliates viewed as a group. Employee acknowledges that the business of Employer and its Affiliates is national in scope, that one can effectively compete with such business in the Geographical Territory from anywhere in the continental United States, and that, therefore, such geographical area of restriction is reasonable in the circumstances to protect Employer's legitimate business interests. The covenants and restrictions contained in this Section 11 are intended to be separate and divisible from, and operate concurrently with, the similar covenants and restrictions contained in the Restrictive Covenant and are each intended to be separately enforceable. Any differences between the covenants and restrictions contained herein and therein, such as with respect to time period restrictions, are intentional.

         12.      EMPLOYER'S REMEDIES FOR BREACH OF SECTIONS 10 AND 11

                  Employee covenants and agrees that if Employee shall violate or breach any of Employee's covenants or agreements provided for in Sections 10 or 11 hereof, Employer and/or its Affiliates shall be entitled to an accounting and repayment of all profits, compensation, commissions, remunerations and benefits which Employee directly or indirectly has realized and realizes as a result of, growing out of or in connection with any such violation or breach. In addition, in the event of a breach or violation or threatened or imminent breach or violation of any provisions of Sections 10 or 11 hereof, Employer and/or its Affiliates shall be entitled to a temporary and permanent injunction or any other appropriate decree of specific performance or equitable relief (without being required to post bond or other security) from a court of competent jurisdiction in order to prevent, prohibit or restrain any such breach or violation or threatened or imminent breach or violation by Employee, by Employee's partners, agents, representatives, servants, employers or employees and/or by any Third Parties. Employer shall be entitled to such injunctive or other equitable relief in addition to any damages which are suffered, together with reasonable attorneys' and paralegals' fees and costs and other costs incurred in connection with any such litigation, both before and at trial and at all tribunal levels. It is understood that resort by Employer and/or its Affiliates to such injunctive or other equitable relief shall not be deemed to waive or to limit in any respect any other rights or remedies which Employer or its Affiliates may have with respect to such breach or violation. Employer's Affiliates may enforce these provisions directly in their own names and right.

         13.      REASONABLENESS OF RESTRICTIONS

                  A. REASONABLENESS. Employee acknowledges that any breach or violation of Section 10 or 11 hereof will cause irreparable injury and damage and incalculable harm to Employer and its Affiliates and that it would be very difficult or impossible to measure all of the damages resulting from any such breach or violation. Employee further acknowledges that Employee has carefully read and considered the provisions of Sections 10, 11 and 12 hereof and, having done so, agrees that the restrictions and remedies set forth in such Sections (including, but not limited to, the time period, geographical and types of restrictions imposed) are fair and reasonable and are reasonably required for the protection of the business, trade secrets, interests and good will of Employer and its Affiliates. Employee further acknowledges that Employee's covenants in Sections 10 and 11 have been made to induce Employer to complete the Merger to which it was a party pursuant to the Purchase Agreement, but for which this Employment Agreement would not have been possible.

                  B. SEVERABILITY. Employee understands and intends that each provision and restriction agreed to by Employee in Sections 10, 11 and 12 hereof shall be construed as separate and divisible from every other provision and restriction. In the event that any one of the provisions of, or restrictions in, Sections 10, 11 and/or 12 hereof shall be held to be invalid or unenforceable, and is not reformed by a court of competent jurisdiction, the remaining provisions thereof and restrictions therein shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable provisions or restrictions had not been included. In the event that any such provision relating to time period, geographical and/or type of restriction shall be declared by a court of competent jurisdiction to exceed the maximum or permissible time period, geographical or type of restriction such court deems reasonable and enforceable, said time period, geographical and/or type of restriction shall be deemed to become and shall thereafter be the maximum time period, geographical area and/or type of restriction which such court deems reasonable and enforceable.

                  C. SURVIVABILITY. The restrictions, acknowledgements, covenants and agreements of Employee set forth in Sections 10, 11, 12 and 13 of this Employment Agreement shall survive any termination of this Employment Agreement or of Employee's employment (for any reason, including expiration of the Employment Term).

         14.      LAW APPLICABLE

                  This Employment Agreement shall be governed by and construed pursuant to the laws of the State of California.

         15.      NOTICES

                  Any notices required or permitted to be given pursuant to this Employment Agreement shall be sufficient, if in writing and sent in the manner required and/or permitted in the Purchase Agreement.

         16.      SUCCESSION

                  This Employment Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, heirs, assignees and/or successors in interest of any kind whatever; provided, however, that Employee acknowledges and agrees that he cannot assign or delegate any of his rights, duties, responsibilities or obligations hereunder to any other person or entity. Employer shall have the right to assign its rights and delegate its duties under this Employment Agreement.

         17.      ENTIRE AGREEMENT

                  This Employment Agreement constitutes the entire final agreement between the parties with respect to, and supersedes any and all prior agreements between the parties hereto both oral and written concerning, the subject matter hereof and may not be amended, modified or terminated except by a writing signed by the parties hereto.

         18.      SEVERABILITY

                  If any provision of this Employment Agreement shall be held to be invalid or unenforceable, and is not reformed by a court of competent jurisdiction, such invalidity or unenforceability shall attach only to such provision and shall not in any way affect or render invalid or unenforceable any other provision of this Employment Agreement, and this Employment Agreement shall be carried out as if such invalid or unenforceable provision were not herein contained.

         19.      NO WAIVER

                  A waiver of any breach or violation of any term, provision or covenant herein contained shall not be deemed a continuing waiver or a waiver of any future or past breach or violation. No oral waiver shall be binding.

         20.      ATTORNEYS' FEES

                  In the event that either of the parties to this Employment Agreement institutes suit against the other party to this Employment Agreement to enforce or declare any of his or its rights hereunder, the prevailing party in such action shall be entitled to recover from the other party all reasonable costs thereof, including reasonable attorneys' and paralegals' fees and costs incurred before and at trial and at all tribunal levels, and whether or not suit or any other proceeding is instituted.

         21.      COUNTERPARTS

                  This Employment Agreement may be executed in counterparts, each of which shall be an original, but both of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands on the day and year first above written.

                                EMPLOYER:

                                ALL AMERICAN ADDED VALUE, INC., a
                                California corporation

                                By:_____________________________
                                Title:__________________________

                                EMPLOYEE:

                                ---------------------------------
                                GARY R. MILLER

                                  EXHIBIT "A-4"

                FORM OF RICHARD W. MCCAULEY EMPLOYMENT AGREEMENT

                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT, dated as of __________, 1995, by and between ALL AMERICAN ADDED VALUE, INC., a corporation organized and existing under the laws of the State of California (hereinafter referred to as "Employer"), and RICHARD
W. McCAULEY (hereinafter referred to as "Employee").

                              W I T N E S S E T H:

         WHEREAS, Employer is a California corporation engaged in the distribution of electronic components and the performance of certain services related thereto;

         WHEREAS, Employer desires to employ Employee upon the terms and conditions set forth below and Employee desires to accept employment upon such terms and conditions; and

         WHEREAS, Employer and Employee desire to set forth in writing the terms and conditions of their agreements and understandings with respect to Employee's employment by Employer.

         NOW, THEREFORE, the parties agree as follows:

         1.       EMPLOYMENT

                  Employer hereby employs Employee, and Employee hereby accepts employment by Employer, upon all the terms and conditions set forth in this Employment Agreement. All capitalized terms used herein, which are not defined herein, shall have the respective meanings ascribed to them in that certain Merger Purchase Agreement pursuant to which this Employment Agreement is being executed (the "Purchase Agreement").

         2.       TERM

                  Subject to the provisions for earlier termination set forth in
Section 9 hereof, this Employment Agreement shall commence on the date hereof and shall continue until the close of business of the day preceding the second anniversary of the date hereof (the "Employment Term").

         3.       EMPLOYEE'S REPRESENTATIONS AND WARRANTIES

                  Employee represents and warrants to Employer that he is free to accept employment with Employer as contemplated herein and has no other written or oral obligations or commitments of any kind or nature which would in any way interfere with his acceptance of employment pursuant to the terms hereof or the full performance of his obligations hereunder or the exercise of his best efforts in his employment hereunder or which would otherwise pose any conflict of interest.

         4.       DUTIES AND EXTENT OF SERVICES

                  A. DUTIES. Employee's duties and responsibilities hereunder shall be those reasonably assigned to him from time to time by Employer. Such duties may, in Employer's discretion, consist of certain duties similar to those performed by Employee for Added Value and/or Rocky Mountain prior to the Mergers, and such other duties and responsibilities as may be reasonably requested from time to time by Employer's President, Chief Executive Officer, Executive Vice President, or Board of Directors. Employee agrees to devote his full and exclusive time, skill, attention and energy diligently and competently to perform the duties and responsibilities assigned to him hereunder, or pursuant hereto.

                  B. RULES AND REGULATIONS. Employee agrees to abide by the rules and regulations of Employer promulgated by Employer from time to time with respect and applicable to Employer's employees generally, which are all hereby incorporated by reference and made a part of this Employment Agreement.

                  C. PLACE OF SERVICE. Employee shall render his services generally in, and shall not be obligated to maintain his office in any place other than, Orange County, California.

         5.       COMPENSATION

                  A. BASE COMPENSATION. Subject to the provisions of Section 9 of this Employment Agreement, Employer shall pay salary to Employee ("Salary") consisting of a fixed amount and a variable amount, as follows: The fixed amount shall be based upon the rate of $130,000 per annum, or $10,833.33 per calendar month (the first month's amount to be prorated accordingly, if necessary); the variable amount shall be an annual amount (commencing with the 1996 calendar year) equal to 2% of the aggregate gross profit (determined in accordance with
GAAP) derived by Employer and its Affiliates nationwide from the sale of memory modules. Salary shall be payable in accordance with Employer's normal payroll practices for its employees and shall be subject to payroll deductions and tax withholdings in accordance with Employer's usual practices and as required by law. Presently, payroll is made on a semi-monthly basis (with respect to the fixed portion of the Salary). The variable portion of the Salary shall be payable within 30 days following completion of Purchaser's audited financial statements for the year in question.

                  B. BONUS COMPENSATION. In order to induce Employee to execute and deliver this Employment Agreement, in addition to the other compensation herein provided for, Employer shall pay to Employee concurrently with the execution and delivery of this Agreement incentive bonus compensation in the amount of $105,000.

         6.       FRINGE BENEFITS AND EXPENSES

                  A. EMPLOYEE BENEFITS. Employee shall not be entitled to any benefits or fringe benefits except as specifically set forth in this Employment Agreement and except for those, if any, made available by Employer from time to time, in Employer's sole discretion, to all of its other employees generally.

                  B. EXPENSES. Employer shall reimburse Employee for his reasonable out-of-pocket costs and expenses in connection with the performance of his duties and responsibilities hereunder, subject to the specific prior written approval thereof by the President of Employer or Employer's Board of Directors for any item of expense or any items of related expenses in excess of $500.

                  C. CAR ALLOWANCE. In order to defray Employee's automobile expenses incurred in connection with his duties, Employer shall pay to Employee a monthly car allowance of $500. Employer has no obligation to provide an automobile to Employee.

                  D. INCENTIVE STOCK OPTIONS. Concurrently with the execution and delivery of this Agreement, Employer shall cause Purchaser to grant to Employee options to acquire 10,000 All American Shares ("Incentive Stock Options") pursuant to Purchaser's Employees', Officers', Directors' Stock Option Plan (the "Plan"). The price at which Employee may exercise any of the Incentive Stock Options shall be the fair market value of an All American Share at the time such Incentive Stock Options are granted, as same shall be fixed by the compensation committee of Purchaser's Board of Directors on or about such time. The Incentive Stock Options shall vest over six years from the date granted, 1/6th at the end of each such year, and shall be exercisable within the seven-year period immediately following the date granted, provided that all unvested and vested and unexercised Incentive Stock Options shall expire automatically on the date that Employee voluntarily or involuntarily leaves the employ of Employer, and provided further, that, in the event Employee is Disabled, Employee shall have the right until the earlier of the one-year anniversary of the disability and the expiration date of the Incentive Stock Options to exercise all Incentive Stock Options vested and unexercised as of the date of disability. All other terms and conditions of the Incentive Stock Options shall be as set forth in the Plan or shall conform to policies and guidelines with respect to options pursuant to the Plan granted to employees of similar status.

         7.       VACATIONS

                  Employee shall be entitled to a total of four weeks of vacation and six sick days during each full year of the Employment Term with full compensation (provided, however, that Employee shall not be entitled to be compensated for any unused vacation or sick days upon termination of this Employment Agreement). The periods during which Employee will be absent from work shall be at the reasonable discretion of Employer.

         8.       FACILITIES

                  Employer shall provide and maintain (or cause to be provided and maintained) such facilities, equipment, supplies and personnel as it deems necessary in its sole discretion for Employee's performance of his duties and responsibilities under this Employment Agreement.

         9.       TERMINATION OF EMPLOYMENT

                  A. TERMINATION EVENTS. Notwithstanding any provisions of this Employment Agreement to the contrary, this Employment Agreement may be terminated only as follows: by Employer with or without Cause (as hereinafter defined), effective upon the delivery of written notice to Employee; upon Employee's death; or upon Employee becoming Disabled (as later defined) and receiving written notice of termination from Employer to that effect.

                  B. DEFINITIONS OF CAUSE AND DISABLED. For purposes of this Employment Agreement, "Cause" shall mean and include: (i) fraud; (ii) dishonesty in performance of employment duties; (iii) commission of a felony; (iv) habitual drunkenness during business hours or at Employer's premises; (v) drug addiction or use during business hours or at Employer's premises; (vi) gross negligence in the performance of employment duties; (vii) abandonment of employment duties;
(viii) repeated insubordination; (ix) conduct on the part of Employee relating to Employer's business or his employment duties (which is not authorized, directed or approved by Employer) which results in governmental sanctions being imposed on Employer or Employee; (x) material breach by Employee of this Employment Agreement or any other written agreement between Employer and Employee governing Employee's conduct or employment whether now existing or hereafter created which, if curable, is not cured by Employee within 30 days following his receipt of written notice thereof (such notice shall specify in reasonable detail the nature of the material breach and the curative steps, if curable, required to be taken); or (xi) material breach by Added Value or Rocky Mountain or any Key Employee of any of its or his representations, warranties, covenants or obligations under the Purchase Agreement or the Guaranty and Agreement with respect to which Employee had personal involvement or knowledge and which, if curable, is not cured within 30 days following notice to Employee thereof (such notice shall specify in reasonable detail the nature of the material breach and the curative steps, if curable, required to be taken). Employee shall be deemed "Disabled" if, in Employer's reasonable judgment, Employee is unable, due to mental, emotional or physical injury or illness, to perform substantially all of his employment duties for a period of 90 consecutive days. Termination of this Employment Agreement for disability will be effective on the later of (x) the 90th day following the disability event and
(y) the date Employer gives notice of termination by reason of disability to Employee.

                  C. EFFECT OF TERMINATION FOR CAUSE OR EMPLOYEE'S RESIGNATION. In the event that this Employment Agreement is terminated by Employer with Cause,
                                                         3
or because Employee resigns from or quits his employment, Employer shall pay to Employee, within thirty (30) days following the date of such termination, the Salary, if any, and amounts payable under Section 6, if any, accrued and unpaid through the date of such termination (excluding the variable portion thereof); and Employee shall not be entitled to any other compensation, remuneration or other sums provided for in this Employment Agreement or to which Employee might otherwise be entitled hereunder or at law or in equity.

                  D. COMPENSATION UPON DEATH OR DISABILITY. Upon the death of Employee, or termination because Employee is Disabled, Employer shall pay to Employee, his legal guardian or the legal representative of Employee's estate (or heir as designated by the legal representative of Employee's estate at such time), within thirty (30) days following the date of Employee's death or termination, the Salary (including the variable portion thereof, equitably prorated, provided that this amount is payable after completion of Purchaser's audited financial statements for the year in question), if any, and amounts payable under Section 6, if any, accrued and unpaid through the date of death or termination; and Employee (or such legal guardian, legal representative or any heirs) shall not be entitled to any other compensation, remuneration or other sums provided for in this Employment Agreement or to which Employee might otherwise be entitled hereunder or at law or in equity.

                  E. COMPENSATION UPON TERMINATION WITHOUT CAUSE. In the event that Employer terminates this Employment Agreement without Cause prior to the second anniversary of the date hereof, Employee's sole and exclusive compensation and remedy hereunder shall be to receive from Employer severance pay equal to (i) the amount of Salary and amounts payable under Section 6, if any, accrued and unpaid through the date of termination, and (ii) as and when payable (as if Employee had remained an employee of Employer), the Salary (including the variable portion thereof) and amounts payable under Section 6 that Employee would have received during the period following termination until the second anniversary of the date of this Employment Agreement.

                  F. KEY-MAN INSURANCE. In the event that Employer has obtained a key-man term insurance policy (the "Policy") on the life of Employee, all proceeds payable in respect thereof shall be the property solely of Employer. In the event that Employee's employment terminates for any reason other than Employee's death, Employee may request that the Policy be assigned to Employee by giving written notice to Employer to that effect. Subject to obtaining any requisite consent from the insurer, Employer shall, if Employee has so requested, assign the Policy to Employee subject to Employee's reimbursement to Employer of any premiums paid by Employer which relate to any period following the date of termination of Employee's employment, and the cash value, if any, of the Policy. In the event that Employer desires to obtain any such Policy, Employee shall fully cooperate in Employer's efforts, including submitting to medical exams and tests and executing and delivering applications and information statements.

         10.      NON-DISCLOSURE OF CONFIDENTIAL INFORMATION

                  A. CONFIDENTIAL INFORMATION. Employee acknowledges that Employee has been informed by Employer of Employer's policy to maintain as secret and confidential all information and materials relating to (i) the financial condition, businesses and interests of Employer and its Affiliates,
(ii) the systems, Know-how and Records, products, services, costs, inventions, computer software programs, marketing and sales techniques and/or programs, methods, methodologies, manuals, lists and other trade secrets heretofore or hereafter acquired, sold, developed, maintained and/or used by Employer and its Affiliates and (iii) the nature and terms of Employer's and its Affiliates' relationships with their respective customers, suppliers, lenders, underwriters, vendors, consultants, independent contractors, attorneys, accountants and employees (all such information and materials being hereinafter collectively referred to as "Confidential Information"). Employee further acknowledges that such Confidential Information is of great value to Employer and its Affiliates and, as a result of Employee's employment by Employer, Employee will be making use of, acquiring and/or adding to such Confidential Information. Therefore, Employee understands that it is reasonably necessary to protect Employer's and its Affiliates' good will and business interests that Employee agree and, accordingly, Employee does hereby agree, that Employee will not directly or indirectly (except where authorized by the President of Employer for the benefit of Employer and/or its Affiliate(s) and/or as required in the course of his employment) at any time hereafter divulge or disclose for any purpose whatsoever to any persons, firms, corporations or other entities other than Employer or its Affiliates (hereinafter referred to collectively as "Third Parties"), or use or cause or authorize any Third Parties to use, any such Confidential Information, except as otherwise required by law.

                  B. EMPLOYER'S MATERIALS. In accordance with the foregoing, Employee furthermore agrees that (i) Employee will at no time retain or remove from the premises of Employer or its Affiliates any products, prototypes, drawings, notebooks, software programs or discs or similar containers of software, manuals, data, books, records, materials or documents of any kind or description for any purpose unconnected with the strict performance of Employee's duties with Employer and (ii) upon the cessation or termination of Employee's employment with Employer for any reason, Employee shall forthwith deliver or cause to be delivered up to Employer any and all drawings, notebooks, software programs or discs or similar containers of software, manuals, data, books, records, materials and other documents and materials in Employee's possession or under Employee's control relating to any Confidential Information or any other material or thing which is otherwise the property of Employer or its Affiliates.

         11.      COVENANT-NOT-TO-COMPETE

                  In view of (a) the Confidential Information known to and to be obtained by or disclosed to Employee (including, without limitation, Employee's knowledge of, and familiarity and relationships with, Employer's other employees and Employer's customers and suppliers), (b) the know-how acquired and to be acquired by Employee, (c) the substantial consideration paid and payable to Employee under the Purchase Agreement, and to Employee under this Employment Agreement, and (d) the sale of the good will of the business embodied in the Purchase Agreement, and as a material inducement to Employer to enter into this Employment Agreement and to employ Employee and to pay to Employee the substantial compensation Employee will be receiving, Employee covenants and agrees that, for as long as Employee is employed by Employer and for a period of two (2) years after the later of (i) the date Employee ceases for any reason to be employed by Employer and (ii) the date Employee ceases to receive any Salary (as severance pay or otherwise) from Employer, Employee shall not, directly or indirectly, (A) sell any products or services sold or offered by Employer or its Affiliates (including either of the Corporations) to any customer or former customer of Employer or its Affiliates (including either of the Corporations),
(B) obtain for resale from any supplier of Employer or its Affiliates (including either of the Corporations) any products of the type Employer or its Affiliates (including either of the Corporations) purchases or has purchased for resale,
(C) solicit the services of, or hire, directly or indirectly, whether on his own behalf or on behalf of others, any managerial or executive employee or salesperson of Employer or its Affiliates (including either of the Corporations) or who was employed by Employer or any of Employer's Affiliates (including either of the Corporations) at any time during the period commencing one year prior to the commencement of the Employment Term and ending on the date of termination of Employee's employment, (D) obtain any interest in, any employment with, or any right to participate in, directly or indirectly, any enterprise competitive with the business of Employer or its Affiliates (including either of the Corporations) anywhere within the continental United States which provides goods or services to customers located in any county or city in which either Corporation has provided goods or services to customers during the one-year period ending on the date hereof or located in any county or city in which either Surviving Corporation has provided goods or services to customers during the Employment

Term (the "Geographical Territory"), or (E) otherwise assist any person or entity in so competing, or in any capacity engage in any activity or business, passively or actively, as an owner, participant, employee or agent, competitive with the business of Employer or its Affiliates (including either of the Corporations) in any county or city within the continental United States which provides goods or services to customers located in the Geographical Territory (provided that the restrictions in (D) and (E) shall not in any event continue, with respect to any county or city within the Geographical Territory, beyond the time that Employer or any of its Affiliates ceases to carry on a like business therein). The foregoing restriction shall not prevent Employee from accepting employment as a manufacturer's representative at any time following December 31, 1997 if such manufacturer is not a major supplier of Employer or its Affiliates (including either of the Corporations) and Employee's termination of employment occurred for a reason other than Cause. A major supplier of Employer or its Affiliates (including either of the Corporations) is one whose products account for 5% or more of the sales of Employer or of any Affiliate of Employer or of Employer and its Affiliates viewed as a group. Employee acknowledges that the business of Employer and its Affiliates is national in scope, that one can effectively compete with such business in the Geographical Territory from anywhere in the continental United States, and that, therefore, such geographical area of restriction is reasonable in the circumstances to protect Employer's legitimate business interests. The covenants and restrictions contained in this Section 11 are intended to be separate and divisible from, and operate concurrently with, the similar covenants and restrictions contained in the Restrictive Covenant and are each intended to be separately enforceable. Any differences between the covenants and restrictions contained herein and therein, such as with respect to time period restrictions, are intentional.

         12.      EMPLOYER'S REMEDIES FOR BREACH OF SECTIONS 10 AND 11

                  Employee covenants and agrees that if Employee shall violate or breach any of Employee's covenants or agreements provided for in Sections 10 or 11 hereof, Employer and/or its Affiliates shall be entitled to an accounting and repayment of all profits, compensation, commissions, remunerations and benefits which Employee directly or indirectly has realized and realizes as a result of, growing out of or in connection with any such violation or breach. In addition, in the event of a breach or violation or threatened or imminent breach or violation of any provisions of Sections 10 or 11 hereof, Employer and/or its Affiliates shall be entitled to a temporary and permanent injunction or any other appropriate decree of specific performance or equitable relief (without being required to post bond or other security) from a court of competent jurisdiction in order to prevent, prohibit or restrain any such breach or violation or threatened or imminent breach or violation by Employee, by Employee's partners, agents, representatives, servants, employers or employees and/or by any Third Parties. Employer shall be entitled to such injunctive or other equitable relief in addition to any damages which are suffered, together with reasonable attorneys' and paralegals' fees and costs and other costs incurred in connection with any such litigation, both before and at trial and at all tribunal levels. It is understood that resort by Employer and/or its Affiliates to such injunctive or other equitable relief shall not be deemed to waive or to limit in any respect any other rights or remedies which Employer or its Affiliates may have with respect to such breach or violation. Employer's Affiliates may enforce these provisions directly in their own names and right.

         13.      REASONABLENESS OF RESTRICTIONS

                  A. REASONABLENESS. Employee acknowledges that any breach or violation of Section 10 or 11 hereof will cause irreparable injury and damage and incalculable harm to Employer and its Affiliates and that it would be very difficult or impossible to measure all of the damages resulting from any such breach or violation. Employee further acknowledges that Employee has carefully read and considered the provisions of Sections 10, 11 and 12 hereof and, having done so, agrees that the restrictions and remedies set forth in such Sections

(including, but not limited to, the time period, geographical and types of restrictions imposed) are fair and reasonable and are reasonably required for the protection of the business, trade secrets, interests and good will of Employer and its Affiliates. Employee further acknowledges that Employee's covenants in Sections 10 and 11 have been made to induce Employer to complete the Merger to which it was a party pursuant to the Purchase Agreement, but for which this Employment Agreement would not have been possible.

                  B. SEVERABILITY. Employee understands and intends that each provision and restriction agreed to by Employee in Sections 10, 11 and 12 hereof shall be construed as separate and divisible from every other provision and restriction. In the event that any one of the provisions of, or restrictions in, Sections 10, 11 and/or 12 hereof shall be held to be invalid or unenforceable, and is not reformed by a court of competent jurisdiction, the remaining provisions thereof and restrictions therein shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable provisions or restrictions had not been included. In the event that any such provision relating to time period, geographical and/or type of restriction shall be declared by a court of competent jurisdiction to exceed the maximum or permissible time period, geographical or type of restriction such court deems reasonable and enforceable, said time period, geographical and/or type of restriction shall be deemed to become and shall thereafter be the maximum time period, geographical area and/or type of restriction which such court deems reasonable and enforceable.

                  C. SURVIVABILITY. The restrictions, acknowledgements, covenants and agreements of Employee set forth in Sections 10, 11, 12 and 13 of this Employment Agreement shall survive any termination of this Employment Agreement or of Employee's employment (for any reason, including expiration of the Employment Term).

         14.      LAW APPLICABLE

                  This Employment Agreement shall be governed by and construed pursuant to the laws of the State of California.

         15.      NOTICES

                  Any notices required or permitted to be given pursuant to this Employment Agreement shall be sufficient, if in writing and sent in the manner required and/or permitted in the Purchase Agreement.

         16.      SUCCESSION

                  This Employment Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, heirs, assignees and/or successors in interest of any kind whatever; provided, however, that Employee acknowledges and agrees that he cannot assign or delegate any of his rights, duties, responsibilities or obligations hereunder to any other person or entity. Employer shall have the right to assign its rights and delegate its duties under this Employment Agreement.

         17.      ENTIRE AGREEMENT

                  This Employment Agreement constitutes the entire final agreement between the parties with respect to, and supersedes any and all prior agreements between the parties hereto both oral and written concerning, the subject matter hereof and may not be amended, modified or terminated except by a writing signed by the parties hereto.

         18.      SEVERABILITY

                  If any provision of this Employment Agreement shall be held to be invalid or unenforceable, and is not reformed by a court of competent jurisdiction, such invalidity or unenforceability shall attach only to such provision and shall not in any way affect or render invalid or unenforceable any other provision of this Employment Agreement, and this Employment Agreement shall be carried out as if such invalid or unenforceable provision were not herein contained.

         19.      NO WAIVER

                  A waiver of any breach or violation of any term, provision or covenant herein contained shall not be deemed a continuing waiver or a waiver of any future or past breach or violation. No oral waiver shall be binding.

         20.      ATTORNEYS' FEES

                  In the event that either of the parties to this Employment Agreement institutes suit against the other party to this Employment Agreement to enforce or declare any of his or its rights hereunder, the prevailing party in such action shall be entitled to recover from the other party all reasonable costs thereof, including reasonable attorneys' and paralegals' fees and costs incurred before and at trial and at all tribunal levels, and whether or not suit or any other proceeding is instituted.

         21.      COUNTERPARTS

                  This Employment Agreement may be executed in counterparts, each of which shall be an original, but both of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands on the day and year first above written.

                              EMPLOYER:

                              ALL AMERICAN ADDED VALUE, INC., a
                              California corporation

                              By:_____________________________
                              Title:__________________________

                              EMPLOYEE:

                              ---------------------------------
                              RICHARD W. McCAULEY

                                  EXHIBIT "A-5"

                  FORM OF KENNETH A. PLOCK EMPLOYMENT AGREEMENT

                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT, dated as of __________, 1995, by and between ALL AMERICAN ADDED VALUE, INC., a corporation organized and existing under the laws of the State of California (hereinafter referred to as "Employer"), and KENNETH
A. PLOCK (hereinafter referred to as "Employee").

                              W I T N E S S E T H:

         WHEREAS, Employer is a California corporation engaged in the distribution of electronic components and the performance of certain services related thereto;

         WHEREAS, Employer desires to employ Employee upon the terms and conditions set forth below and Employee desires to accept employment upon such terms and conditions; and

         WHEREAS, Employer and Employee desire to set forth in writing the terms and conditions of their agreements and understandings with respect to Employee's employment by Employer.

         NOW, THEREFORE, the parties agree as follows:

         1.       EMPLOYMENT

                  Employer hereby employs Employee, and Employee hereby accepts employment by Employer, upon all the terms and conditions set forth in this Employment Agreement. All capitalized terms used herein, which are not defined herein, shall have the respective meanings ascribed to them in that certain Merger Purchase Agreement pursuant to which this Employment Agreement is being executed (the "Purchase Agreement").

         2.       TERM

                  Subject to the provisions for earlier termination set forth in
Section 9 hereof, this Employment Agreement shall commence on the date hereof and shall continue until the close of business of the day preceding the second anniversary of the date hereof (the "Employment Term").

         3.       EMPLOYEE'S REPRESENTATIONS AND WARRANTIES

                  Employee represents and warrants to Employer that he is free to accept employment with Employer as contemplated herein and has no other written or oral obligations or commitments of any kind or nature which would in any way interfere with his acceptance of employment pursuant to the terms hereof or the full performance of his obligations hereunder or the exercise of his best efforts in his employment hereunder or which would otherwise pose any conflict of interest.

         4.       DUTIES AND EXTENT OF SERVICES

                  A. DUTIES. Employee's duties and responsibilities hereunder shall be those reasonably assigned to him from time to time by Employer. Such duties may, in Employer's discretion, consist of certain duties similar to those performed by Employee for Added Value and/or Rocky Mountain prior to the Mergers, and such other duties and responsibilities as may be reasonably requested from time to time by Employer's President, Chief Executive Officer, Executive Vice President, or Board of Directors. Employee agrees to devote his full and exclusive time, skill, attention and energy diligently and competently to perform the duties and responsibilities assigned to him hereunder, or pursuant hereto.

                  B. RULES AND REGULATIONS. Employee agrees to abide by the rules and regulations of Employer promulgated by Employer from time to time with respect and applicable to Employer's employees generally, which are all hereby incorporated by reference and made a part of this Employment Agreement.

                  C. PLACE OF SERVICE. Employee shall render his services generally in, and shall not be obligated to maintain his office in any place other than, Orange County, California.

         5.       COMPENSATION

                  A. BASE COMPENSATION. Subject to the provisions of Section 9 of this Employment Agreement, Employer shall pay salary to Employee ("Salary") based upon the rate of $130,000 per annum, or $10,833.33 per calendar month (the first month's Salary to be prorated accordingly, if necessary). Salary shall be payable in accordance with Employer's normal payroll practices for its employees and shall be subject to payroll deductions and tax withholdings in accordance with Employer's usual practices and as required by law. Presently, payroll is made on a semi-monthly basis.

                  B. BONUS COMPENSATION. In order to induce Employee to execute and deliver this Employment Agreement, in addition to the other compensation herein provided for, Employer shall pay to Employee concurrently with the execution and delivery of this Agreement incentive bonus compensation in the amount of $100,000.

         6.       FRINGE BENEFITS AND EXPENSES

                  A. EMPLOYEE BENEFITS. Employee shall not be entitled to any benefits or fringe benefits except as specifically set forth in this Employment Agreement and except for those, if any, made available by Employer from time to time, in Employer's sole discretion, to all of its other employees generally.

                  B. EXPENSES. Employer shall reimburse Employee for his reasonable out-of-pocket costs and expenses in connection with the performance of his duties and responsibilities hereunder, subject to the specific prior written approval thereof by the President of Employer or Employer's Board of Directors for any item of expense or any items of related expenses in excess of $500.

                  C. CAR ALLOWANCE. In order to defray Employee's automobile expenses incurred in connection with his duties, Employer shall pay to Employee a monthly car allowance of $500. Employer has no obligation to provide an automobile to Employee.

                  D. INCENTIVE STOCK OPTIONS. Concurrently with the execution and delivery of this Agreement, Employer shall cause Purchaser to grant to Employee options to acquire 10,000 All American Shares ("Incentive Stock Options") pursuant to Purchaser's Employees', Officers', Directors' Stock Option Plan (the "Plan"). The price at which Employee may exercise any of the Incentive Stock Options shall be the fair market value of an All American Share at the time such Incentive Stock Options are granted, as same shall be fixed by the compensation committee of Purchaser's Board of Directors on or about such time. The Incentive Stock Options shall vest over six years from the date granted, 1/6th at the end of each such year, and shall be exercisable within the seven-year period immediately following the date granted, provided that all unvested and vested and unexercised Incentive Stock Options shall expire automatically on the date that Employee voluntarily or involuntarily leaves the employ of Employer, and provided further, that, in the event Employee is Disabled, Employee shall have the right until the earlier of the one-year anniversary of the disability and the expiration date of the Incentive Stock Options to exercise all Incentive Stock Options vested and unexercised as of the date of disability. All other terms and conditions of the Incentive Stock Options shall be as set forth in the Plan or shall conform to policies and guidelines with respect to options pursuant to the Plan granted to employees of similar status.

         7.       VACATIONS

                  Employee shall be entitled to a total of four weeks of vacation and six sick days during each full year of the Employment Term with full compensation (provided, however, that Employee shall not be entitled to be compensated for any unused vacation or sick days upon termination of this Employment Agreement). The periods during which Employee will be absent from work shall be at the reasonable discretion of Employer.

         8.       FACILITIES

                  Employer shall provide and maintain (or cause to be provided and maintained) such facilities, equipment, supplies and personnel as it deems necessary in its sole discretion for Employee's performance of his duties and responsibilities under this Employment Agreement.

         9.       TERMINATION OF EMPLOYMENT

                  A. TERMINATION EVENTS. Notwithstanding any provisions of this Employment Agreement to the contrary, this Employment Agreement may be terminated only as follows: by Employer with or without Cause (as hereinafter defined), effective upon the delivery of written notice to Employee; upon Employee's death; or upon Employee becoming Disabled (as later defined) and receiving written notice of termination from Employer to that effect.

                  B. DEFINITIONS OF CAUSE AND DISABLED. For purposes of this Employment Agreement, "Cause" shall mean and include: (i) fraud; (ii) dishonesty in performance of employment duties; (iii) commission of a felony; (iv) habitual drunkenness during business hours or at Employer's premises; (v) drug addiction or use during business hours or at Employer's premises; (vi) gross negligence in the performance of employment duties; (vii) abandonment of employment duties;
(viii) repeated insubordination; (ix) conduct on the part of Employee relating to Employer's business or his employment duties (which is not authorized, directed or approved by Employer) which results in governmental sanctions being imposed on Employer or Employee; (x) material breach by Employee of this Employment Agreement or any other written agreement between Employer and Employee governing Employee's conduct or employment whether now existing or hereafter created which, if curable, is not cured by Employee within 30 days following his receipt of written notice thereof (such notice shall specify in reasonable detail the nature of the material breach and the curative steps, if curable, required to be taken); or (xi) material breach by Added Value or Rocky Mountain or any Key Employee of any of its or his representations, warranties, covenants or obligations under the Purchase Agreement or the Guaranty and Agreement with respect to which Employee had personal involvement or knowledge and which, if curable, is not cured within 30 days following notice to Employee thereof (such notice shall specify in reasonable detail the nature of the material breach and the curative steps, if curable, required to be taken). Employee shall be deemed "Disabled" if, in Employer's reasonable judgment, Employee is unable, due to mental, emotional or physical injury or illness, to perform substantially all of his employment duties for a period of 90 consecutive days. Termination of this Employment Agreement for disability will be effective on the later of (x) the 90th day following the disability event and
(y) the date Employer gives notice of termination by reason of disability to Employee.

                  C. EFFECT OF TERMINATION FOR CAUSE OR EMPLOYEE'S RESIGNATION. In the event that this Employment Agreement is terminated by Employer with Cause, or because Employee resigns from or quits his employment, Employer shall pay to Employee, within thirty (30) days following the date of such termination, the Salary, if any, and amounts payable under Section 6, if any, accrued and unpaid through the date of such termination; and Employee shall not be entitled to any other compensation, remuneration or other sums provided for in this Employment Agreement or to which Employee might otherwise be entitled hereunder or at law or in equity.
                                                         3

                  D. COMPENSATION UPON DEATH OR DISABILITY. Upon the death of Employee, or termination because Employee is Disabled, Employer shall pay to Employee, his legal guardian or the legal representative of Employee's estate (or heir as designated by the legal representative of Employee's estate at such time), within thirty (30) days following the date of Employee's death or termination, the Salary, if any, and amounts payable under Section 6, if any, accrued and unpaid through the date of death or termination; and Employee (or such legal guardian, legal representative or any heirs) shall not be entitled to any other compensation, remuneration or other sums provided for in this Employment Agreement or to which Employee might otherwise be entitled hereunder or at law or in equity.

                  E. COMPENSATION UPON TERMINATION WITHOUT CAUSE. In the event that Employer terminates this Employment Agreement without Cause prior to the second anniversary of the date hereof, Employee's sole and exclusive compensation and remedy hereunder shall be to receive from Employer severance pay equal to (i) the amount of Salary and amounts payable under Section 6, if any, accrued and unpaid through the date of termination, and (ii) as and when payable (as if Employee had remained an employee of Employer), the Salary and amounts payable under Section 6 that Employee would have received during the period following termination until the second anniversary of the date of this Employment Agreement.

                  F. KEY-MAN INSURANCE. In the event that Employer has obtained a key-man term insurance policy (the "Policy") on the life of Employee, all proceeds payable in respect thereof shall be the property solely of Employer. In the event that Employee's employment terminates for any reason other than Employee's death, Employee may request that the Policy be assigned to Employee by giving written notice to Employer to that effect. Subject to obtaining any requisite consent from the insurer, Employer shall, if Employee has so requested, assign the Policy to Employee subject to Employee's reimbursement to Employer of any premiums paid by Employer which relate to any period following the date of termination of Employee's employment, and the cash value, if any, of the Policy. In the event that Employer desires to obtain any such Policy, Employee shall fully cooperate in Employer's efforts, including submitting to medical exams and tests and executing and delivering applications and information statements.

         10.      NON-DISCLOSURE OF CONFIDENTIAL INFORMATION

                  A. CONFIDENTIAL INFORMATION. Employee acknowledges that Employee has been informed by Employer of Employer's policy to maintain as secret and confidential all information and materials relating to (i) the financial condition, businesses and interests of Employer and its Affiliates,
(ii) the systems, Know-how and Records, products, services, costs, inventions, computer software programs, marketing and sales techniques and/or programs, methods, methodologies, manuals, lists and other trade secrets heretofore or hereafter acquired, sold, developed, maintained and/or used by Employer and its Affiliates and (iii) the nature and terms of Employer's and its Affiliates' relationships with their respective customers, suppliers, lenders, underwriters, vendors, consultants, independent contractors, attorneys, accountants and employees (all such information and materials being hereinafter collectively referred to as "Confidential Information"). Employee further acknowledges that such Confidential Information is of great value to Employer and its Affiliates and, as a result of Employee's employment by Employer, Employee will be making use of, acquiring and/or adding to such Confidential Information. Therefore, Employee understands that it is reasonably necessary to protect Employer's and its Affiliates' good will and business interests that Employee agree and, accordingly, Employee does hereby agree, that Employee will not directly or indirectly (except where authorized by the President of Employer for the benefit of Employer and/or its Affiliate(s) and/or as required in the course of his employment) at any time hereafter divulge or disclose for any purpose whatsoever to any persons, firms, corporations or other entities other than Employer or its Affiliates (hereinafter referred to collectively as "Third Parties"), or use or cause or authorize any Third Parties to use, any such Confidential Information, except as otherwise required by law.

                  B. EMPLOYER'S MATERIALS. In accordance with the foregoing, Employee furthermore agrees that (i) Employee will at no time retain or remove from the premises of Employer or its Affiliates any products, prototypes, drawings, notebooks, software programs or discs or similar containers of software, manuals, data, books, records, materials or documents of any kind or description for any purpose unconnected with the strict performance of Employee's duties with Employer and (ii) upon the cessation or termination of Employee's employment with Employer for any reason, Employee shall forthwith deliver or cause to be delivered up to Employer any and all drawings, notebooks, software programs or discs or similar containers of software, manuals, data, books, records, materials and other documents and materials in Employee's possession or under Employee's control relating to any Confidential Information or any other material or thing which is otherwise the property of Employer or its Affiliates.

         11.      COVENANT-NOT-TO-COMPETE

                  In view of (a) the Confidential Information known to and to be obtained by or disclosed to Employee (including, without limitation, Employee's knowledge of, and familiarity and relationships with, Employer's other employees and Employer's customers and suppliers), (b) the know-how acquired and to be acquired by Employee, (c) the substantial consideration paid and payable to Employee under the Purchase Agreement, and to Employee under this Employment Agreement, and (d) the sale of the good will of the business embodied in the Purchase Agreement, and as a material inducement to Employer to enter into this Employment Agreement and to employ Employee and to pay to Employee the substantial compensation Employee will be receiving, Employee covenants and agrees that, for as long as Employee is employed by Employer and for a period of two (2) years after the later of (i) the date Employee ceases for any reason to be employed by Employer and (ii) the date Employee ceases to receive any Salary (as severance pay or otherwise) from Employer, Employee shall not, directly or indirectly, (A) sell any products or services sold or offered by Employer or its Affiliates (including either of the Corporations) to any customer or former customer of Employer or its Affiliates (including either of the Corporations),
(B) obtain for resale from any supplier of Employer or its Affiliates (including either of the Corporations) any products of the type Employer or its Affiliates (including either of the Corporations) purchases or has purchased for resale,
(C) solicit the services of, or hire, directly or indirectly, whether on his own behalf or on behalf of others, any managerial or executive employee or salesperson of Employer or its Affiliates (including either of the Corporations) or who was employed by Employer or any of Employer's Affiliates (including either of the Corporations) at any time during the period commencing one year prior to the commencement of the Employment Term and ending on the date of termination of Employee's employment, (D) obtain any interest in, any employment with, or any right to participate in, directly or indirectly, any enterprise competitive with the business of Employer or its Affiliates (including either of the Corporations) anywhere within the continental United States which provides goods or services to customers located in any county or city in which either Corporation has provided goods or services to customers during the one-year period ending on the date hereof or located in any county or city in which either Surviving Corporation has provided goods or services to customers during the Employment Term (the "Geographical Territory"), or (E) otherwise assist any person or entity in so competing, or in any capacity engage in any activity or business, passively or actively, as an owner, participant, employee or agent, competitive with the business of Employer or its Affiliates (including either of the Corporations) in any county or city within the continental United States which provides goods or services to customers located in the Geographical Territory (provided that the restrictions in (D) and (E) shall not in any event continue, with respect to any county or city within the Geographical Territory, beyond the time that Employer or any of its Affiliates ceases to carry on a like business therein). The foregoing restriction shall not prevent Employee from accepting employment as a manufacturer's representative at any time following December 31, 1997 if such manufacturer is not a major supplier of Employer or its Affiliates (including either of the Corporations) and Employee's termination of employment occurred for a reason other than Cause. A major supplier of Employer or its Affiliates (including either of the Corporations) is one whose products account for 5% or more of the sales of Employer or of any Affiliate of Employer or of Employer and its Affiliates viewed as a group. Employee acknowledges that the business of Employer and its Affiliates is national in scope, that one can effectively compete with such business in the Geographical Territory from anywhere in the continental United States, and that, therefore, such geographical area of restriction is reasonable in the circumstances to protect Employer's legitimate business interests. The covenants and restrictions contained in this Section 11 are intended to be separate and divisible from, and operate concurrently with, the similar covenants and restrictions contained in the Restrictive Covenant and are each intended to be separately enforceable. Any differences between the covenants and restrictions contained herein and therein, such as with respect to time period restrictions, are intentional.

         12.      EMPLOYER'S REMEDIES FOR BREACH OF SECTIONS 10 AND 11

                  Employee covenants and agrees that if Employee shall violate or breach any of Employee's covenants or agreements provided for in Sections 10 or 11 hereof, Employer and/or its Affiliates shall be entitled to an accounting and repayment of all profits, compensation, commissions, remunerations and benefits which Employee directly or indirectly has realized and realizes as a result of, growing out of or in connection with any such violation or breach. In addition, in the event of a breach or violation or threatened or imminent breach or violation of any provisions of Sections 10 or 11 hereof, Employer and/or its Affiliates shall be entitled to a temporary and permanent injunction or any other appropriate decree of specific performance or equitable relief (without being required to post bond or other security) from a court of competent jurisdiction in order to prevent, prohibit or restrain any such breach or violation or threatened or imminent breach or violation by Employee, by Employee's partners, agents, representatives, servants, employers or employees and/or by any Third Parties. Employer shall be entitled to such injunctive or other equitable relief in addition to any damages which are suffered, together with reasonable attorneys' and paralegals' fees and costs and other costs incurred in connection with any such litigation, both before and at trial and at all tribunal levels. It is understood that resort by Employer and/or its Affiliates to such injunctive or other equitable relief shall not be deemed to waive or to limit in any respect any other rights or remedies which Employer or its Affiliates may have with respect to such breach or violation. Employer's Affiliates may enforce these provisions directly in their own names and right.

         13.      REASONABLENESS OF RESTRICTIONS

                  A. REASONABLENESS. Employee acknowledges that any breach or violation of Section 10 or 11 hereof will cause irreparable injury and damage and incalculable harm to Employer and its Affiliates and that it would be very difficult or impossible to measure all of the damages resulting from any such breach or violation. Employee further acknowledges that Employee has carefully read and considered the provisions of Sections 10, 11 and 12 hereof and, having done so, agrees that the restrictions and remedies set forth in such Sections (including, but not limited to, the time period, geographical and types of restrictions imposed) are fair and reasonable and are reasonably required for the protection of the business, trade secrets, interests and good will of Employer and its Affiliates. Employee further acknowledges that Employee's covenants in Sections 10 and 11 have been made to induce Employer to complete the Merger to which it was a party pursuant to the Purchase Agreement, but for which this Employment Agreement would not have been possible.

                  B.       SEVERABILITY.  Employee understands and intends
that each provision and restriction agreed to by Employee in Sections 10, 11 and 12 hereof
                                                         6
shall be construed as separate and divisible from every other provision and restriction. In the event that any one of the provisions of, or restrictions in, Sections 10, 11 and/or 12 hereof shall be held to be invalid or unenforceable, and is not reformed by a court of competent jurisdiction, the remaining provisions thereof and restrictions therein shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable provisions or restrictions had not been included. In the event that any such provision relating to time period, geographical and/or type of restriction shall be declared by a court of competent jurisdiction to exceed the maximum or permissible time period, geographical or type of restriction such court deems reasonable and enforceable, said time period, geographical and/or type of restriction shall be deemed to become and shall thereafter be the maximum time period, geographical area and/or type of restriction which such court deems reasonable and enforceable.

                  C. SURVIVABILITY. The restrictions, acknowledgements, covenants and agreements of Employee set forth in Sections 10, 11, 12 and 13 of this Employment Agreement shall survive any termination of this Employment Agreement or of Employee's employment (for any reason, including expiration of the Employment Term).

         14.      LAW APPLICABLE

                  This Employment Agreement shall be governed by and construed pursuant to the laws of the State of California.

         15.      NOTICES

                  Any notices required or permitted to be given pursuant to this Employment Agreement shall be sufficient, if in writing and sent in the manner required and/or permitted in the Purchase Agreement.

         16.      SUCCESSION

                  This Employment Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, heirs, assignees and/or successors in interest of any kind whatever; provided, however, that Employee acknowledges and agrees that he cannot assign or delegate any of his rights, duties, responsibilities or obligations hereunder to any other person or entity. Employer shall have the right to assign its rights and delegate its duties under this Employment Agreement.

         17.      ENTIRE AGREEMENT

                  This Employment Agreement constitutes the entire final agreement between the parties with respect to, and supersedes any and all prior agreements between the parties hereto both oral and written concerning, the subject matter hereof and may not be amended, modified or terminated except by a writing signed by the parties hereto.

         18.      SEVERABILITY

                  If any provision of this Employment Agreement shall be held to be invalid or unenforceable, and is not reformed by a court of competent jurisdiction, such invalidity or unenforceability shall attach only to such provision and shall not in any way affect or render invalid or unenforceable any other provision of this Employment Agreement, and this Employment Agreement shall be carried out as if such invalid or unenforceable provision were not herein contained.

         19.      NO WAIVER

                  A waiver of any breach or violation of any term, provision or covenant herein contained shall not be deemed a continuing waiver or a waiver of any future or past breach or violation. No oral waiver shall be binding.

         20.      ATTORNEYS' FEES

                  In the event that either of the parties to this Employment Agreement institutes suit against the other party to this Employment Agreement to enforce or declare any of his or its rights hereunder, the prevailing party in such action shall be entitled to recover from the other party all reasonable costs thereof, including reasonable attorneys' and paralegals' fees and costs incurred before and at trial and at all tribunal levels, and whether or not suit or any other proceeding is instituted.

         21.      COUNTERPARTS

                  This Employment Agreement may be executed in counterparts, each of which shall be an original, but both of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands on the day and year first above written.

                              EMPLOYER:

                              ALL AMERICAN ADDED VALUE, INC., a
                              California corporation

                              By:_____________________________
                              Title:__________________________

                              EMPLOYEE:

                              ---------------------------------
                              KENNETH A. PLOCK

                                   EXHIBIT "B"

                             GUARANTY AND AGREEMENT

                             GUARANTY AND AGREEMENT

         GUARANTY AND AGREEMENT ("Agreement"), dated October ___, 1995, by and among WAYNE VANNOY, THE VANNOY FAMILY CHARITABLE REMAINDER TRUST, GARY R. MILLER, ROSALIE C. MILLER, ROBERT D. LURIE, RICHARD W. McCAULEY, KENNETH A. PLOCK, CATHLEEN M. PLOCK, JERRY D. FLETCHER, MARIE FLETCHER, ALEXANDRA J. MILLER, THOMAS BROESAMLE and KIM B. COOPER (each, a "Target Stockholder" and, collectively, the "Target Stockholders"), ALL AMERICAN SEMICONDUCTOR, INC., a Delaware corporation ("Purchaser"), ALL AMERICAN ADDED VALUE, INC., a California corporation ("California Subsidiary"), and ALL AMERICAN A.V.E.D., INC., a Colorado corporation ("Colorado Subsidiary").

                              PRELIMINARY STATEMENT

         Reference is made to the Merger Purchase Agreement of even date herewith ("Purchase Agreement") among Purchaser, California Subsidiary, Colorado Subsidiary, Added Value Electronics Distribution, Inc., a California corporation ("Added Value"), and A.V.E.D.-Rocky Mountain, Inc., a Colorado corporation ("Rocky Mountain"). This Agreement is being executed and delivered pursuant to the requirements of the Purchase Agreement. Capitalized terms used herein, which are not defined herein, shall have the respective meanings ascribed to them in the Purchase Agreement.

         NOW, THEREFORE, in consideration of the Merger Consideration and, if applicable, Additional Consideration to be received by each of the Target Stockholders, and in order to induce Purchaser and Subsidiaries to execute and deliver the Purchase Agreement and to consummate the transactions contemplated thereby, the Target Stockholders hereby make the following guarantees, representations, covenants, agreements and indemnities in favor of Purchaser and Subsidiaries.

         1. GUARANTY. Each of the Target Stockholders, subject to the limitations contained in Section 5 hereof, hereby jointly and severally unconditionally and irrevocably guarantees to Purchaser and Subsidiaries the due and prompt payment, performance and honor by each of the Corporations when due to be paid, performed or honored of and under each and every warranty, covenant, agreement and obligation of each of the Corporations set forth in the Purchase Agreement, and the truth, accuracy and completeness in all material respects of each representation made by each of the Corporations set forth in the Purchase Agreement or any certificate delivered to Purchaser and/or Subsidiaries at Closing. Such guaranty is an absolute, primary, irrevocable, unconditional, present and continuing guaranty of payment and performance and not of collection, and is no way conditioned or contingent upon any attempt to collect from either Corporation, the exercise by Purchaser or either Subsidiary of any other right or remedy which any of them has or may have under the Purchase Agreement, any other agreement, at law or in equity, or upon any other condition, contingency, matter or thing whatever. Each of the Target Stockholders hereby waives notice of acceptance hereof, notice of any representation, warranty, covenant, obligation or agreement hereby guaranteed and notice of any breach thereof, notice of presentment for payment, demand or protest, notice of increase of guarantor's risk or of adverse changes to the Corporations or the Business, and all other notices and demands to which any Target Stockholder might be entitled at law or in equity, to the fullest extent waivable. Each Target Stockholder agrees that he or she is bound to the payment and performance of and under all warranties, covenants and obligations of the Corporations set forth in the Purchase Agreement, and the representations of the Corporations set forth in the Purchase Agreement or any certificate delivered to Purchaser and/or Subsidiaries at Closing, as fully as if same were directly made, given, due and owing by each Target Stockholder to Purchaser and Subsidiaries. Each Target Stockholder further waives any defense arising by reason of any disability or other defense of the Corporations or any other defense whatever other than the due payment and performance by each of the Corporations of and under all of their respective warranties, covenants and obligations set forth in the Purchase Agreement, and the truth, completeness and accuracy in all material respects of all of their respective representations set forth in the Purchase Agreement or any certificate delivered to Purchaser and/or Subsidiaries at Closing. Each Target Stockholder agrees that, subject to the limitations contained in Section 5, he or she is jointly and severally liable and responsible with each Corporation for and under each warranty, covenant and obligation of such Corporation set forth in the Purchase Agreement and for any misrepresentations made by either Corporation thereunder or in any certificate delivered pursuant thereto. Each Target Stockholder hereby irrevocably and forever waives against and with respect to each Corporation any and all rights of subrogation, contribution, reimbursement or indemnity whatever (recognizing that such rights in the circumstances of the Mergers would deprive Purchaser and the Surviving Corporations of the essential benefits of this Agreement). Each Target Stockholder agrees that, without notice to him or her and without in any way or manner affecting or impairing or diminishing any of his or her obligations under this Agreement, Purchaser and/or either Subsidiary may, actively or passively, by action or inaction, compromise, settle, release, extend or substitute any representation, warranty, covenant or obligation guaranteed hereby, settle with or release any other Target Stockholder(s), waive or modify any such representation, warranty, covenant or obligation or the Purchase Agreement generally, or refuse or fail to enforce any of its rights under the Purchase Agreement.

         2.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF TARGET
STOCKHOLDERS.

                  (a) Notwithstanding that none of the Key Employees has executed the Purchase Agreement, each Key Employee hereby joins in the Purchase Agreement, as if a party thereto, for the purpose of agreeing to be bound, and each hereby agrees so to be bound, by all representations, warranties, covenants, agreements and obligations set forth as made by, or otherwise attributed to, such Key Employee (or any of them, whether individually or as a group or part of a group) in the Purchase Agreement, and further agrees that, except as set forth in Section 5 of this Agreement, he is jointly and severally liable for, and with respect to, all of such representations, warranties, covenants, agreements and obligations and all breaches thereof and defaults thereunder. Further, to the extent that the Purchase Agreement expressly specifies that one, more or all of the Target Stockholders shall take or refrain from taking a particular action or actions, each Target Stockholder hereby acknowledges such obligation and agrees to abide by and fulfill such obligation.

                  (b) Each Target Stockholder represents and warrants that he or she owns the Target Shares for which he or she is to receive Merger Consideration, and will be conveying such Target Shares to Purchaser in the appropriate Merger(s), free of any Liens. Each Target Stockholder covenants that he or she will not sell, transfer or dispose of any Target Shares prior to Closing for any reason whatever.

                  (c) Each Target Stockholder has no present plan, intention or arrangement to dispose of any of the All American Shares to be received by them in the Mergers or potentially to be received by them as Additional Consideration.

                  (d) Each Target Stockholder shall from and after the date hereof observe, honor and comply with all of the confidentiality and noncompetition covenants and restrictions set forth in the Restrictive Covenant as if such covenants and restrictions were set forth in their entireties in this Agreement.

         3.       APPROVAL OF TRANSACTIONS.

                  (a) Each Target Stockholder, by his or her signature below, consents to and approves the execution and delivery by each Corporation of the Purchase Agreement, and the consummation by each Corporation of all of the transactions contemplated by the Purchase Agreement to be consummated by it (including, without limitation, the Mergers), and otherwise approves the Mergers and each of the transactions set forth in and contemplated by the Purchase Agreement, as same may be amended or modified from time to time. Each Added Value Target Stockholder specifically consents to, approves and adopts the Added

Value Agreement of Merger, as same may be amended from time to time, and each Rocky Mountain Target Stockholder and Added Value (as a stockholder of Rocky Mountain) specifically consents to, approves and adopts the Rocky Mountain Articles of Merger and the Plan of Merger pursuant to which they are to be filed, as same may be amended from time to time. Each Target Stockholder, on behalf of himself or herself and his or her successors and assigns, represents, warrants, covenants and agrees that such consent and approval constitutes approval on his or her part of the respective Mergers and plans and agreements thereof pursuant to Section 1201 of the California General Corporation Law and
Section 7-111-103 of the Colorado Business Corporation Act, respectively, and that no further consent or approval on his or her part is required in order for all of the transactions (including, without limitation, the Mergers) set forth in or contemplated by the Purchase Agreement to be consummated in accordance with the terms thereof, and each Target Stockholder hereby forever waives any dissenters rights he or she may have at law or otherwise. Each Target Stockholder is hereby forever estopped from making any assertions to the contrary. Each Target Stockholder forever waives his or her right to receive notice and/or copies of the plans or agreements of the respective Mergers pursuant to Section 7-111- 103(4) of the Colorado Business Corporation Act or any corresponding or similar provision under the California General Corporation Law.

                  (b) Each Target Stockholder represents, warrants, covenants and agrees for the benefit of Purchaser and Subsidiaries that he or she has no rights or options under any existing or historic incentive stock option plans or similar plans of either of the Corporations (except for Robert Lurie as set forth in Section 4.34 of the Purchase Agreement), and has no rights against, and is owed no obligations by, either of the Corporations or any other Target Stockholder pursuant to that certain Stock Redemption Agreement, dated April 19, 1982, among Added Value, Kenneth A. Plock, Gary R. Miller, Jerry D. Fletcher and Richard W. McCauley, as amended by Amendment to Stock Redemption Agreement, dated March 4, 1987, or that certain Stock Redemption Agreement, dated March 1, 1987, among Rocky Mountain, Wayne Vannoy and Added Value, or any similar or related agreement, any such options, rights or obligations (including any rights of first refusal, contractual share restrictions and the like) having been (and, as a confirmatory matter, each Target Stockholder agrees they hereby are) cancelled and of no further force or effect.

         4.       SURVIVAL AND INDEMNIFICATION.

                  (a) The representations, warranties, covenants, obligations and agreements contained in this Agreement, and in any agreements, certificates or other instruments delivered pursuant to this Agreement or the Purchase Agreement, shall survive the Closing and the consummation of the transactions contemplated by the Purchase Agreement (including the Mergers), and, if the Mergers do not occur, any termination of the Purchase Agreement, and shall remain in full force and effect, regardless of any investigation made by or on behalf of any party or of the actual or constructive knowledge by any party of any inaccuracy or breach thereof.

                  (b) Each Target Stockholder, subject to the limitations contained in Section 5, hereby agrees, jointly and severally, to indemnify and hold harmless Purchaser, Subsidiaries and their respective stockholders, officers, directors, attorneys, accountants, employees (in each case, excluding any Target Stockholders) and Affiliates and the Corporations, including the Surviving Corporations (individually, a "Purchaser Indemnified Party") from and against all Liabilities, losses, costs and expenses (including, without limitation, interest, penalties and reasonable attorneys' fees and expenses incurred before and at trial or any other proceeding, at all tribunal levels, and whether or not suit or any other proceeding is instituted, and in establishing the right to be indemnified hereunder) (collectively, "Losses") incurred directly or indirectly by a Purchaser Indemnified Party by reason of or resulting from:

                           (i)      any breach or inaccuracy of any of the
representations or warranties of either Corporation contained in or made pursuant to the Purchase Agreement, any agreement or certificate executed or delivered pursuant to the Purchase Agreement, or any Schedule or Exhibit thereto;

                           (ii)     any breach of any of the covenants,
agreements or obligations of or by either Corporation contained in or made pursuant to the Purchase Agreement, any agreement executed or delivered pursuant to the Purchase Agreement, or any Schedule or Exhibit thereto, or any breach by any of the Target Stockholders under Section 1 of this Agreement; and/or

                           (iii) any claim made by a third party alleging
facts which, if true, would entitle a Purchaser Indemnified Party to indemnification pursuant to this Section 4.

         5.       LIMITATIONS ON LIABILITY OF TARGET STOCKHOLDERS.

                  (a) For the purposes of this Agreement, "Principal Target Stockholder" shall mean any of, and "Principal Target Stockholders" shall mean all of, Wayne Vannoy, The Vannoy Family Charitable Remainder Trust, Robert D. Lurie, Kenneth A. Plock, Cathleen M. Plock, Gary R. Miller, Rosalie C. Miller and Richard W. McCauley.

                  (b) No Principal Target Stockholder shall, except in the case of willful or intentional breaches or defaults of, or caused by, such Principal Target Stockholder, or criminal or fraudulent conduct on his or her part, be obligated to pay amounts pursuant to Sections 1, 2 and/or 4 above to the extent that such amounts would exceed, in the aggregate, the aggregate amount of Merger Consideration, Additional Consideration and other consideration or compensation paid or payable to such Target Stockholder pursuant to the Purchase Agreement and the Restrictive Covenant and the amount of any incentive employment compensation payable at Closing in connection with any employment agreement or arrangement between either Corporation and such Principal Target Stockholder. Except with respect to willful or intentional acts, or willful or intentional breaches or defaults caused by, a Target Stockholder, or criminal or fraudulent conduct on his or her part, the liability under this Agreement of any Target Stockholder who is not a Principal Target Stockholder may be satisfied only out of such Target Stockholder's Pledged Shares pursuant to the exercise of secured party remedies under the Pledge Agreement.

                  (c) Neither Purchaser nor either Subsidiary shall be entitled to recover any Losses as a result of a breach of this Agreement unless and until such Losses exceed, in the aggregate, $200,000. However, once such Losses do, in the aggregate, exceed $200,000, Purchaser and Subsidiaries may recover all of such Losses, including the first $200,000 thereof. The foregoing limitation on the rights and remedies of Purchaser and Subsidiaries shall not apply to Losses which result from any criminal or fraudulent act or omission or any willful, intentional or knowing misrepresentation, breach of warranty or breach of covenant, any breach of the representations and warranties contained in Sections 4.29, 4.31 or 4.34 of the Purchase Agreement, or to the rights and remedies of Purchaser or Subsidiaries against the Corporations and the Key Employees referred to in Sections 9.5 and 9.16 of the Purchase Agreement in the event Closing does not occur. Further, if Closing does not occur, in addition to any liability of the Corporations under the Purchase Agreement, only the Key Employees shall have any liability under this Agreement.

         6. PLEDGE AGREEMENT. Each Target Stockholder acknowledges and agrees that all of his or her representations, warranties, covenants, agreements and obligations set forth in this Agreement shall, assuming Closing occurs, be secured by the Pledge Agreement on the Closing Date. This Agreement shall remain in full force and effect in the event of, and shall survive, any termination of the Pledge Agreement.

         7.       CONTRIBUTION AND INDEMNITY AMONG TARGET STOCKHOLDERS.

                  (a) The provisions of this Section create rights and obligations only of the Target Stockholders and do not create any rights or obligations of Purchaser or either Subsidiary, or otherwise in any manner affect or involve Purchaser or either Subsidiary. These provisions constitute a separate agreement among the Target Stockholders which are set forth in this Agreement solely for convenience.

                  (b) The Target Stockholders each hereby agree that each will contribute and bear his or her pro rata share, based upon the percentage of Merger Consideration that he or she receives, of any cost, loss, obligation or liability assessed against or paid by any other Target Stockholder to Purchaser or Subsidiaries pursuant to this Agreement or the Pledge Agreement. If a Target Stockholder ("Indemnified Target Stockholder") pays more than his or her pro rata share of any such cost, loss, obligation or liability, then the other Target Stockholders agree to indemnify and promptly pay (but in any event not later than five business days thereafter) to such Indemnified Target Stockholder their respective pro rata shares of such cost, loss, obligation or liability.

         8. NO WAIVER; CUMULATIVE REMEDIES. No failure on the part of Purchaser or either Subsidiary to exercise, and no delay in the exercise of, any right, power, privilege or remedy of Purchaser or either Subsidiary hereunder or under the Purchase Agreement or any other agreement or instrument executed in connection herewith or therewith or pursuant hereto or thereto, or pursuit of any particular right, power, privilege or remedy hereunder or thereunder at any particular time, singly or together with others, or any partial exercise thereof, shall operate as a waiver of, or preclude the exercise or availability of, any right, power, privilege or remedy of Purchaser or either Subsidiary under this Agreement or the Purchase Agreement or any other agreement or instrument executed or delivered in connection herewith or therewith or pursuant hereto or thereto.

         9. AMENDMENTS AND WAIVERS. The parties may, by written agreement signed by the parties, modify any of the covenants or agreements or extend the time for the performance of any of the obligations contained in this Agreement or in any document delivered pursuant to this Agreement. Any party may waive, by written instrument signed by such party, any inaccuracies in the representations and warranties of another party or compliance by another party with any of its obligations contained in this Agreement or in any document delivered pursuant to this Agreement. This Agreement may be amended only by written instrument signed by the parties hereto.

         10. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         11. NOTICES. Any notice, request or other document to be given hereunder to a party shall be in writing and delivered in person or sent by registered or certified mail, postage prepaid, return receipt requested, or an overnight air courier service, as follows:

                           If to Purchaser or either Subsidiary, addressed to it
at:

                           All American Semiconductor, Inc.
                           16115 Northwest 52nd Avenue
                           Miami, Florida  33014
                           Attention:  Paul Goldberg and Bruce M. Goldberg

                           With a copy to:

                           Marc J. Stone, Esq.
                           Rubin Baum Levin Constant Friedman & Bilzin
                           2500 First Union Financial Center
                           Miami, Florida  33131

                           If to the Target Stockholders (or any of them), addressed to him, her or them at the respective address(es) set forth in Schedule I attached.

                           With a copy to:

                           Richard H. Bruck, Esq.
                           Teresa Tormey Fineman, Esq.
                           Bruck & Perry
                           One Newport Place, 10th Floor
                           Newport Beach, California  92660

All such notices, requests and other documents shall be deemed to have been duly given at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, first class postage prepaid, return receipt requested, if mailed; and the next business day after timely delivery to the courier, if sent by an overnight air courier service guaranteeing next day delivery. Any party may change its address for receiving notices, requests and other documents by giving written notice of such change to the other parties hereto.

         12. PARTIAL INVALIDITY. In the event that any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, and is not reformed by such court, such holding shall not invalidate or render unenforceable any other provision hereof.

         13. SECTION HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         14. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         15. ENTIRE AGREEMENT. This Agreement, together with the Purchase Agreement and the Schedules and Exhibits thereto and the agreements and instruments delivered pursuant hereto or thereto, contains the entire agreement among the parties hereto, and supersedes all prior agreements and undertakings between or among the parties hereto relating to the subject matter hereof and thereof, including, without limitation, any letter of intent or proposal executed or delivered by or on behalf of any of the parties prior to the date hereof (except for any existing confidentiality restrictions and exclusivity agreements, including, without limitation, those set forth in paragraphs 8, 9, 10 and 11 of that certain letter of intent, dated June 28, 1995, as extended, among Purchaser, Added Value, Rocky Mountain and the Principal Target Stockholders, which shall survive).

         16. GENDER. With respect to the language of this Agreement, the use of the masculine gender shall include the feminine and neuter, and the use of the neuter shall include the masculine and/or feminine, in each case, as the context reasonably requires.

         17. ACKNOWLEDGMENT. Each Target Stockholder represents and warrants to Purchaser and Subsidiary that he or she has read and understood the Purchase Agreement and has been advised by independent legal counsel with respect to all matters relating to this Agreement (or understands that he or she has the right
                                                         6
to have been so advised, and that seeking and receiving such independent legal advice is advisable).

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the date first above written.

TARGET STOCKHOLDERS:

Principal Target Stockholders:

--------------------------               -------------------------
WAYNE VANNOY, individually               GARY R. MILLER
and personally, and as sole
trustee of The Vannoy Family
Charitable Remainder Trust               _________________________
                                         ROBERT D. LURIE

--------------------------               -------------------------
ROSALIE C. MILLER                        KENNETH A. PLOCK

--------------------------               -------------------------
RICHARD W. McCAULEY                      CATHLEEN M. PLOCK

Target Stockholders Who Are Not
  Principal Target Stockholders:

-------------------------                -------------------------
MARIE FLETCHER                           JERRY D. FLETCHER

-------------------------                -------------------------
THOMAS BROESAMLE                         ALEXANDRA J. MILLER

                                         -------------------------
                                         KIM B. COOPER

PURCHASER:

ALL AMERICAN SEMICONDUCTOR, INC.

By:_____________________________
   Title:_______________________

CALIFORNIA SUBSIDIARY:

ALL AMERICAN ADDED VALUE, INC.

By:_____________________________
   Title:_______________________

COLORADO SUBSIDIARY:

ALL AMERICAN A.V.E.D. INC.

By:_____________________________
   Title:_______________________

         The undersigned hereby executes this Agreement in order to join in all of the approvals, consents, representations, warranties, covenants, agreements, acknowledgments and waivers set forth in Section 3 of the above Agreement.

                                            ADDED VALUE ELECTRONICS
                                              DISTRIBUTION, INC.

                                            By:____________________________
                                               Title:______________________

                                  SCHEDULE "I"

         Wayne Vannoy (individually and as trustee)
         11630 W. 35th Avenue
         Wheat Ridge, CO  80033

         Gary R. Miller
         19422 Hickory Lane
         Huntington Beach, CA  92646

         Rosalie C. Miller
         19422 Hickory Lane
         Huntington Beach, CA  92646

         Robert D. Lurie
         13781 Gershon Place
         Santa Ana, CA  92704

         Richard W. McCauley
         21 Lawnridge
         Dove Canyon, CA  92679

         Kenneth A. Plock
         2320 Elden Avenue, #4
         Costa Mesa, CA  92627

         Cathleen M. Plock
         2701 Cardinal Drive
         Costa Mesa, CA  92626

         Jerry D. Fletcher
         688 Camino Verde
         Thousand Oaks, CA  91360

         Marie Fletcher
         688 Camino Verde
         Thousand Oaks, CA  91360

         Alexandra J. Miller
         19381 McLaren Lane
         Huntington Beach, CA  92646

         Thomas Broesamle
         2326 Fordham
         Costa Mesa, CA  92626

         Kim B. Cooper
         954 E. 9th Avenue
         Broomfield, CO  80020

                                   EXHIBIT "C"

                                PLEDGE AGREEMENT

                             STOCK PLEDGE AGREEMENT

   STOCK PLEDGE AGREEMENT ("Agreement"), dated __________, 1995, by and among WAYNE VANNOY, GARY R. MILLER, ROSALIE C. MILLER, ROBERT D. LURIE, RICHARD W. McCAULEY, KENNETH A. PLOCK, CATHLEEN M. PLOCK, JERRY D. FLETCHER, MARIE FLETCHER, ALEXANDRA J. MILLER, THOMAS BROESAMLE and KIM B. COOPER (each, a "Target Stockholder" and, collectively, the "Target Stockholders"), in favor of ALL AMERICAN SEMICONDUCTOR, INC., a Delaware corporation ("Purchaser"), ALL AMERICAN ADDED VALUE, INC., a California corporation, and ALL AMERICAN A.V.E.D., INC., a Colorado corporation (collectively, the "Surviving Corporations") (Purchaser and the Surviving Corporations are collectively referred to as "Secured Party").

                              PRELIMINARY STATEMENT

      Reference is made to the Merger Purchase Agreement pursuant to which this Agreement is executed and delivered ("Purchase Agreement") among Purchaser, Subsidiaries, Added Value Electronics Distribution, Inc., a California corporation ("Added Value"), and A.V.E.D.-Rocky Mountain, Inc., a Colorado corporation ("Rocky Mountain"). Capitalized terms used herein, which are not defined herein, shall have the respective meanings ascribed to them in the Purchase Agreement.

         NOW, THEREFORE, in consideration of the Merger Consideration and, if applicable, Additional Consideration to be received by each of the Target Stockholders, and in order to induce Purchaser and Subsidiaries to consummate the transactions contemplated by the Purchase Agreement, the Target Stockholders hereby make the following covenants and agreements in favor of Purchaser and the Surviving Corporations.

         1. DEFINED TERMS. As used herein, the following terms shall have the following meanings:

                  "Collateral" shall mean, with respect to each Target Stockholder, (a) the All American Shares owned by such Target Stockholder as set forth in the Merger Consideration tables set forth in Exhibit "G" to the Purchase Agreement, and his or her beneficial interest in the Voting Trust Agreement, and, with respect to the Target Stockholders collectively, all of the All American Shares owned by the Target Stockholders set forth in Exhibit "G" to the Purchase Agreement and their collective beneficial interests in the Voting Trust Agreement, and (b) all Proceeds arising from the foregoing.

                  "Event of Default" shall mean, with respect to a Target Stockholder, a material breach by such Target Stockholder of any of his or her representations, warranties, covenants, obligations, restrictions or agreements contained in the Guaranty and Agreement, the Restrictive Covenant, the Voting Trust Agreement or this Agreement, or failure by such Target Stockholder to pay or perform any of the Obligations of such Target Stockholder, which is not cured (if curable) within thirty (30) days following written notice thereof to such Target Stockholder (such 30-day period being inclusive of, and not in addition to, any grace or cure period set forth in any other such agreement).

                  "Obligations" shall mean, with respect to each Target Stockholder, all of such Target Stockholder's obligations of any kind or description whatever under the Guaranty and Agreement, the Restrictive Covenant, the Voting Trust Agreement and this Agreement, including, without limitation, all indemnity obligations thereunder and hereunder, and the obligation to pay damages of any kind to Secured Party as a consequence of any Event of Default, and including any and all of the foregoing for which he or she is jointly and severally liable pursuant to the terms of this Agreement or any of such other agreements.

                  "Proceeds" shall have the meaning assigned to it under the Uniform Commercial Code and, in any event, shall include, but not be limited to,
(i) any and all payments (in any form whatever) made or due and payable to a Target Stockholder from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority) or other person; and (ii) any and all amounts from time to time paid or payable with respect to or in connection with any of the Collateral, whether in cash or in kind, including dividends or distributions of any kind (cash, stock or other property), and, subject to Section 4 hereof, including any additional or other All American Shares, Voting Trust Certificates, or other securities received in exchange for or in addition to or replacement of the Collateral described in subsection (a) of the definition thereof pursuant to any recapitalization, reclassification, stock split, reverse stock split, conversion, merger or other transaction.

                  "Uniform Commercial Code" shall mean the Uniform Commercial Code as the same may from time to time be in effect in the State of Florida, except as the context may otherwise require.

         2. ACKNOWLEDGMENT OF OBLIGATIONS. The Obligations of each Target Stockholder, including all Obligations for which he or she is jointly and severally liable pursuant to this Agreement, the Guaranty and Agreement, the Restrictive Covenant and/or the Voting Trust Agreement, shall each be secured by all of the Collateral owned by such Target Stockholder. Except as otherwise provided in the Guaranty and Agreement, the Restrictive Covenant, the Voting Trust Agreement or in this Agreement, the Obligations are the joint and several obligations of the Target Stockholders and, upon an Event of Default relating to any Target Stockholder, the Collateral owned by each Target Stockholder so jointly and severally liable shall be available to Secured Party and shall be subject to all of Secured Party's rights and remedies hereunder, including the right of foreclosure.

         3. ASSIGNMENT AND GRANT OF SECURITY INTEREST. As security for the prompt and complete payment and performance when due of all the Obligations owed by him or her, and to induce Secured Party to consummate the Purchase Agreement, each Target Stockholder hereby grants to Secured Party a security interest in all of such Target Stockholder's right, title and interest in and to the Collateral owned by such Target Stockholder. The Collateral (and all stock certificates and voting trust certificates evidencing the Collateral) shall remain in the possession of Secured Party as set forth in the Voting Trust Agreement.

         4. PROCEEDS. Secured Party authorizes each Target Stockholder to collect all Proceeds (including cash and stock dividends) of the Collateral (other than reissues of stock pursuant to a recapitalization, where the recapitalized stock and the existing stock for which it is being exchanged are of equivalent value, and where giving such recapitalized stock or a portion thereof to the Target Stockholders would therefore represent a decrease in the value of the Collateral). Secured Party may, without cause or notice after the occurrence and during the continuance of an Event of Default, curtail or terminate said authority at any time. If required by Secured Party at any time after the occurrence and during the continuance of an Event of Default, all such Proceeds shall be paid directly to Secured Party and held as Collateral pursuant hereto.

         5. REPRESENTATIONS AND WARRANTIES. Each of the Target Stockholders hereby represents and warrants to Secured Party (and agrees that each such representation and warranty shall be a continuing representation and warranty until the Obligations have been paid, performed and satisfied in full or this Agreement otherwise terminates) that:

                  (a) Except for the security interests granted to Secured Party pursuant to this Agreement and except for the Voting Trust Agreement, such Target Stockholder is the sole owner of the Collateral applicable to him or her, having good and marketable title thereto, free and clear of any and all liens, charges or other encumbrances.

                  (b) This Agreement constitutes a valid and continuing first lien on and a perfected security interest in the Collateral owned by such Target Stockholder in favor of Secured Party, prior to all other liens, charges or other encumbrances of any kind whatever, and is enforceable as such as against creditors of such Target Stockholder. All action necessary or desirable to protect and perfect such security interest has been duly taken.

                  (c) There is not any actions, suits or proceedings at law or in equity (governmental or nongovernmental), or judgments, writs or decrees, pending or, to the knowledge of such Target Stockholder, threatened against or affecting such Target Stockholder, or imminent, as to which (with respect to actions, suits or proceedings) there is a reasonable possibility of an adverse determination and which, if adversely determined, would individually or in the aggregate materially impair the rights and interests granted to Secured Party hereunder, or, with respect to judgments, writs or decrees, if enforced, would individually or in the aggregate materially impair the rights and interests granted to Secured Party hereunder.

         6. COVENANTS. Each of the Target Stockholders covenants and agrees with Secured Party that from and after the date of this Agreement and until the Obligations are fully paid, performed and satisfied or this Agreement terminates in accordance with the terms hereof:

                  (a) At any time and from time to time, upon the written request of Secured Party, and at such Target Stockholder's expense, such Target Stockholder will promptly and duly execute and deliver any and all such further instruments, certificates and documents and take such further action as Secured Party may reasonably deem necessary in obtaining the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the execution and delivery of stock certificates, voting trust certificates, stock powers and other instruments of transfer.

                  (b) Such Target Stockholder will pay promptly when due any taxes, assessments and governmental charges or levies imposed upon the Collateral owned by such Target Stockholder.

                  (c) Such Target Stockholder will perform and comply in all material respects with all material obligations under all agreements (including without limitation the Voting Trust Agreement and the Restrictive Covenant) to which it is a party or by which it is bound, in each case, relating to the Collateral owned by such Target Stockholder.

                  (d) Such Target Stockholder will not create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove, any lien, charge or other encumbrance on the Collateral owned by such Target Stockholder, except for the security interest in the Collateral granted to Secured Party hereunder (and the rights of the Voting Trustees under the Voting Trust Agreement), and will defend the right, title and interest of Secured Party in and to any of such Target Stockholder's rights to the Collateral owned by such Target Stockholder and in and to the Proceeds therefrom against the claims and demands of all other persons whomsoever.

                  (e) Such Target Stockholder will advise Secured Party promptly, in reasonable detail, (i) of any lien, charge or other encumbrance made or asserted against any of the Collateral owned by such Target Stockholder, and (ii) of the occurrence of any other event which to his or her knowledge would have a material adverse effect on the security interests created hereunder in the Collateral owned by such Target Stockholder.

                  (f) Such Target Stockholder will not sell or otherwise dispose of all or any part of the Collateral except as permitted by the terms of this Agreement, the Restrictive Covenant and the Voting Trust Agreement.

         7.       APPOINTMENT OF SECURED PARTY AS ATTORNEY-IN-FACT.

                  (a) Each Target Stockholder hereby irrevocably constitutes and appoints Purchaser or any officer or agent of Purchaser, with full power of substitution, as his or her true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Target Stockholder and in the name of such Target Stockholder or in its, his or her own name, from time to time in Purchaser's discretion after the occurrence and during the continuance of an Event of Default, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement (including, without limitation, the agreements contained in Section 9) and, without limiting the generality of the foregoing, hereby gives Purchaser the power and right, on behalf of such Target Stockholder, without notice to or assent by such Target Stockholder, to do the following:

                           (i)  upon the occurrence and during the continuance
of an Event of Default, to ask, demand, collect, receive and give acquittances and receipts for any and all moneys due and to become due with respect to the Collateral and, in the name of such Target Stockholder or in its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to the Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise as deemed appropriate by Purchaser for the purpose of collecting any and all such moneys due with respect to the Collateral;

                           (ii)  upon failure of such Target Stockholder
timely so to do after the occurrence and during the continuance of an Event of Default, to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral except for the security interests in the Collateral granted hereby; and

                           (iii) upon the occurrence and during the continuance
of an Event of Default, (A) to direct any party liable for any payment to Purchaser with respect to the Collateral owned by such Target Stockholder to make payment of any kind and all moneys due and to become due thereunder directly to Secured Party or as Purchaser shall direct; (B) to receive payment of and give receipt for any and all moneys, claims and other amounts due and to become due at any time in respect of or arising out of any such Collateral; (C) to sign and endorse any invoices, drafts against debtors, assignments, verifications and notices in connection with accounts and other documents relating to such Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect such Collateral and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against such Target Stockholder with respect to any such Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as Purchaser may deem appropriate; and (G) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of such Collateral as fully and completely as though Purchaser were the absolute owner thereof for all purposes, and to do, at any time, or from time to time after the occurrence and during the continuance of an Event of Default, at the expense of such Target Stockholder, all acts and things which Purchaser deems necessary to protect, preserve or realize upon such Collateral and Secured Party's security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as such Target Stockholder might do. The Target Stockholders hereby ratify all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

                  (b) The powers conferred on Purchaser hereunder are solely to protect Secured Party's interest in the Collateral and shall not impose any duty upon it to exercise such powers. Purchaser shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither Purchaser nor any of Purchaser's officers, directors, employees or agents shall be responsible to any Target Stockholder for any act or failure to act, except for any act or failure to act that is finally adjudicated or otherwise conclusively determined to be attributable solely to the gross negligence or wilful misconduct of Purchaser or such officer, director, employee or agent.

                  (c) Each of the Target Stockholders also authorizes Purchaser at any time and from time to time upon the occurrence and during the continuance of an Event of Default to execute, in connection with the sale provided for in
Section 9 of this Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral owned by such Target Stockholder.

         8. PERFORMANCE BY SECURED PARTY OF OBLIGATIONS. If a Target Stockholder fails to perform or comply with any of his or her agreements contained herein and Secured Party, as provided for by the terms of this Agreement, shall perform or comply on behalf of such Target Stockholder or otherwise cause performance or compliance with such agreement, the expenses of Secured Party incurred in connection with such performance or compliance (including without limitation the expenses of all matters covered in Section 7 above) shall be reimbursed to Secured Party on demand and shall constitute Obligations secured hereby.

         9. REMEDIES; RIGHTS UPON DEFAULT. Each of the Target Stockholders acknowledges and agrees that it is the intention of such Target Stockholder that, upon the occurrence and during the continuance of an Event of Default, Secured Party shall be able to take all necessary and appropriate action to realize upon the Collateral owned by such Target Stockholder in order to receive payment and performance in full of the Obligations owed by such Target Stockholder. If an Event of Default with respect to a Target Stockholder shall occur and be continuing, Secured Party may exercise in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Obligations all rights and remedies of a secured party under the Uniform Commercial Code. Secured Party shall apply the net proceeds of any collections, recovery, receipt, appropriation, realization or sale of or with respect to such Collateral (after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any or all of such Collateral or in any way relating to the rights of Secured Party hereunder, including reasonable attorneys' fees and legal expenses) to the payment in whole or in part of the Obligations. After so applying such net proceeds and after the payment by Secured Party of any other amount required by any provision of law, the remaining balance of such net proceeds shall be applied as any court of competent jurisdiction, such Target Stockholder or whomever is lawfully entitled to receive such funds may direct. To the extent permitted by applicable law, such Target Stockholder waives all claims, damages and demands against Secured Party arising out of the repossession, retention or sale of the Collateral. Each Target Stockholder agrees that Secured Party need not give more than ten (10) days notice of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. Any balance of the Obligations remaining unsatisfied after realization upon such Collateral shall be recoverable from the Principal Target Stockholders (as such term is defined in the Guaranty and Agreement) to the extent permitted by the Guaranty and Agreement; each such Principal Target Stockholder shall (subject to such limitations in the Guaranty and Agreement) be responsible for any deficiency. No deficiency may be recovered from any Target Stockholder who is not a Principal Target Stockholder.

         10. LIMITATION ON SECURED PARTY'S DUTY IN RESPECT OF COLLATERAL. Beyond the use of reasonable care in the custody thereof, Secured Party shall not have any duty as to any Collateral in Secured Party's possession or control or in the possession or control of any agent or nominee of it or as to the preservation of rights against prior parties or any other rights pertaining thereto. Secured

Party shall not be obligated to pay any amounts to any Target Stockholder with respect to the Collateral owned by such Target Stockholder due to its failure to exercise reasonable care in the custody thereof, except such amounts as are finally adjudicated or otherwise conclusively determined to be attributable solely to Secured Party's gross negligence or wilful misconduct with respect to such Collateral in Secured Party's possession or control.

         11. RIGHT TO SUBSTITUTE COLLATERAL. Any Target Stockholder may, at any time during the term of this Agreement, propose to substitute collateral of reasonably equivalent value to the Collateral owned by such Target Stockholder for such Collateral owned by such Target Stockholder. If a Target Stockholder makes such a proposal, and the substitute collateral offered is in all material respects of equivalent value to, and as readily marketable and as stable in value as, the Collateral, Secured Party shall accept such substitute collateral for such Collateral provided that Secured Party is granted a perfected, first priority lien in such substitute collateral and such Target Stockholder executes and delivers to Secured Party such documents as Secured Party reasonably requests to give effect to the foregoing without in any manner diminishing Secured Party's rights, protections and benefits under this Agreement.

         12. VOTING; DIVIDENDS. So long as there shall exist an Event of Default, Secured Party shall be entitled to exercise all voting power with respect to the shares of capital stock of the Target Stockholder pledged pursuant hereto (including the right to instruct the Voting Trustees pursuant to the Voting Trust Agreement) and to receive and retain, as additional Collateral hereunder, any and all dividends and interest at any time and from time to time declared or paid upon any such Collateral.

         13. TERMINATION. Unless an Event of Default shall have occurred and is continuing, the security interest in the Collateral granted pursuant to this Agreement shall terminate on the second anniversary of the date hereof. At such time, Secured Party shall do or cause to be done all such things as may be necessary to extinguish its security interest in the Collateral. If an Event of Default (or an event which, with or without notice or lapse of time or both, or if not cured, would result in an Event of Default) does exist at such second anniversary, the pledges created under this Agreement shall not terminate as to all Target Stockholders liable with respect thereto, but shall continue until all Obligations have been paid, performed and satisfied in full or all Collateral securing said Obligations has been fully realized upon; PROVIDED, HOWEVER, that, if the possible damages (of any and all kinds) recoverable by Secured Party in respect of such Event of Default could not, under any circumstances, in Secured Party's sole (but good faith) judgment, equal or exceed the then-value of the All American Shares subject to the pledge (after giving effect to all negative fluctuations of value of the Collateral that could occur until such Collateral is likely, in Secured Party's judgment, to be realized upon and sold), Secured Party shall release from the pledge, on a pro rata basis as among the Target Stockholders, the Collateral having a value in excess of such possible damages. While an Event of Default exists (or an event which, with or without notice or lapse of time or both, or if not cured, would result in an Event of Default) with respect to a Target Stockholder, none of the transfers of All American Shares permitted to be made by such Target Stockholder under the Restrictive Covenant, the Voting Trust Agreement or otherwise shall be permitted.

         14. NO WAIVER; CUMULATIVE REMEDIES. No failure on the part of Secured Party to exercise, and no delay in the exercise of, any right, power, privilege or remedy of Secured Party hereunder, or under the Purchase Agreement or any other agreement or instrument executed in connection herewith or therewith or pursuant hereto or thereto, or pursuit of any particular right, power, privilege or remedy hereunder or thereunder at any particular time, singly or together with others, or any partial exercise thereof, shall operate as a waiver of, or preclude the exercise or availability of, any right, power, privilege or remedy of Secured Party under this Agreement or the Purchase Agreement or any other agreement or instrument executed or delivered in connection herewith or therewith or pursuant hereto or thereto.

         15. AMENDMENTS AND WAIVERS. The parties may, by written agreement signed by the parties, modify any of the covenants or agreements or extend the time for the performance of any of the obligations contained in this Agreement or in any document delivered pursuant to this Agreement. Any party may waive, by written instrument signed by such party, compliance by another party with any of its obligations contained in this Agreement or in any document delivered pursuant to this Agreement. This Agreement may be amended only by written instrument signed by the parties hereto.

         16. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         17. NOTICES. Any notice, request or other document to be given hereunder to a party shall be in writing and delivered in person or sent by registered or certified mail, postage prepaid, return receipt requested, or an overnight air courier service, as follows:

                           If to Secured Party, addressed to it at:

                           All American Semiconductor, Inc.
                           16115 Northwest 52nd Avenue
                           Miami, Florida  33014
                           Attention:  Paul Goldberg and Bruce M. Goldberg

                           With a copy to:

                           Marc J. Stone, Esq.
                           Rubin Baum Levin Constant Friedman & Bilzin
                           2500 First Union Financial Center
                           Miami, Florida  33131

                           If to the Target Stockholders (or any of them), addressed to him, her or them at the respective address(es) set forth in Schedule I attached to the Guaranty and Agreement.

                           With a copy to:

                           Richard H. Bruck, Esq.
                           Teresa Tormey Fineman, Esq.
                           Bruck & Perry
                           One Newport Place, 10th Floor
                           Newport Beach, California  92660

All such notices, requests and other documents shall be deemed to have been duly given at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, first class postage prepaid, return receipt requested, if mailed; and the next business day after timely delivery to the courier, if sent by an overnight air courier service guaranteeing next day delivery. Any party may change its address for receiving notices, requests and other documents by giving written notice of such change to the other parties hereto.

         18. PARTIAL INVALIDITY. In the event that any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, and is not reformed by such court, such holding shall not invalidate or render unenforceable any other provision hereof.

         19. SECTION HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         20. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         21. ENTIRE AGREEMENT. This Agreement, together with the Purchase Agreement and the Schedules and Exhibits thereto and the agreements and instruments delivered pursuant hereto or thereto, contains the entire agreement among the parties hereto, and supersedes all prior agreements and undertakings between or among the parties hereto relating to the subject matter hereof and thereof, including, without limitation, any letter of intent or proposal executed or delivered by or on behalf of any of the parties prior to the date hereof.

         22. GENDER. With respect to the language of this Agreement, the use of the masculine gender shall include the feminine and neuter, and the use of the neuter shall include the masculine and/or feminine, in each case, as the context reasonably requires.

         23. ACKNOWLEDGMENT. Each Target Stockholder represents and warrants to Secured Party that he or she has read and understood this Agreement and the Purchase Agreement (including, but not limited to, who is and who is not considered a Principal Target Stockholder) and has been advised by independent legal counsel with respect to all matters relating to this Agreement (or understands that he or she has the right to have been so advised, and that seeking and receiving such independent legal advice is advisable).

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the date first above written.

TARGET STOCKHOLDERS:

Principal Target Stockholders:

-------------------------          -------------------------
WAYNE VANNOY                       GARY R. MILLER

-------------------------          -------------------------
ROSALIE C. MILLER                  ROBERT D. LURIE

-------------------------          -------------------------
RICHARD W. McCAULEY                KENNETH A. PLOCK

-------------------------
CATHLEEN M. PLOCK

Target Stockholders Who Are Not
  Principal Target Stockholders:

-------------------------          -------------------------
MARIE FLETCHER                     JERRY D. FLETCHER

-------------------------          -------------------------
THOMAS BROESAMLE                   ALEXANDRA J. MILLER

-------------------------
KIM B. COOPER

SECURED PARTY:

ALL AMERICAN SEMICONDUCTOR, INC.

By:_____________________________
   Title:_______________________

ALL AMERICAN ADDED VALUE, INC.

By:_____________________________
   Title:_______________________

ALL AMERICAN A.V.E.D., INC.

By:_____________________________
   Title:_______________________

                                   EXHIBIT "D"

                              RESTRICTIVE COVENANT

                              RESTRICTIVE COVENANT

         RESTRICTIVE COVENANT ("Agreement"), dated __________, 1995, by and among WAYNE VANNOY, THE VANNOY FAMILY CHARITABLE REMAINDER TRUST, GARY R. MILLER, ROSALIE C. MILLER, ROBERT D. LURIE, RICHARD W. McCAULEY, KENNETH A. PLOCK, CATHLEEN M. PLOCK, JERRY D. FLETCHER, MARIE FLETCHER, ALEXANDRA J. MILLER, THOMAS BROESAMLE and KIM B. COOPER (each, a "Target Stockholder" and, collectively, the "Target Stockholders"), in favor of ALL AMERICAN SEMICONDUCTOR, INC., a Delaware corporation ("Purchaser"), ALL AMERICAN ADDED VALUE, INC., a California corporation, and ALL AMERICAN A.V.E.D., INC., a Colorado corporation (collectively, the "Surviving Corporations").

                              PRELIMINARY STATEMENT

         Reference is made to the Merger Purchase Agreement pursuant to which this Agreement is executed and delivered ("Purchase Agreement") among Purchaser, Subsidiaries, Added Value Electronics Distribution, Inc., a California corporation ("Added Value"), and A.V.E.D.-Rocky Mountain, Inc., a Colorado corporation ("Rocky Mountain"). Capitalized terms used herein, which are not defined herein, shall have the respective meanings ascribed to them in the Purchase Agreement.

         NOW, THEREFORE, in consideration of the Merger Consideration and, if applicable, Additional Consideration to be received by each of the Target Stockholders, and in order to induce Purchaser and Subsidiaries to consummate the transactions contemplated by the Purchase Agreement, the Target Stockholders hereby make the following covenants and agreements in favor of Purchaser and the Surviving Corporations.

         1. CONFIDENTIAL INFORMATION. Each Target Stockholder acknowledges that he or she has been informed of the policy of Purchaser and its Affiliates (including, without limitation, the Surviving Corporations) (collectively, the "Purchaser Group") to maintain as secret and confidential all information and materials relating to (i) the financial condition, businesses and interests of the Purchaser Group (and each of them), (ii) the systems, Know-how and Records, products, services, costs, inventions, computer software programs, marketing and sales techniques and/or programs, methods, methodologies, manuals, lists and other trade secrets heretofore or hereafter acquired, sold, developed, maintained and/or used by the Purchaser Group (and each of them) and (iii) the nature and terms of the Purchaser Group's (and each's) relationships with its customers, suppliers, lenders, underwriters, vendors, consultants, independent contractors, attorneys, accountants and employees (all such information and materials being hereinafter collectively referred to as "Confidential Information"). Each Target Stockholder further acknowledges that such Confidential Information is of great value to the Purchaser Group (and each of them). Each Target Stockholder understands that it is reasonably necessary to protect the Purchaser Group's good will and business interests that such Target Stockholder agree and, accordingly, such Target Stockholder does hereby agree, that such Target Stockholder will not directly or indirectly (except where authorized by the President of Purchaser for the benefit of the Purchaser Group and/or as required in the course of his employment, if any, with the Purchaser Group) at any time hereafter divulge or disclose for any purpose whatever to any persons, firms, corporations or other entities other than the Purchaser Group (hereinafter referred to collectively as "Third Parties"), or use or cause or authorize any Third Parties to use, any such Confidential Information, except as otherwise required by law.

         2. COVENANT-NOT-TO-COMPETE. In view of (a) the Confidential Information known to each Target Stockholder, (b) the substantial consideration paid and payable to such Target Stockholder under or pursuant to the Purchase Agreement, and (c) the sale of the good will of the business embodied in the Purchase Agreement, and as a material inducement to Purchaser to consummate the Purchase Agreement, each Target Stockholder covenants and agrees that such Target Stockholder shall not, directly or indirectly, (A) for and during the First Applicable Period (as set forth in Schedule I with respect to such Target Stockholder), sell any products or services sold or offered by the Purchaser

Group (or any of them, including either of the Corporations) to any customer or former customer of the Purchaser Group (or any of them, including either of the Corporations), (B) for and during the First Applicable Period, obtain for resale from any supplier of the Purchaser Group (or any of them, including either of the Corporations) any products of the type the Purchaser Group (or any of them, including either of the Corporations) purchases or has purchased for resale, (C) for and during the First Applicable Period, solicit the services of, or hire, directly or indirectly, whether on his or her own behalf or on behalf of others, any managerial or executive employee or salesperson of the Purchaser Group (or any of them, including either of the Corporations) or who was employed by the Purchaser Group (or any of them, including either of the Corporations) at any time during the period commencing one year prior to the date hereof and ending five years following the date hereof, (D) for and during the Second Applicable Period (as set forth in Schedule I with respect to such Target Stockholder), obtain any interest in, any employment with, or any right to participate in, directly or indirectly, any enterprise competitive with the business of the Purchaser Group (or any of them, including either of the Corporations) anywhere within the continental United States which provides goods or services to customers located in any county or city in which either Corporation has provided goods or services to customers at any time during the one-year period ending on the date hereof (the "Geographical Territory"), or (E) for and during the Second Applicable Period, otherwise assist any person or entity in so competing, or in any capacity engage in any activity or business, passively or actively, as an owner, participant, employee or agent, competitive with the business of the Purchaser Group (or any of them, including either of the Corporations) in any county or city within the continental United States which provides goods or services to customers located in the Geographical Territory (provided that the restrictions in (D) and (E) shall not in any event continue, with respect to any county or city in the Geographical Territory, beyond the time that Employer or any of its Affiliates ceases to carry on a like business therein). The foregoing restriction shall not prevent a Principal Target Stockholder from accepting employment as a manufacturer's representative at any time following December 31, 1997 if such manufacturer is not a major supplier to the Purchaser Group (or any of them, including either of the Corporations). A major supplier to the Purchaser Group is one whose products account for 5% or more of the sales of the Purchaser Group or any member thereof. Each Target Stockholder acknowledges that the business of the Purchaser Group is national in scope, that one can effectively compete with such business in the Geographical Territory from anywhere in the continental United States, and that, therefore, such geographical area of restriction is reasonable in the circumstances to protect the Purchaser Group's legitimate business interests. As consideration for the respective covenants of the Target Stockholders made pursuant to Sections 1 and 2 of this Agreement, each Target Stockholder shall, on the date hereof, receive the payment set forth opposite his or her name in Schedule I attached.

         3. PURCHASER GROUP'S REMEDIES FOR BREACH OF SECTIONS 1 AND 2. Each Target Stockholder covenants and agrees that if he or she shall violate or breach any of his or her covenants or agreements provided for in Section 1 or 2 hereof, the Purchaser Group (and each of them) shall be entitled to an accounting and repayment of all profits, compensation, commissions, remunerations and benefits which such Target Stockholder directly or indirectly has realized and realizes as a result of, growing out of or in connection with any such violation or breach. In addition, in the event of a breach or violation or threatened or imminent breach or violation of any provisions of Section 1 or 2 hereof, the Purchaser Group (and each of them) shall be entitled to a temporary and permanent injunction or any other appropriate decree of specific performance or equitable relief (without being required to post bond or other security) from a court of competent jurisdiction in order to prevent, prohibit or restrain any such breach or violation or threatened or imminent breach or violation by such Target Stockholder, by such Target Stockholder's partners, agents, representatives, servants, employers or employees and/or by any Third Parties. The Purchaser Group (and each of them) shall be entitled to such injunctive or other equitable relief in addition to any damages which are suffered, together with reasonable attorneys' and paralegals' fees and costs and other costs incurred in connection with any such litigation, both before and at trial and at all tribunal levels. It is understood that resort by the Purchaser Group (or any of them) to such injunctive or other equitable relief shall not be deemed to waive or to limit in any respect any other rights or remedies which the Purchaser Group (or any of them) may have with respect to such breach or violation. Each member of the Purchaser Group may enforce these provisions directly in its own name and right.

         4.       REASONABLENESS OF RESTRICTIONS.

                  (a) Each Target Stockholder acknowledges that any breach or violation of the covenants set forth in Section 1 or 2 hereof will cause irreparable injury and damage and incalculable harm to the Purchaser Group and that it would be very difficult or impossible to measure all of the damages resulting from any such breach or violation. Each Target Stockholder further acknowledges that such Target Stockholder has carefully read and considered the provisions of Sections 1, 2 and 3 hereof and, having done so, agrees that the restrictions and remedies set forth in such Sections (including, but not limited to, the time period, geographical and types of restrictions imposed) are fair and reasonable and are reasonably required for the protection of the business, trade secrets, interests and good will of the Purchaser Group. Each Target Stockholder further acknowledges that his or her covenants in Sections 1 and 2 have been made to induce Purchaser to complete the Mergers pursuant to the Purchase Agreement, and that Purchaser would not have done so (and no Stockholder would be receiving or receive any Merger Consideration or Additional Consideration) absent the covenants and agreements of the Target Stockholders herein contained.

                  (b) Each Target Stockholder understands and intends that each provision and restriction agreed to by him or her in Sections 1, 2 and 3 hereof shall be construed as separate and divisible from every other provision and restriction. In the event that any one of the provisions of, or restrictions in, Sections 1, 2 and/or 3 hereof shall be held to be invalid or unenforceable, and is not reformed by a court of competent jurisdiction, the remaining provisions thereof and restrictions therein shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable provisions or restrictions had not been included. In the event that any such provision relating to time period, geographical and/or type of restriction shall be declared by a court of competent jurisdiction to exceed the maximum or permissible time period, geographical or type of restriction such court deems reasonable and enforceable, said time period, geographical and/or type of restriction shall be deemed to become and shall thereafter be the maximum time period, geographical area and/or type of restriction which such court deems reasonable and enforceable.

         5. RESTRICTIONS ON SALE BY TARGET STOCKHOLDERS OF ALL AMERICAN SHARES. In addition to the restrictions contained in the Pledge Agreement and the Voting Trust Agreement, and notwithstanding that the All American Shares given to the Target Stockholders in the Mergers are registered under the Securities Act, each Target Stockholder agrees to the following reasonable restrictions concerning the transferability of All American Shares owned by such Target Stockholder from and after the date hereof:

                  (a) During the period commencing on the date hereof, and ending as of the close of business of the day preceding the second anniversary of the date hereof, the Target Stockholders may not, in the aggregate, sell, transfer or otherwise dispose of in any manner more than a number of All American Shares equal to $1,125,000 divided by the All American Share Value, and no individual Target Stockholder may sell, transfer or otherwise dispose of in any manner more than a number of All American Shares equal to the product obtained by multiplying (i) the number of All American Shares equal to $1,125,000 divided by the All American Share Value, by (ii) a percentage (the "Individual Percentage") which is equal to the percentage of Merger Consideration received by such Target Stockholder in the Mergers. In addition, during such two-year period, the Target Stockholders may not, in the aggregate, sell, transfer or otherwise dispose of in any manner more than 50,000 All American Shares during any 14-day period or more than 10,000 All American Shares in any one day, and each Target Stockholder shall be limited to his or her Individual Percentage of such number.

                  (b) Commencing with the second anniversary of the date hereof, the Target Stockholders may not, in the aggregate, sell, transfer or otherwise dispose of in any manner more than 200,000 All American Shares during any 14-day period or more than 50,000 All American Shares in any one day, and each Target Stockholder shall be limited to his or her Individual Percentage of such number.

                  (c) If a Target Stockholder wishes to relinquish all or a portion of his pro rata right(s) to sell or dispose of All American Shares described in subsection (a) or (b) above to another Target Stockholder, he or she may do so by giving Purchaser written notice to such effect. Such relinquishment shall be irrevocable.

                  (d) The restrictions set forth in subsections (a) and (b) above shall not apply on any trading day where the last sale price of an All American Share for the immediately preceding trading day equalled or exceeded $5.00.

                  (e) The restrictions herein contained are in addition to any restrictions which might be imposed by law (including any securities law, including without limitation any under Rule 144 and/or Rule 145 under the Exchange Act). In the event that Purchaser, in good faith, determines that a legal restriction on the transferability of All American Shares by the Target Stockholders (in whole or in part) may exist (such as, by way of example only, securities laws restrictions or limitations which could apply if the Target Stockholders were viewed as or considered an affiliated group or insiders), Purchaser may cause its stock transfer agent not to process any potentially violative transfers unless and until a legal opinion, in form and content, and from a law firm, reasonably acceptable to Purchaser is obtained and delivered to Purchaser (at the expense of the Target Stockholders) to the effect that the proposed transfers are not restricted under any applicable securities or other laws.

                  (f) Notwithstanding any of the foregoing contained in this
Section 5 to the contrary, each Target Stockholder represents, warrants and covenants to Purchaser and the Surviving Corporations as follows. The Target Stockholders have no present plan, intention or arrangement to dispose of any of the All American Shares received by them in either Merger in a manner that would cause either Merger to violate the continuity of shareholder interest requirement set forth in Treasury Regulation ss. 1.368-1.

         6. LIABILITY. Each of the Principal Target Stockholders shall be jointly and severally liable for, and in respect of, any breach or violation by any Target Stockholder of any covenant, obligation, agreement or restriction contained in this Agreement, subject to the limitations on liability contained in the Guaranty and Agreement. Each Target Stockholder who is not a Principal Target Stockholder shall be liable for, and in respect of, only his or her own breach or violation of covenants, obligations, agreements and restrictions set forth in this Agreement, and not for, or in respect of, a breach or violation of any other Target Stockholder, subject to the limitations on liability contained in the Guaranty and Agreement.

         7. NO WAIVER; CUMULATIVE REMEDIES. No failure on the part of Purchaser or the Surviving Corporations or any other member of the Purchaser Group to exercise, and no delay in the exercise of, any right, power, privilege or remedy of Purchaser or the Surviving Corporations or any other member of the Purchasing Group hereunder, or under the Purchase Agreement or any other agreement or instrument executed in connection herewith or therewith or pursuant hereto or thereto, or pursuit of any particular right, power, privilege or remedy hereunder or thereunder at any particular time, singly or together with others, or any partial exercise thereof, shall operate as a waiver of, or preclude the exercise or availability of, any right, power, privilege or remedy of Purchaser or the

Surviving Corporations or any other member of the Purchaser Group under this Agreement or the Purchase Agreement or any other agreement or instrument executed or delivered in connection herewith or therewith or pursuant hereto or thereto.

         8. AMENDMENTS AND WAIVERS. The parties may, by written agreement signed by the parties, modify any of the covenants or agreements or extend the time for the performance of any of the obligations contained in this Agreement or in any document delivered pursuant to this Agreement. Any party may waive, by written instrument signed by such party, compliance by another party with any of its obligations contained in this Agreement or in any document delivered pursuant to this Agreement. This Agreement may be amended only by written instrument signed by the parties hereto.

         9. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         10. NOTICES. Any notice, request or other document to be given hereunder to a party shall be in writing and delivered in person or sent by registered or certified mail, postage prepaid, return receipt requested, or an overnight air courier service, as follows:

                           If to Purchaser or the Surviving Corporations (or any other member of the Purchaser Group), addressed to it at:

                           All American Semiconductor, Inc.
                           16115 Northwest 52nd Avenue
                           Miami, Florida  33014
                           Attention:  Paul Goldberg and Bruce M. Goldberg

                           With a copy to:

                           Marc J. Stone, Esq.
                           Rubin Baum Levin Constant Friedman & Bilzin
                           2500 First Union Financial Center

                           Miami, Florida  33131

                           If to the Target Stockholders (or any of them), addressed to him, her or them at the respective address(es) set forth in Schedule I attached to the Guaranty and Agreement.

                           With a copy to:

                           Richard H. Bruck, Esq.
                           Teresa Tormey Fineman, Esq.
                           Bruck & Perry
                           One Newport Place, 10th Floor
                           Newport Beach, California  92660

All such notices, requests and other documents shall be deemed to have been duly given at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, first class postage prepaid, return receipt requested, if mailed; and the next business day after timely delivery to the courier, if sent by an overnight air courier service guaranteeing next day delivery. Any party may change its address for receiving notices, requests and other documents by giving written notice of such change to the other parties hereto.

         11. PARTIAL INVALIDITY. In the event that any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, and is not reformed by such court, such holding shall not invalidate or render unenforceable any other provision hereof.

         12. SECTION HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         13. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         14. ENTIRE AGREEMENT. This Agreement, together with the Purchase Agreement and the Schedules and Exhibits thereto and the agreements and instruments delivered pursuant hereto or thereto, contains the entire agreement among the parties hereto, and supersedes all prior agreements and undertakings between or among the parties hereto relating to the subject matter hereof and thereof, including, without limitation, any letter of intent or proposal executed or delivered by or on behalf of any of the parties prior to the date hereof.

         15. GENDER. With respect to the language of this Agreement, the use of the masculine gender shall include the feminine and neuter, and the use of the neuter shall include the masculine and/or feminine, in each case, as the context reasonably requires.

         16. ACKNOWLEDGMENT. Each Target Stockholder represents and warrants to Purchaser and the Surviving Corporations that he or she has read and understood this Agreement and the Purchase Agreement (including, but not limited to, who is and who is not considered a Principal Target Stockholder) and has been advised by independent legal counsel with respect to all matters relating to this Agreement (or understands that he or she has the right to have been so advised, and that seeking and receiving such independent legal advice is advisable).

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the date first above written.

TARGET STOCKHOLDERS:

Principal Target Stockholders:

-------------------------              -------------------------
WAYNE VANNOY, individually and         GARY R. MILLER
personally, and as sole trustee
of The Vannoy Family Charitable
Remainder Trust                        _________________________

                                       ROBERT D. LURIE

-------------------------              -------------------------
ROSALIE C. MILLER                      KENNETH A. PLOCK

-------------------------
RICHARD W. McCAULEY

-------------------------
CATHLEEN M. PLOCK

Target Stockholders Who Are Not
  Principal Target Stockholders:

-------------------------              -------------------------
THOMAS BROESAMLE                       JERRY D. FLETCHER

-------------------------              -------------------------
KIM B. COOPER                          ALEXANDRA J. MILLER

-------------------------
MARIE FLETCHER

PURCHASER:

ALL AMERICAN SEMICONDUCTOR, INC.

By:_____________________________
   Title:_______________________

SURVIVING CORPORATIONS:

ALL AMERICAN ADDED VALUE, INC.

By:_____________________________
   Title:_______________________

ALL AMERICAN A.V.E.D., INC.

By:_____________________________
   Title:_______________________

----------------------------------------------------------------------------------------------------------------------------------
                                                                SCHEDULE I

==================================================================================================================================
                  Target Stockholder                     First Applicable           Second                      Payment
                                                         Period                     Applicable
                                                                                    Period
==================================================================================================================================
----------------------------------------------------------------------------------------------------------------------------------
Wayne Vannoy                                             5 years                    5 years                     $280,000
----------------------------------------------------------------------------------------------------------------------------------
Jerry D. Fletcher                                        5 years                    5 years                     $115,000
----------------------------------------------------------------------------------------------------------------------------------
Robert D. Lurie                                          5 years                    5 years                     $105,000
----------------------------------------------------------------------------------------------------------------------------------
Gary R. Miller                                           3 years                    3 years                     $105,000
----------------------------------------------------------------------------------------------------------------------------------
Kenneth A. Plock                                         5 years                    5 years                     $ 90,000
----------------------------------------------------------------------------------------------------------------------------------
Rosalie C. Miller                                        3 years                    2 years                     $ 90,000
----------------------------------------------------------------------------------------------------------------------------------
Richard McCauley                                         5 years                    5 years                     $ 90,000
----------------------------------------------------------------------------------------------------------------------------------
Cathleen M. Plock                                        3 years                    1 year                      $ 90,000
----------------------------------------------------------------------------------------------------------------------------------
Marie Fletcher                                           4 years                    2 years                     $ 75,000
----------------------------------------------------------------------------------------------------------------------------------
Kim B. Cooper                                            2 years                    1 year                      $ 75,000
----------------------------------------------------------------------------------------------------------------------------------
Alexandra J. Miller                                      2 years                    1 year                      $ 55,000
----------------------------------------------------------------------------------------------------------------------------------
Thomas Broesamle                                         2 years                    1 year                      $ 30,000
----------------------------------------------------------------------------------------------------------------------------------


                                   EXHIBIT "E"

                             VOTING TRUST AGREEMENT

                             VOTING TRUST AGREEMENT

         VOTING TRUST AGREEMENT ("Agreement"), dated __________, 1995, by and among WAYNE VANNOY, GARY R. MILLER, ROSALIE C. MILLER, ROBERT D. LURIE, RICHARD
W. McCAULEY, KENNETH A. PLOCK, CATHLEEN M. PLOCK, JERRY D. FLETCHER, MARIE FLETCHER, ALEXANDRA J. MILLER, THOMAS BROESAMLE and KIM B. COOPER (each, a "Target Stockholder" and, collectively, the "Target Stockholders"), and PAUL GOLDBERG and BRUCE M. GOLDBERG, as voting trustees and not as individuals (individually, a "Voting Trustee" and, collectively, the "Voting Trustees").

                              PRELIMINARY STATEMENT

         Reference is made to the Merger Purchase Agreement pursuant to which this Agreement is executed and delivered ("Purchase Agreement") among ALL AMERICAN SEMICONDUCTOR, INC., a Delaware corporation ("Purchaser"), ALL AMERICAN ADDED VALUE, INC., a California corporation, ALL AMERICAN A.V.E.D., INC., a Colorado corporation, ADDED VALUE ELECTRONICS DISTRIBUTION, INC., a California corporation, and A.V.E.D.-ROCKY MOUNTAIN, INC., a Colorado corporation. Capitalized terms used herein, which are not defined herein, shall have the respective meanings ascribed to them in the Purchase Agreement.

         NOW, THEREFORE, in consideration of the Merger Consideration and, if applicable, Additional Consideration to be received by each of the Target Stockholders, and in order to induce Purchaser and Subsidiaries to consummate the transactions contemplated by the Purchase Agreement, the Target Stockholders hereby make the following covenants and agreements to and with the Voting Trustees.

         1. CREATION OF VOTING TRUSTS. Each Target Stockholder acknowledges that he or she has made subject to this Agreement, and each Target Stockholder shall deposit and deliver, and hereby irrevocably assigns, to the Voting Trustees, the number of All American Shares owned by him or her as set forth in the Merger Consideration tables attached as Exhibit "G" to the Purchase Agreement. The Voting Trustees shall cause to be issued to and in the name of the respective Target Stockholders one or more Voting Trust Certificates representing the All American Shares so received by the Voting Trustees. The Target Stockholders shall execute and deliver to the Voting Trustees such instruments of transfer as the Voting Trustees may reasonably require in order to effectuate and confirm the assignments and deposits referred to above.

         2. POWERS OF VOTING TRUSTEES AND LIMITATIONS THEREON. During the term of this Agreement and the continuance of the voting trusts created under this Agreement the Voting Trustees shall possess and be entitled to exercise in respect of the All American Shares from time to time subject hereto all rights of voting and abstaining from voting or otherwise to participate in stockholders' actions in all matters relating to Purchaser and shall, except as provided below in this Section 2, without any limitation whatever, be free to exercise their own discretion in so doing, including the election of any one or more of the Voting Trustees or their nominees as directors or officers, or both, of Purchaser. With respect to the following matters, the Voting Trustees shall vote the All American Shares subject hereto only as instructed in writing by the respective Target Stockholders owning the respective beneficial interests in, and Voting Trust Certificates relating to, such All American Shares: (a) a merger of Purchaser into or with another corporation or entity; (b) the sale of all or substantially all of Purchaser's assets; (c) dissolution of Purchaser; or
(d) an amendment to Purchaser's certificate of incorporation which increases the authorized shares of common stock of Purchaser or otherwise alters or modifies Purchaser's capital structure. The Voting Trustees shall not be entitled to any fees or commissions for their services hereunder.

         3.       VOTING TRUST CERTIFICATES AND PERMITTED TRANSFERS.

                  (a) Each Voting Trust Certificate issued hereunder shall be substantially in the form of Schedule "I" hereto, or in such other form as may from time to time be adopted by the Voting Trustees, and shall be signed by the

Voting Trustees. Subject to the terms hereof, a Voting Trust Certificate issued by the Voting Trustees and so signed shall entitle the registered holder thereof upon the termination of this Agreement (or upon the permitted sale of All American Shares from time to time as hereinafter provided in accordance with the terms of this Agreement), to receive in accordance with the provisions hereof a share certificate or certificates for the number of All American Shares (or lower number, if requested pursuant to a permitted sale) represented thereby, and in the meantime to the rights in respect of such All American Shares provided in this Agreement.

                  (b) All stock certificates evidencing All American Shares subject to the trusts created hereby, together with all Voting Trust Certificates relating thereto, shall, simultaneously herewith, be pledged to Purchaser pursuant to the Pledge Agreement, which is being executed and delivered simultaneously herewith. The Voting Trustees shall, in their respective representative capacities as officers of Purchaser, hold all of such stock certificates and Voting Trust Certificates on behalf of Purchaser in accordance with the terms of the Pledge Agreement, as well as holding such items as Voting Trustees under this Agreement. Subject to the terms of the Pledge Agreement and this Agreement, the All American Shares owned by a Target Stockholder subject to the trusts created by this Agreement and the pledge created under the Pledge Agreement shall, provided that no Event of Default (as such term is defined in the Pledge Agreement) with respect to such Target Stockholder has occurred and is continuing, be released from the trusts created hereby and the pledge created under the Pledge Agreement in connection with any sale of such All American Shares by such Target Stockholder in an open-market, arms-length, BONA FIDE sale transaction to an unrelated third party or parties which is permitted by the Restrictive Covenant (a "Permitted Sale"). In order to effectuate a Permitted Sale, a Target Stockholder who wishes to make a Permitted Sale shall give the Voting Trustees at least five (5) business days advance written notice of his or her desire to enter into a Permitted Sale, specifying the exact number of All American Shares that shall be subject to the Permitted Sale. Upon the execution of the Permitted Sale (which must occur no earlier than after the fifth business day following the giving of the aforesaid notice), such Target Stockholder shall deliver or cause the applicable broker to send to the Voting Trustees by facsimile transmission and commercial overnight courier service guaranteeing next day delivery, with confirmation by telephone, a written confirmation of execution of the Permitted Sale ("Permitted Sale Confirmation"). Upon receipt of the Permitted Sale Confirmation, the Voting Trustees shall as soon as is practicable, but not later than five (5) days thereafter, cause the appropriate stock certificate(s) and Voting Trust Certificate(s) to be issued, reissued and/or cancelled in whole or in part as necessary to deliver to such Target Stockholder or the applicable broker an unlegended stock certificate issued in the name of such Target Stockholder for the number of All American Shares specified in the Permitted Sale Confirmation, and, if necessary, a Voting Trust Certificate to replace the Voting Trust Certificate(s) cancelled in connection with the Permitted Sale covering the balance of any All American Shares covered by the cancelled Voting Trust Certificate(s) which are not part of the Permitted Sale. In the event of a Permitted Sale after the Pledge Agreement has terminated (i.e., after the Voting Trust Certificates have been released from the pledge and returned to the appropriate Target Stockholders in accordance with the terms of the Pledge Agreement), a Target Stockholder desiring to enter into a Permitted Sale shall, together with the aforementioned five-day notice to the Voting Trustees, deliver to the Voting Trustees his or her Voting Trust Certificate(s) covering at least the number of All American Shares sought to be transferred, endorsed in such manner and/or accompanied by such other instruments of transfer as the Voting Trustees may reasonably require so that the Voting Trustees may undertake the procedures set forth in the preceding sentence. Voting Trust Certificates may be issued in blocks representing 1,000, 5,000, 10,000, 20,000, 25,000, 50,000,
100,000 and/or 200,000 All American Shares as, in the discretion of the Voting Trustees, would help facilitate Permitted Sales which may occur. The Voting Trustees or Purchaser may require a Target Stockholder to execute and deliver, in connection with any purported Permitted Sale, such affidavits and other assurances to the effect that what is proposed by the Target Stockholder is in fact a Permitted Sale. Voting Trust Certificates and beneficial interests in All American Shares subject to the voting trusts created by this Agreement may be transferred by a Target Stockholder, for estate planning purposes, to one or more immediate family members of such Target Stockholder, a trust for the benefit solely of such Target Stockholder and/or his or her immediate family and lineal descendants, or upon death by last will and testament or the laws of intestacy, provided that, in any such case, (i) the affected All American Shares shall, in the hands of the recipient or transferee, remain in every respect subject to the voting trusts hereby created and all terms, provisions and conditions of this Agreement, as if no transfer had occurred, and (ii) such recipient or transferee executes and delivers to the Voting Trustees such agreements and documents as the Voting Trustees request in order to evidence the foregoing.

         4. RECAPITALIZATION. In the event of the subdivision, consolidation, change, classification or reclassification at any time of any All American Shares at such time subject to the voting trusts hereby created into a higher or lower number of shares of Purchaser or into a different class of shares of Purchaser, or in the event of the conversion of such shares upon the amalgamation of Purchaser with any other company or companies, the Voting Trust Certificate representing the same shall thereafter represent the numbers and classes of shares resulting from such subdivision, consolidation, change, classification, reclassification or conversion until such Voting Trust Certificate is exchanged for a new Voting Trust Certificate correctly describing the securities represented thereby.

         5. REGISTER. The Voting Trustees shall keep or cause to be kept at the offices of Purchaser proper books and records in respect of the Voting Trust Certificates, including a register or registers in which shall be recorded the names and addresses of the holders of Voting Trust Certificates, the number of All American Shares to which such holders are respectively entitled pursuant to the provisions of this Agreement and such other information as may be deemed advisable by the Voting Trustees. Such register or registers shall be kept available for inspection by the holders of Voting Trust Certificates at all reasonable times. The Voting Trustees may, at any time and from time to time, change the address at which such records are kept and, in such event, shall give notice of such change to the Target Stockholders.

         6. TRANSFER PROCEDURES. Except as otherwise provided in this Agreement, Voting Trust Certificates and the beneficial interests in the All American Shares represented thereby shall be transferable (to the extent the transfer thereof is permitted by the terms of this Agreement) only on the books kept by the Voting Trustees, and no transfer shall be valid or effective except upon transfer by the registered holder thereof or by the attorney of the registered holder thereof duly appointed in writing upon: (i) surrender of such Voting Trust Certificate duly endorsed and/or accompanied by an instrument of transfer duly executed by the registered holder thereof or the attorney of the registered holder thereof duly appointed in writing together with proof satisfactory to the Voting Trustees of such due execution and, where applicable, of the appointment of such attorney; and (ii) delivery of evidence of payment to the Voting Trustees maintaining such books of a sum equal to all applicable security transfer taxes (if any) payable in respect of such transfer. Upon such transfer, the Voting Trustees shall cause to be issued such Voting Trust Certificates and/or share certificate(s) as shall be proper in consequence thereof.

         7. SUCCESSORS. Any person becoming entitled to a Voting Trust Certificate in consequence of the death of the registered holder thereof or otherwise by operation of law shall be entitled, upon surrender of the Voting Trust Certificate and production of such evidence of the right of such person as the Voting Trustees shall then reasonably require, and upon compliance with the requirements of all applicable laws including payment of a sum equal to all applicable security transfer taxes (if any) payable in respect thereof, to one or more Voting Trust Certificates in the name of such person in lieu of the Voting Trust Certificate so surrendered.

         8. LOSS OR DESTRUCTION OF VOTING TRUST CERTIFICATES. In the event of the mutilation of any Voting Trust Certificate, the Voting Trustees may upon surrender thereof cause to be issued a replacement Voting Trust Certificate. In the event of the loss, destruction or theft of any Voting Trust Certificate, the Voting Trustees may cause to be issued a replacement Voting Trust Certificate upon production of such evidence of such loss, destruction or theft and such indemnity as the Voting Trustees may in their discretion reasonably require.

         9. THIRD PARTIES. The Voting Trustees shall be entitled at all times to treat and consider for all purposes the registered holder of a Voting Trust Certificate as the holder and legal and beneficial owner thereof and of the beneficial interest in the All American Shares represented thereby and shall not be required to take notice of any interest, trust or claim of any third party.

         10. DISTRIBUTIONS. Subject to the provisions of Section 11 hereof, the registered holder of a Voting Trust Certificate, upon any distribution by Purchaser (including without limitation any dividend or redemption payment) to its stockholders in respect of the All American Shares, shall be entitled to receive from the Voting Trustees his or her pro rata share of such distribution, subject only to the requirements of the Pledge Agreement, provided that, in the case of any payment to be made by the Voting Trustees in cash under the provisions of this Section 10, the Voting Trustees may deduct therefrom any amount they may be lawfully required to withhold and account for in respect of taxes and that, in the case of any distribution to be made by the Voting Trustees under such provisions other than in cash, the Voting Trustees may require payment to them of the amount of any such taxes as a condition precedent to the right of the holder of any Voting Trust Certificate to distribution. Notwithstanding the foregoing provisions of this Section 10, where any such distribution by Purchaser constitutes a final distribution (either by way of redemption or otherwise) in respect of any shares of the capital stock of Purchaser represented by a Voting Trust Certificate, the Voting Trustees shall not be required to make any distribution under this Section 10 to the holder of such Voting Trust Certificate until surrender thereof.

         11. REGISTERED HOLDER. Any distribution or partial distribution to a holder of a Voting Trust Certificate under the provisions of Section 10 hereof by the Voting Trustees shall be made to the registered holder of such Voting Trust Certificate at the time of such distribution or partial distribution (unless otherwise directed in writing by such registered holder) whether or not such registered holder was the registered holder thereof at the time the money or property so distributed was received by the Voting Trustees.

         12. REMOVAL OF VOTING TRUSTEE. A Voting Trustee shall cease to be a Voting Trustee if he:

                           (i)      is adjudged bankrupt;

                         (ii)       is removed as a Voting Trustee by a court
of competent jurisdiction;

                       (iii) delivers to the other Voting Trustee then in office his written resignation as a Voting Trustee; or

                         (iv)       dies or becomes permanently incapacitated.

         Any vacancy that may occur between Voting Trustees by resignation, death, incapacity or inability or refusal to continue to act shall promptly be filled by the remaining Voting Trustee. If there is no remaining Voting Trustee or he is unable or refuses to act, any such vacancy shall be filled by the Board of Directors of Purchaser. Every person appointed to fill any such vacancy shall have the same rights, powers and discretions as though originally appointed a Voting Trustee hereunder.

         13. EXERCISE OF AUTHORITY. Either Voting Trustee, acting alone, may carry out this Agreement, and the intent, purposes, terms and provisions hereof and all transactions contemplated hereby.

         14. CANCELLATION OF CERTIFICATES. All Voting Trust Certificates surrendered pursuant to the provisions hereof shall be cancelled.

         15. LIMITATIONS ON LIABILITY OF VOTING TRUSTEES. By way of supplement to, and not in lieu of, the provisions of any law affording protection or powers to trustees and notwithstanding any law or principle of law to the contrary it is agreed that:

                  (a) neither a Voting Trustee nor any nominee of the Voting Trustees shall be under any liability or responsibility by reason of any loss or damage arising in consequence of any mistake or error of law or fact or any matter or thing done or omitted to be done under or in relation to this Agreement whatever except to the extent such loss or damage is in consequence of his own wilful wrongful act, wilful wrongful neglect or wilful default;

                  (b) in relation to this Agreement the Voting Trustees and any nominee of the Voting Trustees may take the opinion or advice of any counsel or other expert, and shall not be responsible for any loss occasioned by acting or failing to act thereon, except as provided in subsection (a) of this Section 15; and

                  (c) any Voting Trustee or any firm or corporation in which he may be a member, shareholder, officer or director or with which he may have any other connection may deal with Purchaser or with its shares or with Voting Trust Certificates representing the same in any manner whatever as fully as though he were not a Voting Trustee.

         16. DISSOLUTION OF VOTING TRUSTS. The voting trusts created under this Agreement shall dissolve on the earliest of the following dates:

                  (a)      the sixth anniversary of the date hereof;

                  (b) the date when all the Voting Trustees at such time in office shall execute a written instrument so declaring; or

                  (c) the date when no All American Shares remain subject to the voting trusts created hereby.

Thereafter, the Voting Trustees shall (except for a dissolution under subsection
(c)) notify all registered holders of Voting Trust Certificates of such dissolution. Such notice shall fix a place or places and a day (which shall be within fifteen days thereafter) at which and on and after which any registered holder of a Voting Trust Certificate may, on surrender thereof, receive a share certificate or certificates for the shares represented thereby. Upon such dissolution the rights of the holders of Voting Trust Certificates shall be confined to the rights provided by this Section 16 and the right to receive their proportionate interest or interests in any other property then subject to the trusts hereof and not theretofore distributed; provided that the register or registers of the Voting Trust Certificate holders shall be kept open by the Voting Trustees for thirty days after such dissolution to enable surrenders of Voting Trust Certificates. At any time after thirty days following the day upon which Voting Trust Certificates may first be surrendered pursuant to the said notice and after distribution or payment of all other property (if any) held upon the trusts hereof the Voting Trustees may close such registers and transfer the shares represented by unsurrendered Voting Trust Certificates to Purchaser's stock transfer agent for transfer to the respective registered holders of the Voting Trust Certificates representing the same or their lawful permitted assigns against surrender of such Voting Trust Certificates, whereupon this Agreement shall terminate and the Voting Trustees shall be under no further obligation to such holders, provided that the provisions of Section 15 shall survive.

         17. GOVERNING LAW. Notwithstanding any law or principle of law to the contrary and regardless of the domicile or residence of any Voting Trustee or any nominee thereof or any Target Stockholder, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. Venue of any dispute shall be governed by the provisions of Section
9.7 of the Purchase Agreement.

         18. AMENDMENTS AND WAIVERS. The parties may, by written agreement signed by the parties, modify any of the covenants or agreements or extend the time for the performance of any of the obligations contained in this Agreement or in any document delivered pursuant to this Agreement. Any party may waive, by written instrument signed by such party, compliance by another party with any of its obligations contained in this Agreement or in any document delivered pursuant to this Agreement. This Agreement may be amended only by written instrument signed by the parties hereto.

         19. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         20. NOTICES. Any notice, request or other document to be given hereunder to a party shall be in writing and delivered in person or sent by registered or certified mail, postage prepaid, return receipt requested, or an overnight air courier service, as follows:

                           If to the Voting Trustees, addressed to them at:

                           All American Semiconductor, Inc.
                           16115 Northwest 52nd Avenue
                           Miami, Florida  33014
                           Attention:  Paul Goldberg and Bruce M. Goldberg

                           With a copy to:

                           Marc J. Stone, Esq.
                           Rubin Baum Levin Constant Friedman & Bilzin
                           2500 First Union Financial Center
                           Miami, Florida  33131

                           If to the Target Stockholders (or any of them), addressed to him, her or them at the respective address(es) set forth in Schedule I attached to the Guaranty and Agreement.

                           With a copy to:

                           Richard H. Bruck, Esq.
                           Teresa Tormey Fineman, Esq.
                           Bruck & Perry
                           One Newport Place, 10th Floor
                           Newport Beach, California  92660

All such notices, requests and other documents shall be deemed to have been duly given at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, first class postage prepaid, return receipt requested, if mailed; and the next business day after timely delivery to the courier, if sent by an overnight air courier service guaranteeing next day delivery. Any party may change its address for receiving notices, requests and other documents by giving written notice of such change to the other parties hereto. The requirements concerning notification of an intended Permitted Sale and Permitted Sale Confirmation are in addition to (and not in lieu of or superseded by) the requirements of this Section.

         21. PARTIAL INVALIDITY. In the event that any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, and is not reformed by such court, such holding shall not invalidate or render unenforceable any other provision hereof.

         22. SECTION HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         23. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         24. ENTIRE AGREEMENT. This Agreement, together with the Purchase Agreement and the Schedules and Exhibits thereto and the agreements and instruments delivered pursuant hereto or thereto (including the Pledge Agreement and the Restrictive Covenant), contains the entire agreement among the parties hereto, and supersedes all prior agreements and undertakings between or among the parties hereto relating to the subject matter hereof and thereof, including, without limitation, any letter of intent or proposal executed or delivered by or on behalf of any of the parties prior to the date hereof.

         25. GENDER. With respect to the language of this Agreement, the use of the masculine gender shall include the feminine and neuter, and the use of the neuter shall include the masculine and/or feminine, in each case, as the context reasonably requires.

         26. ACKNOWLEDGMENT. Each Target Stockholder represents and warrants to the Voting Trustees that he or she has read and understood this Agreement and the Purchase Agreement and has been advised by independent legal counsel with respect to all matters relating to this Agreement (or understands that he or she has the right to have been so advised, and that seeking and receiving such independent legal advice is advisable).

         27. DISPUTES. Section 9.14 of the Purchase Agreement shall apply to this Agreement.
                                                         7

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the date first above written.

TARGET STOCKHOLDERS:

-------------------------              ------------------------
WAYNE VANNOY                           GARY R. MILLER

-------------------------              -------------------------
ROSALIE C. MILLER                      ROBERT D. LURIE

-------------------------              -------------------------
RICHARD W. McCAULEY                    KENNETH A. PLOCK

-------------------------              -------------------------
CATHLEEN M. PLOCK                      JERRY D. FLETCHER

-------------------------              -------------------------
MARIE FLETCHER                         ALEXANDRA J. MILLER

-------------------------              -------------------------
THOMAS BROESAMLE                       KIM B. COOPER

VOTING TRUSTEES:

--------------------------------
PAUL GOLDBERG, as Voting Trustee
and not individually

--------------------------------
BRUCE M. GOLDBERG, as Voting
Trustee and not individually

                                  SCHEDULE "I"

                              CERTIFICATE NO. _____

                            VOTING TRUST CERTIFICATE
                           IN RESPECT OF COMMON SHARES
                                       OF
                        ALL AMERICAN SEMICONDUCTOR, INC.
                    (INCORPORATED UNDER THE LAWS OF DELAWARE)

         THIS CERTIFIES THAT following the dissolution of the voting trusts under, or otherwise in accordance with the terms of, a certain Voting Trust Agreement (the "Agreement") dated as of the ____ day of _____________, 1995 and made by and among certain stockholders of All American Semiconductor, Inc. (the "Company") and Messrs. Paul Goldberg and Bruce M. Goldberg as the original Voting Trustees thereunder,

_______________________________________________________________________________
                                     (Name)

who is the registered holder of this Voting Trust Certificate, will, on surrender hereof, be entitled to receive a share certificate or certificates for _________________ common shares with a par value of $0.01 per share (United States currency) in the capital of the Company, or such number of shares of such other class of the capital stock of the Company as this Voting Trust Certificate may then represent in accordance with the terms of the Agreement, be entitled to receive payment of the amount of any distribution received in cash by the Voting Trustees in respect of the shares or any thereof represented hereby to the extent not theretofore distributed by the Voting Trustees in accordance with the terms of the Agreement and to have the rights provided by the Agreement in respect of any dividend or other distribution received other than in cash by the Voting Trustees in respect of such shares.

         This Voting Trust Certificate is issued under and pursuant to, and the rights of the holder or holders hereof and of the Voting Trustees are subject to and limited by, the terms of the Agreement, an executed copy whereof is on file and open to inspection at all reasonable times by holders of Voting Trust Certificates at the offices of the Company at 16115 Northwest 52nd Avenue, Miami, Florida 33014.

         This Voting Trust Certificate and the beneficial interest under the Agreement in all or any of the shares represented hereby are, subject to the pledge of this Voting Trust Certificate to the Company pursuant to a separate agreement and other restrictions on transferability which exist or may from time to time exist, transferable only by the registered holder hereof, in person or by duly authorized attorney, on the books kept by the Voting Trustees at the aforesaid offices, upon surrender of this Voting Trust Certificate duly endorsed and/or accompanied by a sufficient instrument of transfer duly executed by the registered holder hereof or the attorney of such registered holder with proof satisfactory to the Voting Trustees of such due execution and, where applicable, of the appointment of such attorney, and payment of a sum equal to all applicable security transfer taxes (if any) payable in respect of such transfer.

         The Voting Trustees are entitled at all times to treat and consider for all purposes the registered holder hereof as the holder and legal and beneficial owner hereof and of the beneficial interest under the Agreement in the shares represented hereby and are not required to take notice of any interest, trust or claim of any third party.

         The voting trusts under the Agreement will be dissolved on ______________, 2001, unless sooner dissolved in accordance with the provisions of the Agreement.

         IN WITNESS WHEREOF, the Voting Trustees have signed this certificate.

Date of Issuance:___________________________

                                  ____________________________________
                                  PAUL GOLDBERG, as Voting Trustee and
                                  not individually

                                  _____________________________________
                                  BRUCE M. GOLDBERG, as Voting Trustee
                                  and not individually

                 FORM OF ENDORSEMENT OF VOTING TRUST CERTIFICATE

         For value received __________________hereby sell, assign and transfer unto _______________________________________________________________the within
Voting Trust Certificate and the beneficial interest under the Voting Trust Agreement referred to therein in ________shares represented by such Voting Trust Certificate and do hereby irrevocably constitute and appoint___________________ _____________attorney to transfer such Voting Trust Certificate and interest on the books kept by the Voting Trustees, with full power of substitution in the premises.
Dated this _____ day of _______________, _____

                                  ____________________________________
IN the presence of:

____________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement, or any change whatever.

                                  EXHIBIT "F-1"

                               AGREEMENT OF MERGER
                                  (CALIFORNIA)

                               AGREEMENT OF MERGER

                  THIS AGREEMENT OF MERGER, dated as of the _____ day of ____________, 1995 ("Merger Agreement"), is entered into by and among ALL AMERICAN SEMICONDUCTOR, INC., a Delaware corporation ("Parent"), ADDED VALUE ELECTRONICS DISTRIBUTION, INC., a California corporation ("Added Value"), and ALL AMERICAN ADDED VALUE, INC., a California corporation and a wholly-owned subsidiary of Parent ("Surviving Corporation").

                                R E C I T A L S:

                  A. Added Value is a California corporation and on the date hereof has authorized capital stock consisting of two hundred thousand (200,000) shares of common stock ("Added Value Common Stock") of which one hundred three thousand (103,000) shares are issued and outstanding.

                  B. Surviving Corporation is a California corporation and on the date hereof has one hundred (100) shares of its capital stock outstanding, all of which are owned by Parent.

                  C. Prior to the execution of this Merger Agreement, Parent, Added Value and Surviving Corporation have entered into a Merger Purchase Agreement (the "Purchase Agreement") providing for certain representations, warranties and other agreements in connection with the transactions contemplated hereby. This Merger Agreement and the Purchase Agreement are intended to be construed together to effectuate their purpose.

                  D. The Boards of Directors of Parent, Added Value and Surviving Corporation deem it advisable and in their mutual best interests and in the best interests of their respective shareholders that Added Value be acquired by Parent through a merger (the "Merger") of Added Value into Surviving Corporation.

                  E. The Boards of Directors of Parent, Added Value and Surviving Corporation have approved the Merger.

                                   AGREEMENTS

                  1. Added Value shall be merged into Surviving Corporation and Surviving Corporation shall be the surviving corporation.

                  2. The Merger shall become effective at such time (the "Effective Time") as this Merger Agreement and the officers' certificates of Surviving Corporation and Added Value are filed with the Secretary of State of the State of California pursuant to Section 1103 of the California General Corporation Law.

                  3. (a) At the Effective Time, each of the issued and outstanding shares of Added Value Common Stock (up to a maximum of 103,000 issued and outstanding shares) shall be converted automatically into and exchanged for the right to receive an amount (the "Merger Consideration") equal to $24.67869 in cash (without interest) plus $41.13115 in shares of the authorized and unissued common stock, $.01 par value, of Parent (the "Parent Shares") at the Parent Share Value (defined below). Aggregate amounts paid per shareholder of Added Value at the Effective Time (individually, a "Target Stockholder" and, collectively, the "Target Stockholders") shall be rounded to the nearest whole cent. The outstanding shares of Surviving Corporation prior to the Merger shall remain outstanding following, and are not affected by, the Merger.

                           (b)      As soon as is reasonably practicable
following the Effective Time, Parent shall pay or cause to be paid the Merger Consideration. Fractional Parent Shares shall not be issued. Any of the shareholders of Added Value who would otherwise be entitled to receive a fractional interest in a

Parent Share shall receive, at the time the Merger Consideration is paid, a cash distribution in lieu of such fractional share based upon the Parent Share Value.

                           (c)      In addition to the Merger Consideration,
the Target Stockholders may become entitled to receive Additional Consideration (defined below) as follows:

                                    (i)  If, on the Share Appreciation Date
(defined below), the Actual Share Appreciation Value (defined below) is not equal to or higher than the Share Appreciation Target Value (defined below), the Additional Consideration, if any, shall, within ten (10) days following the Share Appreciation Date, be paid to those Target Stockholders entitled to receive Additional Consideration.

                                    (ii)  The Additional Consideration, if
any, may be paid by Parent, solely at Parent's election, in cash, in Parent Shares (based upon the Actual Share Appreciation Value), or a combination thereof; PROVIDED, HOWEVER, that payment shall be made in Parent Shares (based upon the Actual Share Appreciation Value) to the extent necessary to cause the total Merger Consideration and Additional Consideration (viewed in dollar value using, as to valuation of Parent Shares, the Parent Share Value or Actual Share Appreciation Value, as applicable) paid to all Target Stockholders, in the aggregate, to consist of a higher dollar value of Parent Shares than of cash consideration. In determining the amount (viewed in dollar value) of Parent Shares for these purposes, effect shall be given to the amount of imputed interest for federal and state income tax purposes, if any, which shall be deducted in making the above calculation.

                                    (iii)  Notwithstanding any of the foregoing
to the contrary contained in this Section 3(c), in calculating any Additional Consideration, the following provisions shall apply:

                                            (A)      If, for any thirty (30)
consecutive trading days on The NASDAQ Stock Market (or such other market or exchange on which Parent Shares may, at such time, trade) prior to the Share Appreciation Date, the last sale price of a Parent Share is equal to or higher than the Share Appreciation Target Value, the total number of Parent Shares acquired by the Target Stockholders pursuant to the Merger the sale of which have not been restricted pursuant to the Restrictive Covenant (defined below) over such period ("Unrestricted Shares") shall be excluded from and reduce the number of Parent Shares referenced in clause (B) of the definition of Additional Consideration set forth in Section 3(d)(ii) when calculating Additional Consideration.

                                            (B)      Once the last sale price
of a Parent Share has equalled or exceeded the Share Appreciation Target Value for any such 30-consecutive-trading-day period prior to the Share Appreciation Date, to the extent that immediately following such period (but prior to the Share Appreciation Date) the last sale price of a Parent Share continues to equal or exceed the Share Appreciation Target Value, each Parent Share acquired by any Target Stockholder pursuant to the Merger the sale of which becomes unrestricted pursuant to the Restrictive Covenant at any such time during which Parent Shares have continued, uninterrupted, to trade at a price equal to or higher than the Share Appreciation Target Value shall automatically become part of the Unrestricted Shares subject to exclusion in calculating Additional Consideration.

                                            (C)      If, and to the extent
that, Parent, in its sole discretion, permanently waives in writing the restrictions on transferability of all of the Parent Shares set forth in the Restrictive Covenant at any time prior to the Share Appreciation Date and during any 30-consecutive-trading-day period following (or commencing with) the date that such written waiver is given (but which is prior to, or ends on, the Share Appreciation Date) the last sale price of a Parent Share equals or exceeds the

Share Appreciation Target Value, such Parent Shares shall automatically become part of the Unrestricted Shares subject to exclusion in calculating Additional Consideration.

                                            (D)  For purposes of calculating
Additional Consideration, each Parent Share sold, transferred or otherwise disposed of (other than the pledge thereof pursuant to the Pledge Agreement (defined below) or the transfer thereof to the voting trustee under the Voting Trust Agreement (defined below)) by any Target Stockholder to any person at any time after the Effective Time shall conclusively be deemed to be a Parent Share acquired by such Target Stockholder pursuant to the Merger the sale, transfer or disposal of which shall reduce the number of Parent Shares used to calculate Additional Consideration (regardless of any acquisitions or reacquisitions of Parent Shares by such Target Stockholder at any time).

                                            (E)  Should there occur any stock
split, reverse stock split, stock dividend, reclassification or recapitalization which changes the character or amount of the Parent Shares (a "Capital Stock Change") after the Effective Time, but prior to the date on which any Additional Consideration is to be paid, and Parent has elected or is required to pay some or all of such Additional Consideration in Parent Shares, Parent shall make such adjustments to such portion of the Additional Consideration that will consist of Parent Shares as shall be equitable and appropriate in order to make such portion of the Additional Consideration which is to consist of Parent Shares, as nearly as practicable, equivalent in value to what such portion of the Additional Consideration which is to consist of Parent Shares would have been had such Capital Stock Change not occurred.

                                            (F)  Should a merger or exchange
occur with respect to the Parent Shares after the Effective Time, but prior to the date on which any Additional Consideration is to be paid, such that the holders of Parent Shares are given shares of capital stock ("Successor Company Shares") of another company ("Successor Company") or cash or a combination thereof and the Parent Shares are cancelled or otherwise cease to exist, in calculating and paying the Additional Consideration (if any), the Share Appreciation Target Value and the Actual Share Appreciation Value shall be calculated with reference to the value (and any increases thereto) of Successor Company Shares, and paid, to the extent not paid in cash, in Successor Company Shares, after making all adjustments as are necessary, equitable and appropriate to reach the same result that would have been reached had any (or no) appreciation in share value occurred with respect to the Parent Shares, rather than the Successor Company Shares, as if such merger or exchange had not occurred. In the event of any such merger or exchange, this Agreement, including but not limited to the obligation herein to pay Additional Consideration, shall be binding upon any such Successor Company.

                  (d) For purposes of this Section 3, the following additional definitions shall apply:

                           (i)      "Actual Share Appreciation Value" shall
mean the higher of (A) the Parent Share Value and (B) the average last sale price of a Parent Share on The NASDAQ Stock Market (or on whatever stock exchange or market Parent Shares are then trading, if not The NASDAQ Stock Market) over the 30-day period ending on the Share Appreciation Date, subject to any necessary adjustments pursuant to Sections 3(c)(iii)(E) and 3(c)(iii)(F).

                           (ii)     "Additional Consideration" shall mean
(with respect to each Target Stockholder) the product obtained by multiplying
(A) the amount, if any, by which the Share Appreciation Target Value exceeds the Actual Share Appreciation Value, by (B) the number of Parent Shares issued to such Target Stockholder pursuant to the Merger which has been owned by such Target Stockholder at all times from and after the Effective Time through and including
                                                        -3-
the Share Appreciation Date (subject, however, to any necessary adjustments pursuant to Section 3(c)(iii)).

                           (iii)  "Parent Share Value" shall mean the higher
of (A) $2.25 per share and (B) the average last sale price of a Parent Share on The NASDAQ Stock Market over the 30-day period ending on the trading day immediately prior to the date of the Effective Time.

                           (iv)  "Pledge Agreement" shall mean the pledge
agreement to be executed by the Target Stockholders in favor of Parent and Surviving Corporation pursuant to the provisions of the Purchase Agreement.

                           (v)  "Restrictive Covenant" shall mean the
restrictive covenant to be executed and delivered to Parent and Surviving Corporation by the Target Stockholders pursuant to the provisions of the Purchase Agreement.

                           (vi)  "Share Appreciation Date" shall mean June
30, 1998.

                           (vii) "Share Appreciation Target Value" shall
mean the sum of (A) the Parent Share Value and (B) the quotient obtained by dividing $1,900,000 by the total number of Parent Shares issued to the Target Stockholders, in the aggregate, upon consummation of the Merger; and

                           (viii)  "Voting Trust Agreement" shall mean the
voting trust agreement to be entered into pursuant to the provisions of the Purchase Agreement by the Target Stockholders with respect to the Parent Shares beneficially owned by the Target Stockholders.

                  4. The Articles of Incorporation of Surviving Corporation as in effect as of the Effective Time shall remain unchanged.

                  5. The bylaws of Surviving Corporation as in effect at the Effective Time shall remain unchanged.

                  6. At the Effective Time, the separate existence of Added Value shall cease and Surviving Corporation shall succeed, without other transfer, to all the rights and property of Added Value and shall be subject to all the debts and liabilities thereof in the same manner as if Surviving Corporation had itself incurred them. All rights of creditors and all liens upon the property of each constituent corporation shall be preserved unimpaired, provided that such liens upon property of Added Value shall be limited to the property affected thereby immediately prior to the Effective Time.

                  7. After the Effective Time, Added Value, through the persons who were its officers immediately prior to the Merger, shall execute or cause to be executed such further assignments, assurances or other documents as may be necessary or desirable to confirm title to properties, assets and rights in Surviving Corporation.

                  8. (a) Notwithstanding the approval of this Merger Agreement by the shareholders of all or any of the constituent corporations, this Merger Agreement may be terminated at any time prior to the Effective Time by mutual agreement of the Boards of Directors of the constituent corporations.

                           (b)      Notwithstanding the approval of this
Merger Agreement by the shareholders of all or any of the constituent corporations, this Merger Agreement shall terminate forthwith prior to the Effective Time in the event that the Purchase Agreement shall be terminated as therein provided.

                           (c)      In the event of the termination of this
Merger Agreement as provided above, this Merger Agreement shall forthwith become void and there shall be no liability on the part of any of Parent, Added Value or Surviving

Corporation, or their respective officers or directors, except as provided in the Purchase Agreement.

                           (d)      This Merger Agreement may be amended by
the parties hereto any time before or after approval hereof by the shareholders of the constituent corporations, but, after such approval, no amendments shall be made which by law or agreement require the further approval of the shareholders without obtaining such approval. This Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                  IN WITNESS WHEREOF, the parties have executed this Merger Agreement as of the date first written above.

                                 ALL AMERICAN SEMICONDUCTOR, INC.,
                                 a Delaware corporation

                                 By:______________________________
                                    President

                                 By:______________________________
                                    Secretary

                                 ADDED VALUE ELECTRONICS DISTRIBUTION, INC., a California corporation

                                 By:______________________________
                                    President

                                 By:______________________________
                                    Secretary

                                 ALL AMERICAN ADDED VALUE, INC., a California corporation

                                 By:______________________________
                                    President

                                 By:______________________________
                                    Secretary

                             CERTIFICATE OF APPROVAL

                                       OF

                               AGREEMENT OF MERGER

                 ______________________ and _____________________ certify that:

                  1. They are the President and Secretary, respectively, of Added Value Electronics Distribution, Inc., a California corporation (the "Corporation").

                  2. The principal terms and conditions of the Agreement of Merger dated as of __________, 1995, entered into by and among the Corporation, All American Semiconductor, Inc., a Delaware corporation, and All American Added Value, Inc., a California corporation, attached hereto were duly approved by the board of directors and shareholders of the Corporation.

                  3. The Corporation has only one class of shares and the number of shares outstanding is one hundred three thousand (103,000).

                  4. The shareholder vote required for approval of the Agreement of Merger was more than 50% of the outstanding shares.

                  5. The number of shares voting for the approval of the Agreement of Merger constituted 100% of the outstanding shares.

                  We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

Date:__________________, 1995

                                                 -----------------------------
                                                 President

                                                 -----------------------------
                                                 Secretary

                             CERTIFICATE OF APPROVAL

                                       OF

                               AGREEMENT OF MERGER

                  Bruce M. Goldberg and Howard Flanders certify that:

                  1. They are the President and Secretary, respectively, of All American Added Value, Inc., a California corporation (the "Corporation").

                  2. The principal terms and conditions of the Agreement of Merger dated as of __________, 1995, entered into by and among the Corporation, All American Semiconductor, Inc., a Delaware corporation, and Added Value Electronics Distribution, Inc., a California corporation, attached hereto were duly approved by the board of directors and shareholders of the Corporation.

                  3. The Corporation has only one class of shares and the number of shares outstanding is one hundred (100).

                  4. The shareholder vote required for approval of the Agreement of Merger was more than 50% of the outstanding shares.

                  5. The number of shares voting for the approval of the Agreement of Merger constituted 100% of the outstanding shares.

                  6. Equity securities of the Corporation's parent corporation, All American Semiconductor, Inc., a Delaware corporation, are to be issued in the merger and the required vote of the stockholders of the parent corporation was obtained.

                  We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

Date:__________________, 1995

                                                  -----------------------------
                                                  President

                                                  -----------------------------
                                                  Secretary

                                  EXHIBIT "F-2"

                          ARTICLES OF MERGER (COLORADO)

                               ARTICLES OF MERGER
                                       OF
                          A.V.E.D.-ROCKY MOUNTAIN, INC.
                             A COLORADO CORPORATION
                                  WITH AND INTO
                           ALL AMERICAN A.V.E.D., INC.
                             A COLORADO CORPORATION

             These ARTICLES OF MERGER are entered into this ___ day of ________, 1995, by and between the below-named constituent corporations. The undersigned corporation DOES HEREBY CERTIFY;

             FIRST: That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

                                                                     STATE OF
              NAME                                                 INCORPORATION

        A.V.E.D.-Rocky Mountain, Inc.                              Colorado
        All American A.V.E.D., Inc.                                Colorado

             SECOND: That a Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Article 111 of Title 7 of the Colorado Revised Statutes, 1973, as amended.

             To wit:

             (A) That on ______ ___, 1995, the Plan of Merger was adopted by the Board of Directors of A.V.E.D.-Rocky Mountain, Inc., pursuant to Colo. Rev. Stat.
                    ss. 7-111-103 and as of such date was approved by unanimous consent of its shareholders.

             (B) That on ______ ___, 1995, the Plan of Merger was adopted by the Board of Directors of All American A.V.E.D., Inc. and that, in lieu of shareholder approval, the Plan of Merger was adopted pursuant to Colo. Rev. Stat. ss. 7-111-103(7), and that the outstanding shares of All American A.V.E.D., Inc., were such as to render such provision for the adoption of these Articles applicable and eliminate the requirement of shareholder approval.

             THIRD: That the Plan of Merger is attached hereto and incorporated herein by reference.

             FOURTH: That the surviving corporation of the merger is All American A.V.E.D., Inc., a Colorado corporation, and the name of the surviving corporation shall be All American A.V.E.D., Inc.

             FIFTH: That the Articles of Incorporation and Bylaws of All American A.V.E.D., Inc., a Colorado corporation, shall be the Articles of Incorporation and Bylaws of the surviving corporation, without amendment.

             SIXTH: That the merger shall become effective on the date and at the time when these Articles of Merger shall have been accepted for filing by the Colorado Secretary of State.

             IN WITNESS WHEREOF, A.V.E.D.-Rocky Mountain, Inc., and All American A.V.E.D., Inc., the constituent corporations have caused these Articles of Merger to be signed in their respective corporate names and on their behalf by their respective Presidents as of the ___ day of ________, 1995.

                                                A.V.E.D.-ROCKY MOUNTAIN, INC.

                                                By:__________________________
                                                   ______________, President

                                                ALL AMERICAN A.V.E.D., INC.

                                                By:__________________________
                                                   ______________, President

Copies of this document, when filed, may be sent to:

             Marc J. Stone, Esq.
             Rubin Baum Levin Constant Friedman & Bilzin
             2500 First Union Financial Center
             Miami, Florida  33131

                                 PLAN OF MERGER
                        OF A.V.E.D.-ROCKY MOUNTAIN, INC.,
                      A COLORADO CORPORATION, WITH AND INTO
                           ALL AMERICAN A.V.E.D., INC.
                             A COLORADO CORPORATION

             THIS PLAN OF MERGER (this "Plan") dated as of _______, 1995, by and between A.V.E.D.-ROCKY MOUNTAIN, INC., a Colorado corporation ("Colorado Target"), and ALL AMERICAN A.V.E.D., INC., a Colorado corporation (the "Corporation").

                               W I T N E S S E T H

             WHEREAS, Colorado Target is a corporation organized under the laws of the State of Colorado, the authorized capital of which consists of 10,000 shares, without par value ("Colorado Target Common Stock") of which 1,072 shares are issued and outstanding as of the date hereof; and

             WHEREAS, the Corporation is a Colorado corporation, the authorized capital of which consists of 100 shares, with no par value ("New Common Stock"), all of which are issued and outstanding as of the date hereof; and

             WHEREAS, the respective Boards of Directors of Colorado Target and the Corporation have determined that the merger of Colorado Target with and into the Corporation, under and pursuant to the terms and conditions herein set forth or referred to, is desirable and in the best interests of the respective corporations and their respective shareholders, and the respective Boards of Directors of Colorado Target and the Corporation have adopted this Plan; and

             WHEREAS, the Board of Directors of Colorado Target has directed that this Plan be submitted to its shareholders for approval.

             NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto do hereby agree that the Plan shall be as follows:

                                    ARTICLE I
                    MERGER AND NAME OF SURVIVING CORPORATION

             1.1. Subject to the terms and conditions of this Plan and that certain Merger Purchase Agreement, hereby incorporated by this reference (the "Agreement"), dated as of October __, 1995, by and among All American Semiconductor, Inc. ("Purchaser"), All American Added Value, Inc., Added Value Electronics Distribution, Inc., Colorado Target, and the Corporation, as of the "Effective Date" (as defined in Section 1.2 hereof), Colorado Target shall be merged with and into the Corporation pursuant to the provisions of, and with the effect provided under, Colorado law (the "Merger"). On the Effective Date, the separate existence of Colorado Target shall cease and the Corporation, as the surviving entity, shall continue unaffected and unimpaired by the Merger. (The Corporation as existing on and after the Effective Date is hereinafter sometimes referred to as the "Surviving Corporation"). The name of the Surviving Corporation shall not change.

             1.2. Articles of Merger evidencing the transactions contemplated herein shall be delivered for filing to the Secretary of State of Colorado. The Merger shall become effective on the date and at the time when the Articles of Merger shall have been accepted for filing by the Secretary of State of Colorado ("Effective Date").

                                   ARTICLE II
                      ARTICLES OF INCORPORATION AND BYLAWS

             The Articles of Incorporation of the Corporation in effect immediately prior to the Effective Date shall be the Articles of Incorporation of the Surviving Corporation, until altered, amended or repealed in accordance with their terms and the Colorado Business Corporation Act. The Bylaws of the Corporation in effect immediately prior to the Effective Date shall be the Bylaws of the Surviving Corporation until altered, amended or repealed in accordance with their terms.

                                   ARTICLE III
                         BOARD OF DIRECTORS AND OFFICERS

             On the Effective Date, the Board of Directors of the Surviving Corporation shall consist of those persons serving as directors of the Corporation immediately prior to the Effective Date and the officers of the Surviving Corporation shall be those persons serving as officers of the Corporation immediately prior to the Effective Date, in each case subject to the provisions of the Surviving Corporation's Articles of Incorporation and Bylaws.

                                   ARTICLE IV
                                     CAPITAL

             The shares of the Corporation issued and outstanding immediately prior to the Effective Date shall, on the Effective Date, continue to be issued and outstanding.

                                    ARTICLE V
                      CONVERSION OF COLORADO TARGET SHARES

             5.1. On the Effective Date, each share of Colorado Target Common Stock outstanding immediately prior to the Effective Date shall by virtue of the Merger be converted into a right to receive from Purchaser $585.76265 per share in cash (without interest) and common shares of Purchaser equal in value to $976.27108 per share (except that, although with respect to the Common Stock owned by Wayne Vannoy and The Vannoy Family Charitable Remainder Trust, viewed as a whole, the payment of cash and common shares of Purchaser shall be in such proportion, as between Mr. Vannoy and such trust, such trust shall receive only cash and Mr. Vannoy shall receive common shares of Purchaser and cash as set forth in the Agreement), along with Additional Consideration, if any, all pursuant to and in accordance with the Agreement.

             5.2. On the Effective Date, the stock transfer books of Colorado Target shall be closed and no transfer of Colorado Target Common Stock shall thereafter be made or recognized.

                                   ARTICLE VI
                                   TERMINATION

             This Plan may be abandoned at any time prior to the Effective Date, before or after the approval of shareholders of

Colorado Target, by the mutual consent of the Corporation and Colorado Target, by action of their respective Boards of Directors.

                                   ARTICLE VII
                               FURTHER ASSURANCES

             If at any time the Corporation shall consider or be advised that any further assignments, conveyances or assurances are necessary or desirable to vest, perfect or confirm in the Corporation title to any property or rights of Colorado Target, or otherwise carry out the provisions hereof, the proper officers and directors of Colorado Target, as of the Effective Date, and thereafter the officers of the Corporation, acting on behalf of Colorado Target, shall execute and deliver any and all property or assignments, conveyances and assurances, and do all things necessary or desirable to vest, perfect or confirm title to such property or rights in the Corporation and otherwise carry out the provisions hereof.

                                  ARTICLE VIII
                                  MISCELLANEOUS

             8.1. Subject to the applicable provisions of the Colorado Business Corporation Act, at any time prior to the Effective Date, the parties hereto may modify or amend this Plan, by written agreement executed and delivered by duly authorized officers of the respective parties.

             8.2. The headings of the several Articles herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Plan.

             8.3. This Plan shall be governed by and construed in accordance with the laws of the State of Colorado applicable to agreements made and entirely to be performed in such jurisdiction, except to the extent federal law is mandatorily applicable.

             IN WITNESS WHEREOF, this Plan has been duly executed and delivered by the duly authorized officers of the parties hereto on the date first hereinabove written.

                                              A.V.E.D.-ROCKY MOUNTAIN, INC.,
                                              a Colorado corporation

                                              By:____________________________
                                              Name:
                                              Title:

                                              ALL AMERICAN A.V.E.D., INC.,
                                              a Colorado corporation

                                              By:____________________________
                                              Name:
                                              Title:

                                   EXHIBIT "G"

                           MERGER CONSIDERATIN TABLES

---------------------------------------------------------------------------------------------------------------------------------
                                                      ADDED VALUE MERGER
=================================================================================================================================
TARGET STOCKHOLDER (Added Value Target                                    CASH                             SHARES *
Shares) (%)
=================================================================================================================================
---------------------------------------------------------------------------------------------------------------------------------
Wayne Vannoy (20,000) (19.4175%)                                               $   493,573.87                     $   822,623.08
---------------------------------------------------------------------------------------------------------------------------------
Robert D. Lurie (15,000) (14.5631%)                                            $   370,180.39                     $   616,967.32
---------------------------------------------------------------------------------------------------------------------------------
Gary R. Miller and Rosalie C. Miller                                           $   493,573.87                     $   822,623.08
(20,000) (19.4175%)
---------------------------------------------------------------------------------------------------------------------------------
Kenneth A. Plock (10,000) (9.7087%)                                            $   246,786.92                     $   411,311.55
---------------------------------------------------------------------------------------------------------------------------------
Richard W. McCauley (10,000) (9.7087%)                                         $   246,786.92                     $   411,311.55
---------------------------------------------------------------------------------------------------------------------------------
Cathleen M. Plock (10,000) (9.7087%)                                           $   246,786.92                     $   411,311.55
---------------------------------------------------------------------------------------------------------------------------------
Alexandra J. Miller (5,000) (4.8544%)                                          $   123,393.47                     $   205,655.77
---------------------------------------------------------------------------------------------------------------------------------
Jerry D. Fletcher and Marie Fletcher                                           $   246,786.92                     $   411,311.55
(10,000) (9.7087%)
---------------------------------------------------------------------------------------------------------------------------------
Thomas Broesamle (3,000) (2.9126%)                                             $    74,035.78                     $   123,392.98
---------------------------------------------------------------------------------------------------------------------------------
TOTALS:  (103,000) (100%)                                                       $2,541,905.06                     $ 4,236,508.43
---------------------------------------------------------------------------------------------------------------------------------



TOTAL ADDED VALUE MERGER CONSIDERATION:  $6,778,413.49

--------------------------
* NUMBER OF SHARES = AMOUNT SHOWN IN COLUMN DIVIDED BY ALL AMERICAN SHARE VALUE.

---------------------------------------------------------------------------------------------------------------------------------
                                                     ROCKY MOUNTAIN MERGER
=================================================================================================================================
TARGET STOCKHOLDER (Rocky Mountain                                                    CASH                           SHARES *
Target Shares) (%)
=================================================================================================================================
---------------------------------------------------------------------------------------------------------------------------------
Wayne Vannoy (378) (35.261194%)                                               $      4,686.10                    $    585,762.65

---------------------------------------------------------------------------------------------------------------------------------
The Vannoy Family Charitable                                                  $    346,771.49                    $             0
Remainder Trust (222) (20.708955%)
---------------------------------------------------------------------------------------------------------------------------------
Kim B. Cooper (72) (6.7164%)                                                  $     42,174.91                    $     70,291.52
---------------------------------------------------------------------------------------------------------------------------------
All American Added Value, Inc.** (400)                                        $    234,305.06                    $    390,508.43
(37.31343%)

---------------------------------------------------------------------------------------------------------------------------------
TOTALS: (1072) (100%)                                                         $    627,937.56                    $ 1,046,562.60
---------------------------------------------------------------------------------------------------------------------------------


TOTAL ROCKY MOUNTAIN MERGER CONSIDERATION:  $1,674,500.16

--------------------------
* NUMBER OF SHARES = AMOUNT SHOWN IN COLUMN DIVIDED BY ALL AMERICAN SHARE VALUE. **AFTER GIVING EFFECT TO THE CALIFORNIA MERGER

                                   EXHIBIT "H"

               FORM OF DISCRETIONARY BONUS CANCELLATION AGREEMENT

                    AGREEMENT CANCELLING DISCRETIONARY BONUS
                    AND PROMISING TO ENTER INTO AN EMPLOYMENT
              AGREEMENT AND PAY ADDITIONAL EMPLOYMENT COMPENSATION

     AGREEMENT, dated as of October 31, 1995 ("Agreement"), by and among ALL AMERICAN A.V.E.D., INC., a Colorado corporation ("All American"), A.V.E.D.-ROCKY MOUNTAIN, INC. ("Rocky Mountain"), a Colorado corporation, and _____________ ("Employee").

         1. BACKGROUND. Reference is made to that certain agreement titled "DISCRETIONARY BONUS," styled as a Resolution of the Board of Directors of Rocky Mountain, dated March 8, 1994, executed by Rocky Mountain and Employee, pursuant to which, among other things, Employee was granted a monetary employment bonus payable in the event of a sale of Rocky Mountain (the "Discretionary Bonus"). All American's parent company has agreed, subject to certain conditions precedent, to acquire Rocky Mountain by way of a merger of Rocky Mountain with and into All American (the "Rocky Mountain Acquisition"). Employee has informed Rocky Mountain and All American that Employee believes that it would be economically disadvantageous to Employee if Employee were to receive payment under the Discretionary Bonus in connection with the Rocky Mountain Acquisition in the manner originally contemplated by Employee and Rocky Mountain, and has requested that a different arrangement be offered to Employee in lieu of the Discretionary Bonus. This Agreement sets forth such arrangement.

         2. EFFECTIVENESS. This Agreement shall become effective and operative if, and only if, the Rocky Mountain Acquisition is completed. If the Rocky Mountain Acquisition is completed, this Agreement shall become automatically and immediately effective and operative upon such completion without any further action being required. Unless and until this Agreement shall become effective and operative as aforesaid, none of the parties to this Agreement shall have any rights against, or obligations to, any of the other parties to this Agreement under, pursuant to or by reason of this Agreement.

         3. CANCELLATION OF DISCRETIONARY BONUS. The Discretionary Bonus and all obligations to Employee thereunder is and are hereby cancelled, void and of no force or effect, as if the Discretionary Bonus had never been adopted or executed. Employee hereby represents and warrants to Rocky Mountain and All American that Employee has no right, other than the Discretionary Bonus hereby cancelled, to proceeds or payments from Rocky Mountain or All American of any kind or nature (other than Employee's normal employment compensation from Rocky Mountain as earned), and that Employee owns no direct or indirect equity or other interest in Rocky Mountain or any right, warrant or option to acquire any of the capital stock of Rocky Mountain or any other interest in Rocky Mountain or its business.

         4. EMPLOYMENT AGREEMENT AND ADDITIONAL EMPLOYMENT COMPENSATION PURSUANT THERETO.

               (a) In lieu of the Discretionary Bonus cancelled hereby, All American (as successor by merger to Rocky Mountain) and Employee shall enter into an employment agreement immediately upon the completion of the Rocky Mountain Acquisition (the "Employment Agreement"). The Employment Agreement shall provide for an employment term of two (2) years, commencing on the date of completion of the Rocky Mountain Acquisition, and shall provide for base compensation/commissions/contingent bonus compensation (as applicable) to Employee at least as favorable to Employee as that which is in effect for the 1995 calendar year ("Base Compensation"). In addition to Base Compensation, Employee shall receive (i) an incentive bonus payable upon execution and delivery of this Agreement of $_______ ("Incentive Bonus"), and (ii) additional fixed monthly compensation of $______ in respect of each of the 24 months of the employment term ("Additional Compensation"), unless Employee resigns or quits or Employee's employment is terminated for "Cause" (as described below).

               (b) The Employment Agreement will provide that Employee's employment thereunder may be terminated by All American with or without Cause and shall also terminate if Employee dies or becomes permanently "Disabled." For these purposes, the definitions of "Cause" and "Disabled" shall be, generally, the definitions used in the employment agreement of Wayne Vannoy which is to be executed in connection with the Rocky Mountain Acquisition (and shall be at least as favorable to Employee as they are to Mr. Vannoy). Upon termination of Employee's employment for any reason other than a termination by All American without Cause, Employee shall receive Base Compensation earned and/or accrued through the date of termination. If the termination by All American is without Cause, Employee shall also continue to receive Base Compensation for the 90 days following the date of termination, as and when Employee would have received such Base Compensation had Employee continued employment during such 90-day period. If, during the two-year employment term, Employee's employment is terminated by All American without Cause, or because Employee has died or become permanently Disabled, Employee (or Employee's guardian, personal representative, estate or heirs, as applicable) shall continue to receive the Additional Compensation monthly for the balance of the 24-month period, as if Employee's employment had not terminated but had continued to the end of the two-year employment term. If, however, Employee is terminated by Employer with Cause or if Employee resigns or quits, Employee shall be entitled to no further Additional Compensation from and after the date Employee has been so terminated, resigned or quit, except for, if appropriate, a prorated amount of the Additional Compensation payable in respect of the month in which such termination of employment occurs.

               (c) The Employment Agreement will contain confidentiality restrictions and non-competition restrictions of the types contained in Mr. Vannoy's employment agreement referenced above. The non-competition restrictions, which are substantial, shall apply during the term of Employee's employment (which, of course, shall be a full-time commitment on the part of Employee) and, upon termination of employment, and shall continue to apply thereafter for the period equal to the longer of (i) one year after termination of Employee's employment (for any reason) and (ii) the then-balance of the 2-year employment term. However, if Employee's employment is terminated by All American without Cause, such non-competition restrictions shall remain in effect only for so long as All American agrees to pay Employee, on a monthly basis, the Base Compensation (exclusive of any portion thereof which is comprised of commissions or other contingent compensation).

               (d) The Employment Agreement shall contain such other terms and conditions as are consistent with those found in employment agreements between All American (or its parent or affiliates) and employees of similar status to Employee.

         5. INDEPENDENT COUNSEL. THIS AGREEMENT IS INTENDED TO CREATE AND DOES CREATE LEGAL RIGHTS AND OBLIGATIONS WHICH ARE ENFORCEABLE IN COURT. EMPLOYEE IS STRONGLY URGED TO CONSULT AN ATTORNEY OF EMPLOYEE'S OWN CHOOSING TO ADVISE EMPLOYEE CONCERNING THIS AGREEMENT PRIOR TO SIGNING THIS AGREEMENT.

                                          ALL AMERICAN A.V.E.D., INC.

                                          By:__________________________
                                          Name:________________________
                                          Title:_______________________

                                          A.V.E.D.-ROCKY MOUNTAIN, INC.

                                          By:___________________________
                                          Wayne Vannoy, President

                                          EMPLOYEE:
                                          _______________________________

                                          _______________________________

                                   EXHIBIT "I"

                     FORM OF AGREEMENT REGARDING EMPLOYMENT

                         ALL AMERICAN ADDED VALUE, INC.
                             16115 N.W. 52ND AVENUE
                              MIAMI, FLORIDA 33014

                                October __, 1995

Mr. Todd Collin
c/o Added Value Electronics Distribution, Inc.
14192 Chambers
Tustin, CA  92680

Dear Mr. Collin:

         This letter sets forth certain agreements between you, as an employee of Added Value Electronics Distribution, Inc., Added Value Electronics Distribution, Inc. ("Added Value"), and All American Added Value, Inc. ("All American"). This letter is being signed by you in order to induce All American and its parent company to enter into an agreement to acquire the business of Added Value (the "Business") through the merger of Added Value with and into All American (the "Added Value Acquisition"). Added Value and All American have identified you as a valuable employee of the Business, and wish to secure your agreement to enter into a two-year employment agreement with All American effective upon the completion of the Added Value Acquisition (the "Employment Agreement"). You understand that both All American (and its parent company) and Added Value will be relying upon your agreements set forth in this letter in entering into agreements for the Added Value Acquisition. Accordingly, we all agree as follows.

         Upon the completion of the Added Value Acquisition, you and All American shall enter into the Employment Agreement. The Employment Agreement shall have a term of two (2) years, commencing on the date of completion of the Added Value Acquisition, and shall provide for base compensation/commissions/contingent bonus compensation (as applicable) to be paid to you which are at least as favorable to you as that which is in effect for the 1995 calendar year (the "Compensation"). The Employment Agreement will provide that your employment thereunder may be terminated by All American with or without "Cause" and shall also terminate if you die or become "Disabled." For these purposes, the definitions of "Cause" and "Disabled" shall be, generally, the definitions used in the respective employment agreements of Robert Lurie, Kenneth Plock, Gary Miller and Richard McCauley which are to be executed in connection with the Added Value Acquisition (and shall be at least as favorable to you as they are to those persons). You shall also be permitted to resign or quit your employment during such two-year employment period.

         The Employment Agreement shall also provide that you shall hold in strict confidence, and not disclose to any person, or use or authorize any person to use, any of Added Value's or All American's confidential or proprietary information and materials or its trade secrets, including, but not limited to, its customer and supplier lists and information, and its designs, inventions, technology and know-how (collectively, "Trade Secrets") in any manner or for any purpose other than in the performance of your employment duties. The Employment Agreement shall prohibit you for a period after your employment for any reason terminates from, directly or indirectly or in any capacity, soliciting or engaging in business or dealings which are competitive with the Business with customers or suppliers of the Business for as long as All American continues to do business with them, as you agree that any such competitive business or dealings with such customers or suppliers by you would necessarily be based or predicated upon your knowledge or use of such Trade Secrets, in whole or in part. The period of such restriction as it relates to you soliciting or engaging in such competitive business or dealings with customers and suppliers of the Business shall be the period of your employment with All American (which, of course, shall be a full-time commitment on your part), and shall continue thereafter for a period equal to the longer of (a) one year after termination of your employment (for any reason, including your resignation or quitting), and
(b) the then-balance of the 2-year employment term. However, if your employment is terminated by All American without Cause, such prohibition shall remain in effect only for so long as All American agrees to pay you, on a monthly basis, the Compensation (exclusive of any portion thereof which is comprised of commissions or other contingent compensation). You, of course, may not, at any time, even after expiration of the foregoing period of restriction, disclose to any third parties any Trade Secrets or use Trade Secrets in any manner which would constitute misappropriation, theft or improper use thereof.

         The Employment Agreement will provide that if All American terminates your employment without Cause, you shall continue to receive Compensation for the 90 days following the date of termination as and when you would have received such Compensation had your employment continued during such 90-day period. The Employment Agreement shall contain such other benefits, terms and conditions as are consistent with those found in employment agreements between All American (or its parent or affiliates) and employees of similar status to you.

         You understand that All American is under no obligation to you under this letter unless and until the Added Value Acquisition is completed, and that Added Value is under no obligation to you under this letter if the Added Value Acquisition is not completed.

         You further agree that if, despite being tendered an Employment Agreement consistent in all material respects with the terms of this letter, you refuse, upon the completion of the Added Value Acquisition, to execute and deliver such Employment Agreement, or if you resign or quit prior to the Added Value Acquisition, without limitation on the remedies of Added Value and All American in respect of such a breach by you, you shall be subject to the restriction on soliciting or engaging in competitive business or dealings with customers or suppliers of the Business outlined above for a period of 18 months following the date of completion of the Added Value Acquisition or the date of your resignation or quitting, as applicable.

         All American's obligations under this letter shall become void if, at any time between the date of this letter and the completion of the Added Value Acquisition, you commit any act or omission or engage in any conduct which would have constituted "Cause" under the Employment Agreement. In such event, the 18-month restriction described in the previous paragraph shall apply from the date that you leave the employ of Added Value under or as a result of such circumstances.

         If you are in agreement with the terms and conditions of this letter, please sign it below in the space provided for that purpose. Before you sign, however, please be advised that this letter is intended to create and does create legal rights and obligations which are enforceable in court. You are strongly urged to consult an attorney of your own choosing to advise you concerning this letter before signing it.

         All American looks forward to a mutually-beneficial relationship with you following completion of the Added Value Acquisition, assuming, of course, that it occurs as we anticipate.

                                         Very truly yours,

                                         ALL AMERICAN ADDED VALUE, INC.

                                         By:____________________________
                                         Name:__________________________
                                         Title:_________________________

                                         ADDED VALUE ELECTRONICS
                                         DISTRIBUTION, INC.

                                         By:___________________________
                                            Robert D. Lurie, President

AGREED TO AND ACCEPTED:

-------------------------
Todd Collin


                                      -3-